As filed with the Securities and Exchange Commission on December 20, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Boyd Gaming Corporation*

(Exact name of Registrant as specified in its charter)

Nevada	88-0242733
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

*And Additional Guarantor Subsidiary Registrants

(see Table of Additional Registrants below)

7990

(Primary Standard Industrial

Classification Code No.)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada, 89169

(702) 792-7200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Josh Hirsberg

Executive Vice President, Chief Financial Officer and Treasurer

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(702) 792-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brandon C. Parris, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

(415) 268-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to Be Registered	Proposed Maximum Offering Price Per Note (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
6.375% Senior Notes due 2026	$750,000,000	100%	$750,000,000	$86,925
Guarantees of the 6.375% Senior Notes due 2026 (2)	None	None	None	None (3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The notes will be guaranteed by certain guarantor subsidiaries. No separate consideration will be received for the issuance of these guarantees.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Number
Belle of Orleans, L.L.C.	Louisiana	72-1241339
Blue Chip Casino, LLC	Indiana	35-2087676
Boyd Acquisition, LLC	Delaware	45-5360937
Boyd Acquisition I, LLC	Delaware	90-0849953
Boyd Acquisition II, LLC	Delaware	32-0378720
Boyd Atlantic City, Inc.	New Jersey	93-1221994
Boyd Biloxi, LLC	Mississippi	45-2844774
Boyd Louisiana Racing, L.L.C.	Louisiana	45-4113740
Boyd Racing, L.L.C.	Louisiana	91-2121472
Boyd Tunica, Inc.	Mississippi	64-0829658
California Hotel and Casino	Nevada	88-0121743
California Hotel Finance Corporation	Nevada	88-0217850
Coast Casinos, Inc.	Nevada	20-0836222
Coast Hotels and Casinos, Inc.	Nevada	88-0345706
Diamond Jo, LLC	Delaware	42-14838175
Diamond Jo Worth, LLC	Delaware	20-1776684
Kansas Star Casino, LLC	Kansas	27-4381609
M.S.W., Inc.	Nevada	88-0310765
Par-A-Dice Gaming Corporation	Illinois	37-1268902
Peninsula Gaming, LLC	Delaware	20-0800583
Red River Entertainment of Shreveport, LLC	Louisiana	27-3075666
Sam-Will, Inc.	Nevada	88-0203673
The Old Evangeline Downs, L.L.C.	Louisiana	72-1280511
Treasure Chest Casino, L.L.C.	Louisiana	72-1248550

*	Each additional registrant is a direct or indirect subsidiary of Boyd Gaming Corporation. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o Boyd Gaming Corporation, 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada, 89169, telephone (702) 792-7200. The name, address, and telephone number of the agent for service for each additional registrant is Josh Hirsberg, Executive Vice President, Chief Financial Officer and Treasurer, Boyd Gaming Corporation, 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada, 89169, telephone (702) 792-7200.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 20, 2016

PROSPECTUS

Boyd Gaming Corporation

$750,000,000

Offer to Exchange

$750,000,000 of 6.375% Senior Notes due 2026, Which Have Been Registered Under the Securities Act, for any and all Outstanding 6.375% Senior Notes due 2026

The Exchange Notes

We are offering to exchange up to $750 million aggregate principal amount of our senior notes for exchange notes which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), which will be issued under a single indenture and will have the principal amounts, interest rates and maturity dates as follows:

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$750,000,000 aggregate principal amount of our 6.375% Senior Notes due 2026, which have been registered under the Securities Act (the “exchange notes”), for any and all outstanding 6.375% Senior Notes due 2026 that we issued on March 28, 2016 (referred to in this prospectus as the “old notes” and together with the exchange notes, the “notes”). The exchange notes mature on April 1, 2026 and bear interest at a rate of 6.375% per annum, payable semi-annually, in cash in arrears, on April 1 and October 1 of each year. The first interest payment date will be April 1, 2017.

The terms of the exchange notes will be substantially similar to the old notes, except for the elimination of some transfer restrictions, registration rights and certain provisions regarding additional interest relating to the old notes.

The exchange notes will be guaranteed by certain of our current and future domestic restricted subsidiaries. The exchange notes will be our unsecured senior obligations, will rank senior in right of payment to all of our existing and future subordinated debt and will rank pari passu in right of payment with all of our existing and future senior debt. The exchange notes will be effectively subordinated to our existing and future secured indebtedness, including debt under the Boyd Gaming Credit Facilities (as defined herein), to the extent of the assets securing such indebtedness and structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the exchange notes. The guarantees will be unsecured senior obligations of the guarantors, will rank senior in right of payment to all existing and future guarantor subordinated debt and will rank pari passu in right of payment with all existing and future guarantor senior debt. The guarantees will be effectively subordinated to the guarantors’ existing and future secured indebtedness, to the extent of the assets securing such indebtedness. The exchange notes will be structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the exchange notes. See “Description of the Exchange Notes.”

Material Terms of the Exchange Offer

The exchange offer expires at 5:00 p.m., New York City time, on ●, 2017, unless extended.

Our completion of the exchange offer is subject to customary conditions.

Upon our completion of the exchange offer, all old notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of exchange notes that are registered under the Securities Act. Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer, as provided in this prospectus.

The exchange of the exchange notes for old notes pursuant to the exchange offer will not be a taxable exchange for U.S. Federal income tax purposes.

We will not receive any proceeds from the exchange offer.

There is no existing public market for the old notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 90 days from the date on which the registration statement of which this prospectus is a part is declared effective and (ii) the date on which any broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to such broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Please see “Risk Factors” beginning on page 25 of this prospectus for a discussion of certain factors that you should consider before participating in this exchange offer.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, any state gaming commission or any other gaming authority or other regulatory agency has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is unlawful.

The date of this prospectus is ●, 2017.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file unaudited quarterly and audited annual reports, proxy and information statements and other information with the SEC. You may read and copy the information we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of this information by mail at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You may also request copies of this information, at no cost to you, by contacting Boyd Gaming Corporation, at 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169, Attention: Investor Relations, or by telephone at (702) 792-7200. A copy of these documents will also be available on our website at www.boydgaming.com. The content of our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference the documents listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except any portions of such filings that are not deemed to be filed under such sections):

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016, except for (i) Part II. Items 6, 7, 7A, and 8, and Part IV. Item 15, which are superseded by the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2016 and (ii) Exhibit 99.2 thereto;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016;

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our Current Reports on Form 8-K, filed with the SEC on January 12, 2016, January 15, 2016, March 22, 2016, March 29, 2016, April 18, 2016, April 21, 2016, April 25, 2016, June 2, 2016, August 4, 2016, August 5, 2016, August 8, 2016, August 12, 2016, September 8, 2016, September 19, 2016, September 27, 2016, October 26, 2016, November 3, 2016 and December 20, 2016.

All documents and reports filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of this offering, are deemed to be incorporated by reference in this prospectus from the date of filing of such documents or reports, except as to any portion of any future annual or quarterly reports or proxy statements which is not deemed to be filed under those sections.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any person receiving a copy of this prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Written or telephone requests should be directed to Boyd Gaming Corporation, 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169, Attention: Investor Relations; telephone (702) 792-7200. A copy will be provided by first class mail or other similar means promptly following receipt of your request.

To ensure timely delivery of documents incorporated by reference in this prospectus, please make your requests as soon as practicable and, in any event, no later than five business days prior to the expiration of the exchange offer. The exchange offer will expire on ●, 2017, unless extended.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will,” “predict,” “continue,” “forecast,” “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future.

Forward-looking statements in this prospectus include, but are not limited to, statements regarding:

•	the factors that contribute to our ongoing success and our ability to be successful in the future;

•	our business model, areas of focus and strategy for driving business results;

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competition, including expansion of gaming into additional markets including internet gaming, the impact of competition on our operations, our ability to respond to such competition, and our expectations regarding continued competition in the markets in which we compete;

•	our estimated effective income tax rates, estimated tax benefits, and merits of our tax positions;

•	the general effect, and expectation, of the national and global economy on our business, as well as the economies where each of our properties are located;

•	our expenses;

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indebtedness, including Boyd Gaming’s ability to refinance or pay amounts outstanding under the Boyd Gaming Credit Facility (as defined in “Description of Other Indebtedness”) and the notes when they become due and our compliance with related covenants, and our expectation that we will need to refinance all or a portion of our indebtedness at or before maturity;

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our expectation regarding the trends that will affect the gaming industry over the next few years and the impact of these trends on growth of the gaming industry, future development opportunities and merger and acquisition activity in general;

•	our belief that consumer confidence will strengthen as the job market continues to recover and expand;

•	our expectations with respect to the valuation of tangible and intangible assets;

•	the type of covenants that will be included in any future debt instruments;

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our expectations with respect to potential disruptions in the global capital markets, the effect of such disruptions on consumer confidence and reduced levels of consumer spending and the impact of these trends on our financial results;

•	our ability to meet our projected operating and maintenance capital expenditures and the costs associated with our expansion, renovations and development of new projects;

•	our ability to pay dividends or to pay any specific rate of dividends;

•	our commitment to finding opportunities to strengthen our balance sheet and to operate more efficiently, including through acquisitions;

•	our intention to pursue expansion opportunities, including acquisitions, that are a good fit for our business, deliver a solid return for stockholders, and are available at the right price;

•	our intention to fund purchases made under our share repurchase program, if any, with existing cash resources and availability under the Boyd Gaming Credit Facility;

•	our assumptions and expectations regarding our critical accounting estimates;

•	Adjusted EBITDA and its usefulness as a measure of operating performance or valuation;

•	our expectations for capital improvement projects;

•	the impact of new accounting pronouncements on our consolidated financial statements;

•	that the Boyd Gaming Credit Facility and our cash flows from operating activities will be sufficient to meet our projected operating and maintenance capital expenditures for the next twelve months;

•	our ability to fund any expansion projects using cash flows from operations and availability under the Boyd Gaming Credit Facility or through additional debt issuances;

•	our market risk exposure and efforts to minimize risk;

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expansion, development, investment and renovation plans, including our ongoing strategic initiative to enhance non-gaming amenities at properties across the country, as well as the scope of any such plans, expected costs, financing (including sources thereof and our expectation that long-term debt will substantially increase in connection with such projects), timing and the ability to achieve market acceptance;

•	our belief that all pending litigation claims, if adversely decided, will not have a material adverse effect on our business, financial position or results of operations;

•	that margin improvements will remain a driver of profit growth for us going-forward;

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our belief that the risks to our business associated with the United States Coast Guard (the “USCG”) inspection should not change by reason of inspection by American Bureau of Shipping Consulting (the “ABSC”);

•	development opportunities in existing or new jurisdictions and our ability to successfully take advantage of such opportunities;

•	regulations, including anticipated taxes, tax credits or tax refunds expected, and the ability to receive and maintain necessary approvals for our projects;

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the outcome of various tax audits and assessments, including our appeals thereof, timing of resolution of such audits, our estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on our consolidated financial statements;

•	our ability to utilize our net operating loss carryforwards and certain other tax attributes;

•	our asset impairment analyses and our intangible asset and goodwill impairment tests;

•	the likelihood of interruptions to our rights in the land we lease under long-term leases for certain of our hotel and casinos;

•	our ability to receive insurance reimbursement and our estimates of self-insurance accruals and future liability;

•	that operating results for previous periods are not necessarily indicative of future performance;

•	that estimates and assumptions made in the preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles may differ from actual results;

•	our expectations regarding our cost containment efforts;

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our belief that recently issued accounting pronouncements discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q will not have a material impact on our financial statements where we have so stated;

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our estimates as to the effect of any changes in our Consolidated EBITDA on our ability to remain in compliance with certain covenants in the credit agreement governing the Boyd Gaming Credit Facility;

•	our ability to engage in productive negotiations regarding bargaining agreements as necessary;

•	expectations, plans, beliefs, hopes or intentions regarding the future; and

•	assumptions underlying any of the foregoing statements.

These forward-looking statements speak only as of the dates stated and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may prove to be incorrect or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, which could cause actual results to differ materially from those suggested by the forward-looking statements. If any of those risks and uncertainties were to materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” and in other sections of this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2015, and our other current and periodic reports and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus. These factors include, but are not limited to:

•	the effects of intense competition that exists in the gaming industry;

•	the effects of changes in the national and local economies and the resulting impact on consumer spending, as well as our access to capital;

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the fact that our expansion, development and renovation projects (including enhancements to improve property performance, including our non-gaming amenities at properties) are subject to many risks inherent in expansion, development or construction of a new or existing project;

•	the risk that USCG may not continue to allow in-place underwater inspections of our riverboats;

•	the risk that any of our projects may not be completed, if at all, on time or within established budgets, or that any project will result in increased earnings to us;

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the risk that significant delays, cost overruns, or failures of any of our projects to achieve market acceptance could have a material adverse effect on our business, financial condition and results of operations;

•	the risk that our projects may not help us compete with new or increased competition in our markets;

•	the risk that new gaming licenses or jurisdictions become available (or offer different gaming regulations or taxes) that results in increased competition to us;

•	the risk that the expansion of internet gaming in other jurisdictions could increase competition for our traditional operations;

•	the risk associated with owning real property, including environmental regulation and uncertainties with respect to environmental expenditures and liabilities;

•	the risk associated with challenges to legalized gaming in existing or current markets;

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the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future periods;

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the risks associated with growth and acquisitions, including our ability to identify, acquire, develop or profitably manage additional companies or operations or successfully integrate such companies or operations into our existing operations without substantial costs, delays or other problems;

•	the risk that regulatory authorities may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines and take other adverse actions against any of our casino operations;

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the risk that we may be unable to finance our expansion, development, investment and renovation projects, including cost overruns on any particular project, as well as other capital expenditures through cash flow, borrowings under the Boyd Gaming Credit Facility and additional financings, which could jeopardize our expansion, development, investment and renovation efforts;

•	the risk that we may be unable to refinance our respective outstanding indebtedness as it comes due, or that if we do refinance, the terms are not favorable to us or them;

•	the risks associated with our ability to comply with the Total Leverage Ratio, Secured Leverage Ratio and Interest Coverage Ratio, each as defined in the Boyd Gaming Credit Facility;

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the effects of the extensive governmental gaming regulation and taxation policies that we are subject to, as well as any changes in laws and regulations, including increased taxes, which could harm our business;

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the effects of federal, state and local laws affecting our business such as the regulation of smoking, the regulation of directors, officers, key employees and partners and regulations affecting business in general;

•	the effects of extreme weather conditions or natural disasters on our facilities and the geographic areas from which we draw our customers, and our ability to recover insurance proceeds (if any);

•	the risks relating to mechanical failure and regulatory compliance at any of our facilities;

•	the risk that the instability in the financial condition of our lenders could have a negative impact on the Boyd Gaming Credit Facility;

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the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the recent economic recession, war, terrorist or similar activity or disasters in, at, or around our properties;

•	the risk that we fail to adapt our business and amenities to changing customer preferences;

•	the effects of energy price increases on our cost of operations and our revenues;

•	financial community and rating agency perceptions of us, and the effect of economic, credit and capital market conditions on the economy and the gaming and hotel industry;

•	the effect of the expansion of legalized gaming in the regions in which we operate;

•	the risk of failing to maintain the integrity of our information technology infrastructure and our business and customer data; and

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the risks relating to owning our equity, including price and volume fluctuations of the stock market that may harm the market price of our common stock and the potential of certain of our stockholders owning large interest in our capital stock to significantly influence our affairs.

All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All forward-looking statements in this prospectus (including any document incorporated by reference) are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

MARKET DATA

Market data used throughout this prospectus, including information relating to our relative position in the gaming industry, is based on the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying assumptions relied upon therein. As a result, you should be aware that third-party data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

Boyd Gaming Corporation, our logo and other trademarks mentioned in this prospectus are the property of their respective owners.

SUMMARY

The following summary contains basic information about this exchange offer. It does not contain all of the information that is important to you. For a more complete understanding of this exchange offer, we encourage you to read the entire document and the documents we have referred you to, especially the risks of investing in the exchange notes discussed under “Risk Factors,” before investing in these exchange notes. Unless the context otherwise indicates and except with respect to any description of the exchange notes, references to “we,” “us,” the “Company,” “Boyd Gaming” and “our” are to Boyd Gaming Corporation and its consolidated, wholly-owned subsidiaries, taken as a whole.

Overview

We are a multi-jurisdictional gaming company that has been operating since 1975. Headquartered in Las Vegas, we have 22 wholly-owned gaming entertainment properties in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi.

Our primary areas of focus are: (i) ensuring our existing operations are managed as efficiently as possible and remain positioned for growth; (ii) strengthening our balance sheet; and (iii) identifying development opportunities and assets to acquire that fit strategically within our portfolio and provide an appropriate return to our shareholders.

Over the past several years, we have managed our cost and expense structure to adjust to current business volumes and to generate strong and stable cash flows. We have established a more efficient business model that we believe is helping us realize improved results as consumer financial health and confidence improve and the negative effects of global economic issues and the recent recession continue to decline. We are strategically reinvesting in our non-gaming amenities, including hotel rooms and restaurants, in order to better capitalize on customers’ evolving spending behaviors.

During 2015 and 2016, we completed several transactions that improved our long-term financial position and strengthened our balance sheet. During second quarter 2015, we issued $750 million aggregate principal amount of 6.875% senior notes due May 2023, and used a portion of the net proceeds to redeem all of our outstanding 9.125% senior notes due December 2018 in a face amount of $500 million. During fourth quarter 2016, we redeemed the “HoldCo Note,” a merger consideration obligation that was issued in 2012 in connection with our acquisition of Peninsula and its subsidiaries. Since January 1, 2013, we have reduced the aggregate Boyd Gaming and Peninsula outstanding net debt balance by almost $1.0 billion. During third quarter 2016, we completed the disposition of our equity ownership interest in Borgata, as well as the acquisition of ALST Casino Holdco, LLC (“ALST”), which is the holding company of Aliante Casino + Hotel + Spa in North Las Vegas. Additionally, during fourth quarter 2016 we completed the acquisition of the Las Vegas assets of Cannery Casino Resorts, LLC, consisting of the Cannery Casino Hotel in North Las Vegas and Eastside Cannery Casino and Hotel. See “—Recent Developments” below.

We continually work to position our Company for greater success by strengthening our existing operations and growing through capital investment and other strategic initiatives. An example is our ongoing strategic initiative to enhance our non-gaming amenities at properties across the country, which is designed to ensure our properties remain competitive and compelling to our existing customer base, as well as to new customers, taking into account changing customer demographics and spending habits. This initiative began in 2014 and will continue into 2017, a period during which we expect to invest over $100 million in these amenities. In 2015, we completed projects to redesign and enhance rooms at The Orleans, Suncoast and Blue Chip properties, bringing the total number of rooms renovated since this initiative began to over 3,000. We also introduced five new food and beverage concepts in 2015: the California Noodle House at the California, the Filament at Fremont, the Spotted Horse and Fast & Lucy’s Pub at Evangeline Downs, and Brigg’s Oyster Company at Suncoast. We are introducing about 20 additional new food and beverage concepts at our properties across the country during 2016.

In addition to our non-gaming amenities initiative, in June 2015 we announced a $45 million expansion of our Delta Downs property in Vinton, Louisiana. Set for completion by the end of 2016, the centerpiece of this project is a new hotel tower, featuring 167 additional guest rooms and suites. The project also includes the redesign of all 200 existing rooms and of its food and beverage facilities. The events center will also be expanded to better accommodate meeting and banquet functions.

We believe that the following factors have contributed to our success in the past and are central to our success in the future:

•	we emphasize slot revenues, the most consistently profitable segment of the gaming industry;

•	we have comprehensive marketing and promotion programs;

•	our investment in non-gaming amenities appeals to customer spending trends;

•	six of our Las Vegas properties are well-positioned to capitalize on the recovery in the Las Vegas locals market;

•	our downtown Las Vegas properties focus a majority of their marketing programs on, and derive a majority of their revenues from, a unique niche—Hawaiian customers;

•	our operations, including those in the Midwest and South, are geographically diversified within the United States;

•	we have the ability to expand certain existing properties and make opportunistic and strategic acquisitions; and

•	we have an experienced management team.

Properties

Our properties are described in detail in our Annual Report on Form 10-K for the year ended December 31, 2015.

As of September 30, 2016, we owned or managed 1,160,332 square feet of casino space, containing 28,352 slot machines, 606 table games and 8,826 hotel rooms. We derive the majority of our gross revenues from our gaming operations, which generated approximately 76% of gross revenues for 2015 and 75% of gross revenues for the nine months ended September 30, 2016. Food and beverage gross revenues represent our next most significant revenue source, generating approximately 13% of gross revenues for both 2015 and the nine months ended September 30, 2016. Room revenues and other revenues each contributed less than 10% of gross revenues during both periods.

We view each operating property as an operating segment. For financial reporting purposes, we aggregate our properties into three reportable business segments: (i) Las Vegas Locals; (ii) Downtown Las Vegas; and (iii) Midwest and South.

The following table sets forth certain information regarding our wholly-owned properties (listed by the segment in which each such property is reported), as of September 30, 2016. See “—Recent Developments” below for detailed information regarding our recently announced pending acquisitions.

	Year opened or acquired	Casino space (sq. ft.)	Slot machines	Table games	Hotel rooms
Las Vegas Locals
Las Vegas, Nevada
Gold Coast Hotel and Casino	2004	88,915	1,804	49	712
The Orleans Hotel and Casino	2004	137,000	2,499	60	1,885
Sam’s Town Hotel and Gambling Hall	1979	120,681	1,926	28	645
Suncoast Hotel and Casino	2004	95,898	1,906	31	427

North Las Vegas
Aliante Casino + Hotel + Spa	2016	82,000	1,856	40	202

Henderson, Nevada
Eldorado Casino	1993	17,756	365	—	—
Jokers Wild Casino	1993	23,698	425	6	—

Downtown Las Vegas
Las Vegas, Nevada
California Hotel and Casino	1975	35,848	963	28	781
Fremont Hotel and Casino	1985	30,244	943	26	447
Main Street Station Casino, Brewery and Hotel	1993	26,918	837	19	406

Midwest and South
East Peoria, Illinois
Par-A-Dice Hotel Casino	1996	26,116	955	24	202

Michigan City, Indiana
Blue Chip Casino, Hotel & Spa	1999	65,000	1,747	44	486

Dubuque, Iowa
Diamond Jo Dubuque	2012	43,495	980	20	—

Northwood, Iowa
Diamond Jo Worth	2012	36,363	977	25	—

Mulvane, Kansas
Kansas Star Casino	2012	70,010	1,772	52	—

Amelia, Louisiana
Amelia Belle Casino	2012	27,484	838	15	—

Vinton, Louisiana
Delta Downs Racetrack Casino & Hotel	2001	15,000	1,639	—	203

Opelousas, Louisiana
Evangeline Downs Racetrack and Casino	2012	39,208	1,360	—	—

Shreveport, Louisiana
Sam’s Town Hotel and Casino	2004	29,285	997	25	514

Kenner, Louisiana
Treasure Chest Casino	1997	23,680	980	36	—

Biloxi, Mississippi
IP Casino Resort Spa	2011	81,733	1,615	58	1,088

Tunica, Mississippi
Sam’s Town Hotel and Gambling Hall	1994	44,000	968	20	828

Total		1,160,332	28,352	606	8,826

In addition to these properties, we acquired two additional properties, Cannery Casino Hotel and Eastside Cannery Casino and Hotel, in connection with the completion of the acquisition of the Las Vegas assets of Cannery Casino Resorts, LLC, on December 20, 2016. Operating results related to these properties will be included in our Las Vegas Locals segment going forward. See “—Recent Developments—Cannery Purchase” below for more information on these properties. We also own and operate a travel agency and a captive insurance company that underwrites travel-related insurance, each located in Hawaii. Financial results for these operations are included in our Downtown Las Vegas segment, as our Downtown Las Vegas properties concentrate their marketing efforts on gaming customers from Hawaii.

Recent Developments

ALST Merger

On September 27, 2016, Boyd Gaming completed its previously announced acquisition of ALST, the holding company of Aliante Casino + Hotel + Spa and its owner and operator, Aliante Gaming, LLC (“Aliante”). Pursuant to the merger agreement for the acquisition, Boyd TCII Acquisition, LLC, a wholly-owned subsidiary of Boyd (“Merger Sub”), merged with and into ALST, with ALST surviving the merger (the “ALST Merger”). Following the ALST Merger, ALST and Aliante are now our wholly-owned subsidiaries. Aliante Casino + Hotel + Spa is an upscale, resort-style casino and hotel situated in North Las Vegas offering premium accommodations, gaming, dining, entertainment and retail. The acquired assets and liabilities of ALST and Aliante are included in our condensed consolidated balance sheet as of September 30, 2016, and the results of its operations and cash flows are reported in our condensed consolidated statements of operations and cash flows from September 27, 2016 through September 30, 2016. The net purchase price was $372.3 million. Aliante Casino + Hotel + Spa is a premiere gaming asset in North Las Vegas, featuring an 82,000-square-foot gaming floor and more than 200 luxury hotel rooms and suites. The property’s upscale amenities include five signature restaurants, an ultra-modern, 170-seat race and sports book, a 16-screen movie theater complex, 14,000 square feet of event and banquet space, a luxury spa and an expansive, resort-style pool and outdoor lounge area. Aliante is situated on approximately 40 acres within the 1,905-acre Aliante master-planned community and is adjacent to an 18-hole championship golf course.

Cannery Purchase

On December 20, 2016, Boyd Gaming completed its previously announced acquisition of The Cannery Hotel and Casino, LLC (“Cannery”), the owner and operator of Cannery Casino Hotel, located in North Las Vegas, and Nevada Palace, LLC (“Eastside”), the owner and operator of Eastside Cannery Casino and Hotel, located in the eastern part of the Las Vegas Valley (collectively, the “Cannery Purchase”). Cannery Casino Hotel features an 80,000-square-foot casino, a 200-room hotel, five restaurants and five bars, a 30,000-square-foot entertainment venue, and a 14-screen movie theater. Cannery Casino Hotel has no competing gaming property within a five-mile radius, and is located approximately seven miles from Aliante. Eastside Cannery Hotel has a 64,000-square-foot casino, more than 300 hotel rooms, five restaurants and four bars, 20,000 square feet of meeting and ballroom space, and a 250-seat entertainment lounge. The property is located directly south of Sam’s Town at the intersection of Boulder Highway and Harmon Avenue in Las Vegas.

Borgata Disposition

On August 1, 2016, we completed the sale of our 50% equity interest in Marina District Development Holding Company, LLC (“MDDHC”), the parent company of Borgata Hotel Casino & Spa in Atlantic City, New Jersey (“Borgata”), to MGM Resorts International (“MGM”) pursuant to an Equity Purchase Agreement (the “Borgata Purchase Agreement”) entered into on May 31, 2016, as amended on July 19, 2016, by and among us, Boyd Atlantic City, Inc., our wholly-owned subsidiary, and MGM. Prior to the sale of our equity interest, we and

MGM each held a 50% interest in MDDHC, which owns all the equity interests in Borgata. Until the closing of the sale, we were the managing member of MDDHC, and we were responsible for the day-to-day operations of Borgata.

Pursuant to the Borgata Purchase Agreement, MGM acquired from us 49% of our 50% membership interest in MDDHC and, immediately thereafter, MDDHC redeemed our remaining 1% membership interest in MDDHC (collectively, the “Borgata Disposition”). Following the Borgata Disposition, MDDHC became a wholly-owned subsidiary of MGM. In consideration for the transaction, MGM paid us $900 million. The initial net cash proceeds were approximately $589 million, net of certain expenses and adjustments on the closing date, including outstanding indebtedness, cash and working capital. These initial proceeds do not include our 50% share of any future property tax settlement benefits, from the time period during which we held a 50% ownership in MDDHC, to which we retain the right to receive upon payment. During third quarter 2016, we recognized $4.3 million in income for the cash we received for our share of property tax benefits realized by Borgata subsequent to the closing of the sale. Borgata estimates that it is entitled to additional property tax refunds totaling between $140 million and $160 million, including amounts due under court decisions rendered in its favor and estimates for open tax appeals.

As a result of the Borgata Disposition, we reflect the results of operations and cash flows from our investment in Borgata as discontinued operations for all periods presented in our condensed consolidated financial statements. The after-tax gain on the sale of Borgata was $181.7 million and is included in discontinued operations in the nine months ended September 30, 2016.

Debt Refinancing

Boyd Gaming Credit Facility

On September 15, 2016, we entered into Amendment No. 1 and Joinder Agreement (the “Amendment”) among the Company, certain financial institutions, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender. The Amendment modified the Third Amended and Restated Credit Agreement, dated August 14, 2013 (the “Prior Credit Facility,” and, as modified, the “Boyd Gaming Credit Facility” or the “Boyd Gaming Credit Agreement”).

As modified by the Amendment, the Boyd Gaming Credit Facility provides for: (i) increased commitments under the existing senior secured revolving credit facility (the “Boyd Gaming Revolving Credit Facility”) to an amount equal to $775.0 million, (ii) commitments under the existing senior secured term A loan (the “Term A Loan”) in an amount equal to $225.0 million, and (iii) a new $1.0 billion senior secured term B-2 loan (the “Term B-2 Loan”). The maturity dates of the Boyd Gaming Revolving Credit Facility and the Term A Loan have been extended to September 15, 2021 (or earlier upon the occurrence or non-occurrence of certain events); the Term B-2 Loan matures on September 15, 2023 (or earlier upon the occurrence or non-occurrence of certain events); the maturity date of the existing senior secured term B-1 loan (the “Term B-1 Loan”), under which $274.0 million in aggregate principal is outstanding, remains August 14, 2020. The increase to the Term A Loan and the new Term B-2 Loan were fully funded on the effective date of the Amendment. Proceeds from the Boyd Gaming Credit Facility were used to refinance all outstanding obligations under the Prior Credit Facility and to fund transaction costs in connection with the Credit Facility and may be used for working capital and other general corporate purposes.

Boyd Gaming 9.00% Senior Notes due July 2020

On September 6, 2016 we redeemed all of our 9.00% senior notes due July 2020 at a redemption price of 104.50% plus accrued and unpaid interest to the redemption date. As a result of this redemption, the 9.00% senior notes have been fully extinguished.

Peninsula Gaming Credit Facility

On September 2, 2016, Peninsula repaid all of the outstanding amounts, including all principal and accrued interest amounts, under the Peninsula senior secured credit facility (the “Peninsula Credit Facility”). In connection with the repayment in full of the Peninsula Credit Facility, the agreement governing the facility was terminated.

Peninsula Gaming 8.375% Senior Notes due February 2018

On September 2, 2016 we redeemed all of Peninsula’s 8.375% senior notes due February 2018 at a redemption price of 100.0% plus accrued and unpaid interest to the redemption date. The redemption was funded using cash on hand.

Corporate Structure

The following chart illustrates the organizational structure of our principal operations as of December 20, 2016. It is designed to depict generally how our various operations and major properties relate to one another and our ownership interest in them. It does not contain all of our subsidiaries and, in some cases for presentation purposes, we have combined separate entities to indicate operational relationships.

Corporate Information

Our principal executive office is located at 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169, and our telephone number is (702) 792-7200.

The Exchange Offer

The following is a brief summary of some of the terms of the exchange offer. For a more complete description of the terms of the exchange offer, see “The Exchange Offer” in this prospectus.

The Exchange Offer	We are offering to exchange up to $750.0 million aggregate principal amount of our exchange notes for $750.0 million aggregate principal amount of our old notes.

Boyd Gaming will issue exchange notes in denominations of $1,000 and minimum integral multiples of $1,000 in excess of $1,000. To be exchanged, an old note must be properly tendered and accepted. All outstanding old notes that are validly tendered and not validly withdrawn will be exchanged for respective exchange notes issued on or promptly after the expiration date of the exchange offer. Currently, there is $750.0 million aggregate principal amount of old notes outstanding and no exchange notes outstanding.

The form and terms of the exchange notes will be substantially identical to those of the respective old notes except that the exchange notes will have been registered under the Securities Act. Therefore, the exchange notes will not be subject to certain transfer restrictions, registration rights and certain provisions regarding additional interest applicable to the old notes prior to consummation of the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on ●, 2017, unless extended, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.

Withdrawal	You may withdraw the tender of your old notes at any time prior to the expiration date of the exchange offer. See “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes	If you are a holder of old notes who wishes to accept the exchange offer, you must:

•

properly complete, sign and date the accompanying letter of transmittal (including any documents required by the letter of transmittal), or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with your old notes, to the exchange agent at the address set forth under “The Exchange Offer—Exchange Agent”; or

•	arrange for The Depository Trust Company to transmit certain required information, including an agent’s message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, to the exchange agent in connection with a book-entry transfer.

By tendering your old notes in either manner, you will be representing, among other things, that:

•	you are acquiring the exchange notes issued to you in the exchange offer in the ordinary course of your business;

•

you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes issued to you in the exchange offer;

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

•	you are not an “affiliate” of ours within the meaning of Rule 144 under the Securities Act.

See “The Exchange Offer—Procedures for Tendering Old Notes.”

Special Procedures for Beneficial Owners	If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your beneficially owned old notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender the old notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. See “The Exchange Offer—Procedures for Tendering Old Notes.”

Guaranteed Delivery Procedures	If you wish to tender your old notes, but:

•	your old notes are not immediately available; or

•	you cannot deliver your old notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date; or

•	the procedures for book-entry transfer of your old notes cannot be completed prior to the expiration date;

you may tender your old notes pursuant to the guaranteed delivery procedures set forth in this prospectus and the letter of transmittal. See “The Exchange Offer—Guaranteed Delivery Procedures.”

Acceptance of Old Notes for Exchange and Delivery of Exchange Notes	Upon effectiveness of the registration statement of which this prospectus is a part and commencement of the exchange offer, we will accept any and all old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See “The Exchange Offer—Acceptance of Old Notes For Exchange and Delivery of Exchange Notes.”

Certain Federal Income Tax Considerations	The exchange of exchange notes for old notes in the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

Fees and Expenses	We will pay certain expenses incident to the consummation of the exchange offer and compliance with the registration rights agreement. See “The Exchange Offer—Fees and Expenses.”

Termination of Certain Rights	The old notes were issued and sold in a private offering to Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, UBS Securities LLC, BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, and Nomura Securities International, Inc., as the initial purchasers, on March 28, 2016. In connection with that sale, we executed and delivered a registration rights agreement for the benefit of the noteholders.

Pursuant to the registration rights agreement, holders of old notes: (i) have rights to receive additional interest in certain instances; and (ii) have certain rights intended for the holders of unregistered securities. Holders of exchange notes will not be, and upon consummation of the exchange offer, holders of old notes will no longer be, entitled to the right to receive additional interest in certain instances, as well as certain other rights under the registration rights agreement for holders of unregistered securities. See “The Exchange Offer.”

Resale of Exchange Notes	We believe, based on an interpretation by the staff of the SEC contained in several no action letters issued to third parties in other transactions, that you may offer to sell, sell or otherwise transfer the exchange notes issued to you in this exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act; provided that,

•	you are acquiring the exchange notes issued to you in the exchange offer in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes issued to you in the exchange offer; and

•	you are not an “affiliate” of ours within the meaning of Rule 144 under the Securities Act.

If you are a broker-dealer and you receive exchange notes for your own account in exchange for old notes that you acquired for your own account as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus if you decide to resell your exchange notes. See “Plan of Distribution.”

Consequences of Failure to Exchange	If you do not tender your old notes or if you tender your old notes improperly, you will continue to be subject to the restrictions on transfer of your old notes as contained in the legend on the old notes. In general, you may not sell or offer to sell the old notes, except pursuant to a registration statement under the Securities Act or any exemption from registration thereunder and in compliance with all applicable state securities laws. See “The Exchange Offer—Consequences of Failure to Exchange.”

Exchange Agent	Wilmington Trust, National Association.

The Exchange Notes

The following is a brief summary of some of the terms of the exchange notes. The form and term of the exchange notes will be substantially identical to those of the respective old notes except that the exchange notes will not be subject to certain transfer restrictions, registration rights and certain provisions regarding additional interest applicable to the old notes prior to the consummation of the exchange offer. For a more complete description of the terms of the exchange notes, see “Description of the Exchange Notes” in this prospectus.

Issuer	Boyd Gaming Corporation 3883 Howard Hughes Parkway, Ninth Floor Las Vegas, Nevada 89169 (702) 792-7200

Exchange Notes Offered	Up to $750.0 million aggregate principal amount of 6.375% Senior Notes due 2026.

Maturity Date	April 1, 2026

Interest and Payment Dates	Interest will accrue at a rate of 6.375% per year until maturity or earlier redemption. Interest is payable on April 1 and October 1 of each year. The first interest payment date will be April 1, 2017.

Ranking	The exchange notes will be our general senior unsecured obligations, will rank pari passu in right of payment with our existing and future senior debt and will rank senior in right of payment to all of our existing and future subordinated debt. The guarantees will be general senior unsecured obligations of the guarantors, will rank pari passu in right of payment with the guarantors’ existing and future senior debt and will rank senior in right of payment to the guarantors’ existing and future subordinated debt. The exchange notes and the guarantees will be effectively subordinated to our existing and future secured debt and the guarantors’ existing and future secured debt, including obligations under the Boyd Gaming Credit Facility, to the extent of the value of the collateral securing such obligations. The exchange notes will be structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the exchange notes. See “Description of the Exchange Notes.”

Including debt associated with the old notes, we and our wholly-owned subsidiaries had approximately $3.0 billion of long-term debt as of September 30, 2016 (of which $1.5 billion is outstanding under the Boyd Gaming Credit Facility) and which amounts include approximately $30.3 million of current maturities of such long-term debt and exclude approximately $12.0 million in aggregate of outstanding letters of credit, in each case as of September 30, 2016. In addition, an aggregate amount of approximately $721.0 million was available for borrowing under the Boyd Gaming Credit Facility as of September 30, 2016. All obligations under the Boyd Gaming Credit Facility would be effectively senior to the exchange notes offered hereby to the extent of the collateral securing such facility.

We and our restricted subsidiaries will not provide any credit support for any indebtedness of any unrestricted subsidiary, except as permitted by the Credit Facilities and the indenture for the exchange notes. Creditors of unrestricted subsidiaries will have no recourse to our stock or assets or to the stock or assets of any restricted subsidiary.

See “Capitalization” and “Description of Other Indebtedness—Boyd Gaming Corporation Debt—Boyd Gaming Credit Facility.”

Guarantees	The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our current and future domestic restricted subsidiaries. The guarantors include all of our subsidiaries that guarantee the Boyd Gaming Credit Facility, as amended from time to time, as well as our 6.875% senior notes due 2023 and the old notes (to the extent any remain outstanding following the exchange offer). The guarantees may be released under certain circumstances. We are permitted to designate certain restricted subsidiaries as unrestricted subsidiaries subject to compliance with certain tests. See “Description of the Notes—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

For the nine months ended September 30, 2016, our wholly-owned non-guarantor subsidiaries accounted for approximately $37.6 million, or 2.3%, of our net revenue, and at September 30, 2016, accounted for approximately $477.6 million, or 10.7%, of our total assets, and approximately $41.7 million, or 1.2%, of our total liabilities (excluding intercompany liabilities).

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes.

Optional Redemption

We may redeem some or all of the exchange notes at any time prior to April 1, 2021 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and all amounts, if any, payable pursuant to the provisions relating to additional interest (i) as described in “Description of the Exchange Notes—Events of Default and Remedies” and (ii) as provided in the registration rights agreement as described in “The Exchange Offer—Additional Interest” (collectively, “Additional Interest”), up to, but excluding, the applicable redemption rate plus a make-whole premium. We may redeem some or all of the exchange notes at any time after April 1, 2021 at the redemption prices specified in “Description of the Exchange Notes—Optional Redemption.” In addition, at any time prior to April 1, 2019, we may redeem up to 35% of the aggregate principal amount of the exchange notes at a redemption price equal to 106.375% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, up to, but excluding, the applicable redemption date, with the net cash proceeds that we raise in one or more equity offerings. See “Description of the Notes—Optional Redemption.”

Change of Control Offer; Asset Sales	Upon a change of control or, if the exchange notes have investment grade status, a change of control triggering event, we must offer to repurchase the exchange notes at 101% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, up to, but excluding, the applicable purchase date. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

If we sell assets or experience an Event of Loss, we will be required under certain circumstances to repay, redeem or repurchase indebtedness (including the exchange notes pursuant to the terms of the indenture governing the exchange notes). See “Description of the Exchange Notes—Repurchase at the Option of Holders—Asset Sales; Event of Loss.”

Redemption Based on Gaming Laws	The exchange notes are subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct gaming operations. See “Description of the Exchange Notes—Mandatory Disposition or Redemption Pursuant to Gaming Laws.”

Certain Covenants	The indenture governing the exchange notes restricts our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness or liens;

•	pay dividends or make distributions on our capital stock or repurchase our capital stock;

•	make certain investments;

•	place restrictions on the ability of subsidiaries to pay dividends or make other distributions to us; and

•	sell certain assets or merge with or into other companies.

These covenants are subject to important exceptions and qualifications, which are described in “Description of the Exchange Notes—Certain Covenants.” In particular, if, in addition to other conditions, the exchange notes become investment grade, Boyd Gaming and its Restricted Subsidiaries would no longer be subject to certain covenants until such time as an applicable rating agency withdraws its rating or assigns the exchange notes a rating below investment grade. However, there can be no assurance that the exchange notes will ever achieve or maintain investment grade.

Risk Factors	Investing in the exchange notes involves risks. See the section entitled “Risk Factors” for a description of the risks you should consider before participating in the exchange offer, including factors affecting forward-looking statements.

Summary Consolidated Historical Financial Data

The following tables set forth certain summary financial data of the Company as of September 30, 2016 and December 31, 2015 and for each of the nine months ended September 30, 2016 and 2015 and the years ended December 31, 2015, 2014 and 2013. The data for the Company as of September 30, 2015 and for each of the nine months ended September 30, 2016 and 2015 were derived from our unaudited condensed consolidated financial statements and the data as of December 31, 2015 and for each of the years ended December 31, 2015, 2014 and 2013 were derived from our audited consolidated financial statements. You should read the selected financial data in conjunction with our audited consolidated financial statements and the notes thereto, incorporated herein by reference, and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Current Report on Form 8-K filed on December 20, 2016 and our Quarterly Report on Form 10-Q that are incorporated herein by reference, as well as the other data we have incorporated by reference into this prospectus.

	For the nine months ended September 30,		For the year ended December 31,
(in thousands, except per share and ratio data)	2016 (a)	2015 (b)	2015 (c)	2014 (d)	2013 (e)
Statement of Operations Data:
Revenues
Gaming	$1,359,047	$1,390,734	$1,847,167	$1,799,724	$1,863,249
Food and beverage	226,955	230,918	307,442	303,404	306,075
Room	128,225	123,334	163,509	157,427	150,258
Other	90,738	92,706	123,959	122,237	122,813

Gross Revenues	$1,804,965	$1,837,692	$2,442,077	$2,382,792	$2,442,395

Operating income	$230,656	$224,400	$271,202	$173,732	$231,217

Income (loss) from continuing operations before income taxes	$20,500	$19,198	$4,061	$(56,033)	$(55,887)
Income (loss) from continuing operations, net of tax	194,731	25,129	10,695	(50,625)	(63,571)
Net income (loss) attributable to Boyd Gaming Corporation	405,783	54,103	47,234	(53,041)	(80,264)
Basic net income (loss) from continuing operations per share	1.70	0.22	0.10	(0.46)	(0.65)
Diluted net income (loss) from continuing operations per share	1.69	0.22	0.10	(0.46)	(0.65)

Other Data:
Ratio of earnings to fixed charges (f)	1.2x	1.2x	1.0x	—	—

(a)	The nine months ended September 30, 2016 includes a pretax, non-cash impairment charge of $1.4 million to write down the value of certain non-operating assets, $42.4 million in pretax loss on early extinguishments and modifications of debt and an income tax benefit of $190.4 million related to the release of a valuation allowance. On August 1, 2016, we completed the sale of our 50% equity interest in the parent company of Borgata and recorded an after-tax gain on the sale of $181.7 million. Our share of the results of operations for Borgata and the gain on the sale of our interest are reported as discontinued operations for all periods presented.
(b)	The nine months ended September 30, 2015 includes a $32.3 million in pretax loss on early extinguishments and modifications of debt and a $25.7 million reduction in our income tax provision due to settlements of previous years’ income tax appeals.
(c)	2015 includes $18.6 million in pretax, non-cash impairment charges which includes a $17.5 million non-cash impairment charge for a gaming license in our Midwest and South segment; and $40.7 million in pretax loss on early extinguishments and modifications of debt.
(d)

2014 includes $48.7 million in pretax, non-cash impairment charges which includes impairment charges of $39.8 million for gaming licenses and $0.3 million of trademarks in our Midwest and South segment, and a $8.7 million charge to write down the value of certain non-operating assets.

(e)	2013 includes $5.4 million in pretax, non-cash impairment charges, and $28.3 million in pretax loss on early extinguishments and modifications of debt. We completed the sale of certain assets and liabilities of the Dania Jai-Alai business on May 22, 2013, and have presented its results as discontinued operations for 2013. As a result of the sale of the Echelon site on March 4, 2013, we ceased consolidation of LVE Energy Partners, LLC, as of that date.
(f)	For purposes of computing this ratio, “earnings” consist of income before income taxes and income/(loss) from unconsolidated affiliates, plus fixed charges (excluding capitalized interest) and distributed income of equity investees. “Fixed charges” include interest whether expensed or capitalized, amortization of debt expense, discount, or premium related to indebtedness (included in interest expense), and such portion of rental expense that we deem to be a reasonable representation of the interest factor. Due primarily to certain non-cash charges deducted in the determination of our earnings, the earnings were less than fixed charges by $57.3 million and $57.0 million for 2014 and 2013, respectively.

(in thousands)	September 30, 2016	December 31, 2015
Balance Sheet Data:
Cash and cash equivalents	$159,688	$158,821
Total assets	4,456,654	4,350,900
Long-term debt, net of current maturities and debt issuance costs	2,956,998	3,239,799
Total stockholders’ equity	923,026	508,011

RISK FACTORS

An investment in the exchange notes involves a high degree of risk. In addition to the other information in this prospectus, prospective investors should carefully consider the following risks before participating in the exchange offer. If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected, which, in turn, could adversely affect our ability to pay interest or principal on the exchange notes or otherwise fulfill our obligations under the indenture governing the exchange notes.

Risks Related to the Exchange Offer

An active trading market may not develop for the old notes or the exchange notes

We are offering the exchange notes to the holders of the old notes. The old notes were sold in March 2016 to a small number of qualified institutional buyers in the United States and to investors outside of the United States under Regulation S and were subject to certain restrictions on transfer. To the extent that the old notes are tendered and accepted in the exchange offer, the trading market for any untendered and tendered but unaccepted old notes will be adversely affected. We cannot assure you that the market will provide liquidity for you if you want to sell your old notes. The liquidity of the trading market in the old notes and the exchange notes, and the market price quoted for the old notes and the exchange notes, may be adversely affected by:

•	changes in the overall market for these types of securities;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes; and

•	prevailing interest rates.

As a result, you cannot be sure that an active trading market will develop for the old notes or the exchange notes.

The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market. Moreover, the exchange notes will not be listed on any stock exchange. We cannot assure you that all of the exchange notes will be freely tradable without a restrictive legend after the exchange offer, nor can we assure you as to the liquidity of the markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. The initial purchasers of the old notes have advised us that they presently intend to make a market in the exchange notes after completion of the exchange offer, as permitted by applicable laws and regulations. However, they are not obligated to do so, and any market-making activities that the initial purchasers do engage in may be discontinued at any time without notice. In addition, such market-making activity may be limited during the pendency of the exchange offer.

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures

The issuance of exchange notes in exchange for old notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal, or an agent’s message in lieu thereof, including all other documents required by such letter of transmittal. Therefore, holders of old notes desiring to tender such old notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We and the exchange agent are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “The Exchange Offer—Resale of Exchange Notes” and “Plan of Distribution.”

If you do not exchange your old notes, there will be restrictions on your ability to resell your old notes

Holders of old notes who do not exchange their old notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such old notes as set forth in the legend on the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for any untendered and tendered but unaccepted old notes could be adversely affected. See “The Exchange Offer—Consequences of Failure to Exchange.”

Pursuant to the terms of the registration rights agreement, we will be required to use commercially reasonable efforts to file a shelf registration statement pursuant to Rule 415 of the Securities Act if (i) the exchange offer is not permitted by applicable law or SEC policy, (ii) the exchange offer is not consummated by March 28, 2017 or (iii) if any holder of the old notes notifies us prior to the 10th business day following consummation of the exchange offer that (a) such holder, alone or together with other holders who hold in the aggregate at least $1.0 million in principal amount of old notes, was prohibited by applicable law or SEC policy from participating in the exchange offer, (b) such holder may not resell the exchange notes to the public without delivery of a prospectus and the prospectus contained in the exchange offer registration statement may not be used for such resales by such holder or (c) such holder is a broker-dealer who holds old notes acquired directly from us or any of our affiliates. See “The Exchange Offer—Shelf Registration Statement.”

Your ability to sell your exchange notes may be impaired because the exchange notes are non-investment grade debt

At the time of this exchange offer, the exchange notes are non-investment grade debt. There can be no assurance that the exchange notes will ever achieve or maintain investment grade status. Many institutional investors have policies that prohibit or restrict their investment in non-investment grade debt. As a result, any trading market that may develop for the exchange notes may be relatively illiquid and you may encounter difficulties in disposing of your exchange notes. Moreover, the market for non-investment grade debt has, historically, been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Risks Related to the Exchange Notes

Your right to receive payments on the exchange notes is unsecured and will be effectively subordinated to our and our guarantors’ existing and future secured debt, including obligations under the Boyd Gaming Credit Facility, to the extent of the value of the collateral securing such debt, and structurally subordinated to the existing and future debt and other liabilities of our subsidiaries that do not guarantee the exchange notes

The exchange notes will be effectively subordinated to any secured debt, including debt under the Boyd Gaming Credit Facility, to the extent of the value of the collateral securing such debt. Certain of our current and future domestic restricted subsidiaries will guarantee the exchange notes with full and unconditional guarantees that will be unsecured senior obligations of such subsidiaries and will rank senior to all of such subsidiaries’ existing and future subordinated debt. The guarantees will be effectively subordinated to any secured debt of our guarantor subsidiaries, including debt under the Boyd Gaming Credit Facility, to the extent of the value of the collateral securing such debt. The exchange notes will be structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the exchange notes.

Including debt associated with the old notes, we and our wholly-owned subsidiaries had approximately $3.0 billion of long-term debt as of September 30, 2016 (of which $1.5 billion is outstanding under the Boyd Gaming Credit Facility and which amounts include approximately $30.3 million of current maturities of such long-term debt and exclude approximately $12.0 million in aggregate of outstanding letters of credit, in each case as of September 30, 2016. In addition, an aggregate amount of approximately $721.0 million was available for borrowing under the Boyd Gaming Credit Facility as of September 30, 2016. All obligations under the Boyd Gaming Credit Facility would be effectively senior to the exchange notes offered hereby to the extent of the collateral securing such facility.

For the nine months ended September 30, 2016, our wholly-owned non-guarantor subsidiaries accounted for approximately $37.6 million, or 2.3%, of our net revenue, and at September 30, 2016, accounted for approximately $477.6 million, or 10.7%, of our total assets, and approximately $41.7 million, or 1.2%, of our total liabilities (excluding intercompany liabilities).

We are a holding company and depend on the business of our subsidiaries to satisfy our obligations under the exchange notes

We are a holding company. Our subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to pay our debts depends on our subsidiaries’ cash flow and their payment of funds to us. Our subsidiaries are not obligated to make funds available to us for payment on the exchange notes. In addition, our subsidiaries’ ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations, contractual, legal and regulatory restrictions, economic conditions and other factors that are beyond our control.

Depending on our ability to service our indebtedness, we may need or decide to refinance all or a portion of our indebtedness before maturity and cannot provide assurance that we will be able to refinance any of our indebtedness, including the exchange notes, on commercially reasonable terms, or at all. We may have to adopt one or more alternatives, such as reducing or delaying planned expenses and capital expenditures, selling assets, restructuring debt, obtaining additional equity or debt financing, or entering into joint ventures.

Additionally, the ability of our subsidiaries to make payments to us is governed by the gaming laws of certain jurisdictions, which place limits on the amount of funds that may be transferred to us and may require prior or subsequent approval for any payments to us.

We have, and are permitted to create further, unrestricted subsidiaries, which will not be subject to any of the covenants in the indenture, and we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay our indebtedness

Unrestricted subsidiaries are not subject to the covenants under the indenture. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the exchange notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the exchange notes.

We may not have the funds necessary to finance the repurchase of the exchange notes required by the indenture upon the occurrence of certain change of control events and asset sales

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes. In addition, upon the occurrence of certain asset sales, subject to our right to reinvest the proceeds from such sales or repay other senior indebtedness, within a limited period after such sales, we will be required to offer to repurchase outstanding exchange notes as specified in the indenture governing the exchange notes. However, it is possible that we will not have sufficient funds at the time of the change of control or the time of the repurchase obligation resulting from asset sales to make the required repurchase of the exchange notes or that restrictions in the Boyd Gaming Credit Facility will not allow such repurchases.

Our failure to repurchase the exchange notes would be a default under the indenture governing the exchange notes and the old notes (to the extent any remain outstanding following the exchange offer) and could result in a cross default under the Boyd Gaming Credit Facility and our 6.875% senior notes due 2023. In addition, events constituting a change of control would generally require us to offer to repurchase our 6.875% senior notes due 2023, of which an aggregate principal amount of $750 million was outstanding at September 30, 2016, as well as the exchange notes and the old notes (to the extent any remain outstanding following the exchange offer). A change of control could also constitute an event of default under the Boyd Gaming Credit Facility, which as of September 30, 2016 had a principal outstanding balance of $1.5 billion. To the extent that proceeds from certain asset sales are not reinvested or used to repay the exchange notes, obligations under the Boyd Gaming Credit Facility or other senior debt, we are required by the terms of our 6.875% senior notes due 2023, the old notes and the exchange notes offered hereby to make an offer to purchase such notes. It is possible that we will not have sufficient funds at such time to make the required repurchase of our outstanding notes, including the exchange notes offered pursuant to this prospectus, or that restrictions in our Boyd Gaming Credit Facility, the indenture governing the exchange notes and/or the indentures governing the 6.875% senior notes due 2023 and any old notes, respectively, will not allow such repurchases. It is also possible that we will not be able to make any obligatory payment on the Boyd Gaming Credit Facility in such circumstances.

The indenture governing the exchange notes contains restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity, and adversely affect you, as holders of the exchange notes

The indenture governing the exchange notes contains a number of significant covenants that could adversely affect our ability to operate our business, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations. These covenants restrict, among other things, our ability to:

•	incur additional indebtedness or liens;

•	pay dividends or make distributions on our capital stock or repurchase our capital stock;

•	make certain investments;

•	place restrictions on the ability of subsidiaries to pay dividends or make other distributions to us; and

•	sell certain assets or merge with or into other companies.

These covenants are subject to important exceptions and qualifications as described under “Description of the Exchange Notes.” For example, the asset sale covenant does not prohibit the sale or transfer of assets with a fair market value of $100 million or less and therefore we may dispose of assets with significant value without restriction.

Our ability to comply with these covenants may be affected by events beyond our control. The breach of any such covenants or obligations not otherwise waived or cured could result in a default under the indenture and could trigger acceleration of those obligations, which in turn could trigger cross defaults under other agreements governing our long-term indebtedness. Any default under the indenture governing the exchange notes could adversely affect our growth, our financial condition, our results of operations and our ability to make payments on our debt, and could force us to seek protection under the bankruptcy laws.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if the guarantor at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We, meaning only Boyd Gaming Corporation, have no significant operations of our own and derive substantially all of our revenue from our subsidiaries. If a guarantee of the exchange notes by a subsidiary were voided as a fraudulent transfer, holders of other indebtedness of, and trade creditors of, that subsidiary would generally be entitled to payment of their claims from the assets of the subsidiary before such assets could be made available for distribution to us to satisfy our own obligations, such as the exchange notes.

You may have to dispose of the exchange notes if your ownership of the exchange notes is determined to be harmful to us

The gaming authority of any jurisdiction in which we currently or in the future conduct or propose to conduct gaming may require that a holder of the exchange notes be registered, licensed, qualified or found suitable, or comply with any other requirement under applicable gaming laws. Under the indenture governing the exchange notes, we are able to redeem or require you to dispose of all or a portion of your exchange notes, and if required by the applicable gaming authority, we will be required to redeem or require you to dispose of, all or a portion of your exchange notes to the extent required by the gaming authority or deemed necessary or advisable by us.

The redemption price will be equal to the lesser of:

•

the lowest closing sale price of the exchange notes on any trading day during the 120-day period ending on the date upon which we shall have received notice from a gaming authority of your disqualification, or

•	the price that you or the beneficial owner paid for the exchange notes,

unless a different amount is required by such gaming authority.

By accepting an exchange note, each holder or beneficial owner of an exchange note agrees that the exchange notes held by such holder or beneficial owner shall be subject to the aforementioned provisions. Holders of the exchange notes may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

The market valuation of the exchange notes may be exposed to substantial volatility

A real or perceived economic downturn or higher interest rates could cause a decline in the exchange notes, and to high-yield bonds generally, and thereby negatively impact the market for high-yield bonds, and more specifically, the exchange notes. Because the exchange notes may be thinly traded, it may be more difficult to sell and accurately value the exchange notes. In addition, as has recently been evident in the recent turmoil in the global financial markets, the accompanying economic slowdown and the uncertainty over its breadth, depth and duration, the entire high-yield bond market can experience sudden and sharp price swings, which could be exacerbated by large or sustained sales by major investors in the exchange notes, a high-profile default by another issuer, or simply a change in the market’s psychology regarding high-yield exchange notes. Moreover, if one of the major rating corporations lowers its credit rating of the exchange notes, the price of the exchange notes will likely decline.

Risks Related to Our Indebtedness

We have a significant amount of indebtedness

Including debt associated with the old notes, we and our wholly-owned subsidiaries had approximately $3.0 billion of long-term debt as of September 30, 2016 (of which $1.5 billion is outstanding under the Boyd Gaming Credit Facility and which amounts include approximately 30.3 million of current maturities of such long-term debt and exclude approximately $12.0 million in aggregate of outstanding letters of credit, in each case as of September 30, 2016). In addition, an aggregate amount of approximately $721.0 million was available for borrowing under the Boyd Gaming Credit Facility as of September 30, 2016.

If we pursue, or continue to pursue, any expansion, development, investment or renovation projects, we expect that our long-term debt will substantially increase in connection with related capital expenditures. This indebtedness could have important consequences, including:

•	difficulty in satisfying our obligations under our current indebtedness;

•	increasing our vulnerability to general adverse economic and industry conditions;

•

requiring us to dedicate a substantial portion of our cash flows from operations to payments on our indebtedness, which would reduce the availability of our cash flows to fund working capital, capital expenditures, expansion efforts and other general corporate purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	placing us at a disadvantage compared to our competitors that have less debt; and

•	limiting, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds.

Our debt instruments contain, and any future debt instruments likely will contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	incur additional debt, including providing guarantees or credit support;

•	incur liens securing indebtedness or other obligations;

•	make certain investments;

•	dispose of assets;

•	make certain acquisitions;

•	pay dividends or make distributions and make other restricted payments;

•	enter into sale and leaseback transactions;

•	engage in any new businesses; and

•	enter into transactions with our stockholders and our affiliates.

Failure to comply with these covenants could result in an event of default, which, if not cured or waived, could have a significant adverse effect on our business, results of operations and financial condition.

Note 8, “Long-Term Debt,” included in the notes to our audited consolidated financial statements for the fiscal year ended December 31, 2015 provided in Item 8 of our Current Report on Form 8-K, Note 7, “Long-Term Debt,” included in the notes to our unaudited condensed consolidated financial statements provided in Item 1 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and “Description of Other Indebtedness” contain further disclosure regarding our outstanding debt.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control

Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures and expansion efforts will depend upon our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

It is unlikely that our business will generate sufficient cash flows from operations, or that future borrowings will be available to us under the Boyd Gaming Credit Facility in amounts sufficient to enable us to pay our indebtedness, as such indebtedness matures and to fund our other liquidity needs. We believe that we will need to refinance all or a portion of our indebtedness, at or before maturity, and cannot provide assurances that we will be able to refinance any of our indebtedness, including amounts borrowed under the Boyd Gaming Credit Facility, on commercially reasonable terms, or at all. We may have to adopt one or more alternatives, such as reducing or delaying planned expenses and capital expenditures, selling assets, restructuring debt, or obtaining additional equity or debt financing or joint venture partners. These financing strategies may not be affected on satisfactory terms, if at all. In addition, certain states’ laws contain restrictions on the ability of companies engaged in the gaming business to undertake certain financing transactions. Some restrictions may prevent us from obtaining necessary capital.

We and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks described above

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing our senior notes will not fully prohibit us or our subsidiaries from doing so. Borrowings under the Boyd Gaming Credit Facility would be effectively senior to our senior notes and the guarantees of our subsidiary guarantors to the extent of the value of the collateral securing such borrowings. If new debt is added to our, or our subsidiaries’, current debt levels, the related risks that we or they now face could intensify.

If we are unable to finance our expansion, development, investment and renovation projects, as well as other capital expenditures, through cash flow, borrowings under the Boyd Gaming Credit Facility and additional financings, our expansion, development, investment and renovation efforts will be jeopardized

We intend to finance our current and future expansion, development, investment and renovation projects, as well as our other capital expenditures, primarily with cash flow from operations, borrowings under our Boyd Gaming Credit Facility, and equity or debt financings. If we are unable to finance our current or future expansion, development, investment and renovation projects, or our other capital expenditures, we will have to adopt one or more alternatives, such as reducing, delaying or abandoning planned expansion, development, investment and renovation projects as well as other capital expenditures, selling assets, restructuring debt, obtaining additional equity financing or joint venture partners, or modifying the Boyd Gaming Credit Facility. These sources of funds may not be sufficient to finance our expansion, development, investment and renovation projects, and other financing may not be available on acceptable terms, in a timely manner, or at all. In addition, our existing indebtedness contains certain restrictions on our ability to incur additional indebtedness.

In the past, there have been significant disruptions in the global capital markets that adversely impacted the ability of borrowers to access capital. Although we currently anticipate that we will be able to fund any expansion projects using cash flows from operations and availability under the Boyd Gaming Credit Facility (to the extent that availability exists after we meet our working capital needs), if availability under our Boyd Gaming Credit Facility does not exist or we are otherwise unable to make sufficient borrowings thereunder, any additional financing that is needed may not be available to us or, if available, may not be on terms favorable to us. As a result, if we are unable to obtain adequate project financing in a timely manner, or at all, we may be forced to sell assets in order to raise capital for projects, limit the scope of, or defer such projects, or cancel the projects altogether. In the event that capital markets do not improve and we are unable to access capital with more favorable terms, additional equity and/or credit support may be necessary to obtain construction financing for the remaining cost of the project.

Risks Related to our Business

Our business is particularly sensitive to reductions in discretionary consumer spending as a result of downturns in the economy

Consumer demand for entertainment and other amenities at casino hotel properties, such as ours, are particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences brought about by factors such as perceived or actual general economic conditions, effects of declines in consumer confidence in the economy, including the recent housing, employment and credit crisis, the impact of high energy and food costs, the increased cost of travel, the potential for bank failures, decreased disposable consumer income and wealth, or fears of war and future acts of terrorism could further reduce customer demand for the amenities that we offer, thus imposing practical limits on pricing and negatively impacting our results of operations and financial condition.

For example, we have recently experienced one of the toughest economic periods in Las Vegas history. The recent housing crisis and economic slowdown in the United States resulted in a significant decline in the amount of tourism and spending in Las Vegas and other locations in which we own or invest in casino hotel properties. While the economy has improved significantly since the end of the recent economic recession, our business continues to experience lingering effects from changes in consumer spending habits due to the recession. Las Vegas visitation has improved, and we are seeing improving economies in our local and regional markets.

However, our customers are spending less per visit and differently than prior to the recession, including focusing more on non-gaming amenities. We cannot say when, if ever, or to what extent, customer behavior in our various markets will fully-revert to pre-recession behavior trends. If customers spend less per visit or customers prefer non-gaming amenities of our competitors, and we are unable to increase total visitation, our business may be adversely affected. Since our business model relies on consumer expenditures on entertainment, luxury and other discretionary items, a slowing or stoppage of the economic recovery or a return to an economic downturn will further adversely affect our results of operations and financial condition.

Intense competition exists in the gaming industry, and we expect competition to continue to intensify

The gaming industry is highly competitive for both customers and employees, including those at the management level. We compete with numerous casinos and hotel casinos of varying quality and size in market areas where our properties are located. We also compete with other non-gaming resorts and vacation destinations, and with various other casino and other entertainment businesses, including online gaming websites, and could compete with any new forms of gaming that may be legalized in the future. The casino entertainment business is characterized by competitors that vary considerably in their size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity. In most markets, we compete directly with other casino facilities operating in the immediate and surrounding market areas. In some markets, we face competition from nearby markets in addition to direct competition within our market areas.

With fewer other new markets opening for development, competition in existing markets has intensified in recent years. We and our competitors have invested in expanding existing facilities, developing new facilities, and acquiring established facilities in existing markets. This expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of our competitors have increased competition in many markets in which we compete, and this intense competition can be expected to continue. For example, a new property opened in Shreveport, Louisiana, during June 2013, which competes with Sam’s Town Shreveport for gaming customers. In December 2014, a new property also opened in Lake Charles, Louisiana, that increased competition with Delta Downs Racetrack Casino & Hotel. In Illinois, the legalization of video lottery terminals in recent years has added more than 22,000 new gaming devices across the state, including nearly 4,000 in the immediate market of the Par-A-Dice Hotel Casino, increasing competition for that property. Additionally, competition may intensify if our competitors commit additional resources to aggressive pricing and promotional activities in order to attract customers.

Also, our business may be adversely impacted by the additional gaming and room capacity in states where we operate or intend to operate. Several states are also considering enabling the development and operation of casinos or casino-like operations in their jurisdictions.

The possible future expansion of gaming in Wisconsin or the possible expansion of gaming in Cedar Rapids, Iowa, if approved, could impact the operating results of the Diamond Jo Dubuque. Further, Kansas Star could, in the future, face competition from the Wichita Greyhound Park, located approximately 30 miles away in Park City, Kansas. While gaming is not currently permitted in Sedgwick County, Kansas (the site of the Wichita Greyhound Park), the Kansas Expanded Lottery Act permits the installation of slot machines at race tracks under certain conditions. If the Kansas legislature authorized a new gaming referendum in Sedgwick County and such referendum was approved, and certain other regulatory conditions were satisfied, the Wichita Greyhound Park could be permitted to install slot machines.

We also compete with legalized gaming from casinos located on Native American tribal lands. Expansion of Native American gaming in areas located near our properties, or in areas in or near those from which we draw our customers, could have an adverse effect on our operating results. For example, increased competition from federally recognized Native American tribes near Blue Chip and Sam’s Town Shreveport has had a negative impact on our results. Native American gaming facilities typically have a significant operating advantage over our properties due to lower gaming fees or taxes, allowing those facilities to market more aggressively and to expand or update their facilities at an accelerated rate. Although we expanded our facility at Blue Chip in an effort to be more competitive in this market, competing Native American properties could continue to have an adverse impact on the operations of both Blue Chip and Sam’s Town Shreveport. Kansas Star may face additional competition in the Wichita, Kansas metropolitan area. The Wyandotte Nation of Oklahoma previously filed an application with the U.S. Department of Interior to have certain land located in Park City, Kansas (in the Wichita metro area) taken into trust by the U.S. Government and to permit gaming. In July 2014, the U.S. Department of Interior rejected the Wyandotte Nation’s trust application for the Park City land. However, the Nation has indicated it will seek to appeal this ruling. If an appeal were filed and ultimately successful, the Wyandotte Nation would be permitted to open a Class II gaming facility, and upon successful negotiation of a compact with the State of Kansas would be permitted to open a Class III gaming facility.

In addition, we also compete to some extent with other forms of gaming on both a local and national level, including state-sponsored lotteries, charitable gaming, on-and off-track wagering, and other forms of entertainment, including motion pictures, sporting events and other recreational activities. It is possible that these secondary competitors could reduce the number of visitors to our facilities or the amount they are willing to wager, which could have a material adverse effect on our ability to generate revenue or maintain our profitability and cash flows.

If our competitors operate more successfully than we do, if they attract customers away from us as a result of aggressive pricing and promotion, if they are more successful than us in attracting and retaining employees, if their properties are enhanced or expanded, if they operate in jurisdictions that give them operating advantages due to differences or changes in gaming regulations or taxes, or if additional hotels and casinos are established in and around the locations in which we conduct business, we may lose market share or the ability to attract or retain employees. In particular, the expansion of casino gaming in or near any geographic area from which we attract or expect to attract a significant number of our customers could have a significant adverse effect on our business, financial condition and results of operations.

In addition, increased competition may require us to make substantial capital expenditures to maintain and enhance the competitive positions of our properties, including updating slot machines to reflect changing technology, refurbishing public service areas periodically, replacing obsolete equipment on an ongoing basis and making other expenditures to increase the attractiveness and add to the appeal of our facilities. Because we are highly leveraged, after satisfying our obligations under our outstanding indebtedness, there can be no assurance that we will have sufficient funds to undertake these expenditures or that we will be able to obtain sufficient financing to fund such expenditures. If we are unable to make such expenditures, our competitive position could be materially adversely affected.

The ongoing economic recovery may have an effect on our business and financial condition, as well as our access to capital, in ways that we currently cannot accurately predict

The significant economic distress affecting financial institutions during periods of global financial crisis can have far-reaching adverse consequences across many industries, including the gaming industry. A crisis may greatly restrict the availability of capital and cause the cost of capital (if available) to be much higher than it has traditionally been. Although the financial markets have generally recovered from the most recent financial crisis and availability of capital has increased, the financial markets remain volatile. Although we successfully refinanced a significant amount of our indebtedness in 2015 and 2016, we have no assurance that we will continue to have access to credit or capital markets at desirable times or at rates that we would consider acceptable, and the lack of such funding could have a material adverse effect on our business, results of operations and financial condition, including our ability to refinance Boyd Gaming’s indebtedness, our flexibility to react to changing economic and business conditions and our ability or willingness to fund new development projects.

We are not able to predict the duration or strength of the current economic recovery, the resulting impact on the solvency or liquidity of our lenders, or the possibility of a future recession. Prolonged slow growth or a downturn, or further worsening or broadening of adverse conditions in worldwide and domestic economies could affect our lenders. If a large percentage of our lenders were to file for bankruptcy or otherwise default on their obligations to us, we may not have the liquidity under the Boyd Gaming Credit Facility to fund our current projects. There is no certainty that our lenders will continue to remain solvent or fund their respective obligations under the Boyd Gaming Credit Facility. If we were otherwise required to renegotiate or replace the Boyd Gaming Credit Facility, there is no assurance that we would be able to secure terms that are as favorable to us, if at all.

We may incur impairments to goodwill, indefinite-lived intangible assets, or long-lived assets

In accordance with the authoritative accounting guidance for goodwill and other intangible assets, we test our goodwill and indefinite-lived intangible assets for impairment annually or if a triggering event occurs. We perform our annual impairment testing for goodwill and indefinite-lived intangible assets as of October 1. We recorded a non-cash impairment charge of $17.5 million to the Par-A-Dice gaming license in connection with the 2015 annual impairment test. The results of our annual scheduled impairment tests performed in the fourth quarter of 2014 required us to record non-cash impairment charges of $40.1 million, constituting $39.8 million and $0.3 million of impairments of gaming licenses and trademarks, respectively, in our Midwest and South segment. In 2013, impairment charges amounted to $4.1 million, constituting $3.2 million of impairments of certain trade names acquired in the Peninsula Acquisition and $0.9 million to further impair the Sam’s Town Shreveport gaming license.

In December 2012, we reconsidered our commitment to complete our multibillion dollar Echelon development project on the Las Vegas Strip and concluded that we would not resume development. Based on the exploration of the viability of alternatives for the project, in the three months ended December 31, 2012, we recorded a non-cash impairment charge of approximately $993.9 million related to the Echelon development and $39.4 million related to various parcels of undeveloped land based on the difference between the book value of the assets and the estimated realizable value of the assets. On March 4, 2013, we sold the Echelon site and related improvements on the site and received net proceeds of $157.0 million.

If our estimates of projected cash flows related to our assets are not achieved, we may be subject to future impairment charges, which could have a material adverse impact on our consolidated financial statements.

We face risks associated with growth and acquisitions

As part of our business strategy, we regularly evaluate opportunities for growth through development of gaming operations in existing or new markets, through acquiring other gaming entertainment facilities or through redeveloping our existing gaming facilities. For example, on September 27, 2016 we acquired Aliante and on December 20, 2016 we completed the Cannery Purchase (the Cannery Purchase, together with the acquisition of Aliante, the “Acquisitions”). In the future, we may also pursue expansion opportunities, including joint ventures, in jurisdictions where casino gaming is not currently permitted in order to be prepared to develop projects upon approval of casino gaming.

Although we only intend to engage in acquisitions that, if consummated, will be accretive to us and our shareholders, acquisitions require significant management attention and resources to integrating new properties, businesses and operations. Additionally, we will need to successfully integrate three additional properties into Boyd Gaming’s operating structure in order to realize the anticipated benefits of the Acquisitions. Potential difficulties we may encounter as part of the integration process include the following:

•	the inability to successfully incorporate the assets in a manner that permits the us to achieve the full revenue and other benefits anticipated to result from the acquisitions;

•	complexities associated with managing the combined business, including difficulty addressing possible differences in cultures and management philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies; and

•	potential unknown liabilities and unforeseen increased expenses associated with the acquisitions.

In addition, it is possible that the integration process could result in:

•	diversion of the attention of our management; and

•	the disruption of, or the loss of momentum in, each our ongoing business or inconsistencies in standards, controls, procedures and policies,

any of which could adversely affect our ability to maintain relationships with customers, suppliers, employees and other constituencies or our ability to achieve the anticipated benefits, or could reduce our earnings or otherwise adversely affect our business and financial results.

There can be no assurance that we will be able to identify, acquire, develop or profitably manage additional companies or operations or successfully integrate such companies or operations, including the three properties associated with the Acquisitions into our existing operations without substantial costs, delays or other problems. Additionally, there can be no assurance that we will receive gaming or other necessary licenses or approvals for new projects that we may pursue or that gaming will be approved in jurisdictions where it is not currently approved.

Ballot measures or other voter-approved initiatives to allow gaming in jurisdictions where gaming, or certain types of gaming (such as slots), was not previously permitted could be challenged, and, if such challenges are successful, these ballot measures or initiatives could be invalidated. Furthermore, there can be no assurance that there will not be similar or other challenges to legalized gaming in existing or current markets in which we may operate or have development plans, and successful challenges to legalized gaming could require us to abandon or substantially curtail our operations or development plans in those locations, which could have a material adverse effect on our financial condition and results of operations.

There can be no assurance that we will not face similar challenges and difficulties with respect to new development projects or expansion efforts that we may undertake, which could result in significant sunk costs that we may not be able to fully recoup or that otherwise have a material adverse effect on our financial condition and results of operations.

Our expansion and development opportunities may face significant risks inherent in construction projects

We regularly evaluate expansion, development, investment and renovation opportunities.

Any such development projects are subject to many other risks inherent in the expansion or renovation of an existing enterprise or construction of a new enterprise, including unanticipated design, construction, regulatory, environmental and operating problems and lack of demand for our projects. Our current and future projects could also experience:

•	changes to plans and specifications;

•	delays and significant cost increases;

•	shortages of materials;

•	shortages of skilled labor or work stoppages for contractors and subcontractors;

•	labor disputes or work stoppages;

•	disputes with and defaults by contractors and subcontractors;

•	health and safety incidents and site accidents;

•	engineering problems, including defective plans and specifications;

•	poor performance or nonperformance by any of our joint venture partners or other third parties on whom we place reliance;

•	changes in laws and regulations, or in the interpretation and enforcement of laws and regulations, applicable to gaming facilities, real estate development or construction projects;

•	unforeseen construction scheduling, engineering, environmental, permitting, construction or geological problems;

•	environmental issues, including the discovery of unknown environmental contamination;

•	weather interference, floods, fires or other casualty losses;

•	other unanticipated circumstances or cost increases; and

•	failure to obtain necessary licenses, permits, entitlements or other governmental approvals.

The occurrence of any of these development and construction risks could increase the total costs of our construction projects or delay or prevent the construction or opening or otherwise affect the design and features of our construction projects, which could materially adversely affect our plan of operations, financial condition and ability to satisfy our debt obligations.

In addition, actual costs and construction periods for any of our projects can differ significantly from initial expectations. Our initial project costs and construction periods are based upon budgets, conceptual design documents and construction schedule estimates prepared at inception of the project in consultation with architects and contractors. Many of these costs can increase over time as the project is built to completion. We can provide no assurance that any project will be completed on time, if at all, or within established budgets, or that any project will result in increased earnings to us. Significant delays, cost overruns, or failures of our projects to achieve market acceptance could have a material adverse effect on our business, financial condition and results of operations.

Although we design our projects to minimize disruption of our existing business operations, expansion and renovation projects require, from time to time, all or portions of affected existing operations to be closed or disrupted. Any significant disruption in operations of a property could have a significant adverse effect on our business, financial condition and results of operations.

The failure to obtain necessary government approvals in a timely manner, or at all, can adversely impact our various expansion, development, investment and renovation projects

Certain permits, licenses and approvals necessary for some of our current or anticipated projects have not yet been obtained. The scope of the approvals required for expansion, development, investment or renovation projects can be extensive and may include gaming approvals, state and local land-use permits and building and zoning permits. Unexpected changes or concessions required by local, state or federal regulatory authorities could involve significant additional costs and delay the scheduled openings of the facilities. We may not obtain the necessary permits, licenses and approvals within the anticipated time frames, or at all.

Failure to maintain the integrity of our information technology systems, protect our internal information, or comply with applicable privacy and data security regulations could adversely affect us

We rely extensively on our computer systems to process customer transactions, manage customer data, manage employee data and communicate with third-party vendors and other third parties, and we may also access the internet to use our computer systems. Our operations require that we collect and store customer data, including credit card numbers and other personal information, for various business purposes, including marketing and promotional purposes. We also collect and store personal information about our employees. Breaches of our security measures or information technology systems or the accidental loss, inadvertent disclosure or unapproved dissemination of proprietary information or sensitive personal information or confidential data about us, or our customers, or our employees including the potential loss or disclosure of such information as a result of hacking or other cyber-attack, computer virus, fraudulent use by customers, employees or employees of third party vendors, trickery or other forms of deception or unauthorized use, or due to system failure, could expose us, our customers, our employees or other individuals affected to a risk of loss or misuse of this information, result in litigation and potential liability for us, damage our casino or brand names and reputations or otherwise harm our business. We rely on proprietary and commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of customer information, such as payment card, employee information and other confidential or proprietary information. Our data security measures are reviewed and evaluated regularly, however they might not protect us against increasingly sophisticated and aggressive threats. The cost and operational consequences of implementing further data security measures could be significant.

Additionally, the collection of customer and employee personal information imposes various privacy compliance related obligations on our business and increases the risks associated with a breach or failure of the integrity of our information technology systems. The collection and use of personal information is governed by privacy laws and regulations enacted in the United States and other jurisdictions around the world. Privacy regulations continue to evolve and on occasion may be inconsistent from one jurisdiction to another. Compliance with applicable privacy laws and regulations may increase our operating costs and/or adversely impact our ability to market our products, properties and services to our customers. In addition, non-compliance with applicable privacy laws and regulations by us (or in some circumstances non-compliance by third party service providers engaged by us) may also result in damage of reputation, result in vulnerabilities that could be exploited to breach our systems and/or subject us to fines, payment of damages, lawsuits or restrictions on our use or transfer of personal information.

Risks Related to the Regulation of our Industry

We are subject to extensive governmental regulation, as well as federal, state and local laws affecting business in general, which may harm our business

Our ownership, management and operation of gaming facilities are subject to extensive laws, regulations and ordinances, which are administered by the Nevada Gaming Commission and Gaming Control Board, Mississippi Gaming Commission, Indiana Gaming Commission, Illinois Gaming Board, Iowa Racing and Gaming Commission, the Kansas Lottery Commission, the Kansas Racing and Gaming Commission, the Louisiana State Gaming Control Board, the Louisiana State Racing Commission and various other federal, state and local government entities and agencies. We are subject to regulations that apply specifically to the gaming industry and horse racetracks and casinos, in addition to regulations applicable to businesses generally. A more detailed description of the governmental gaming regulations to which we are subject is filed as Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2015. If additional gaming regulations are adopted in a jurisdiction in which we operate, such regulations could impose restrictions or costs that could have a significant adverse effect on us. From time to time, various proposals are introduced in the legislatures of some of the jurisdictions in which we have existing or planned operations that, if enacted, could adversely affect the tax, regulatory, operational or other aspects of the gaming industry and our company.

To date, we have obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for the operation of our properties. However, we can give no assurance that any additional licenses, permits and approvals that may be required will be given or that existing ones will be renewed or will not be revoked. Renewal is subject to, among other things, continued satisfaction of suitability requirements. Any failure to renew or maintain our licenses or to receive new licenses when necessary would have a material adverse effect on us.

Gambling

Legislative or administrative changes in applicable legal requirements, including legislation to prohibit casino gaming, have been proposed in the past. For example, in 1996, the State of Louisiana adopted a statute in connection with which votes were held locally where gaming operations were conducted and which, had the continuation of gaming been rejected by the voters, might have resulted in the termination of operations at the end of their current license terms. During the 1996 local gaming referendums, Lafayette Parish voted to disallow gaming in the Parish, whereas St. Landry Parish, the site of our racino, voted in favor of gaming. All parishes where riverboat gaming operations are currently conducted voted to continue riverboat gaming, but there can be no guarantee that similar referenda might not produce unfavorable results in the future. Proposals to amend or supplement the Louisiana Riverboat Economic Development and Gaming Control Act and the Pari-Mutuel Act also are frequently introduced in the Louisiana State legislature. In the 2001 session, a representative from Orleans Parish introduced a proposal to repeal the authority of horse racetracks in Calasieu Parish (the site of Delta Downs) and St. Landry Parish (the site of Evangeline Downs) to conduct slot machine gaming at such horse racetracks and to repeal the special taxing districts created for such purposes. If adopted, this proposal would have effectively prohibited us from operating the casino portion of our racino. In addition, the Louisiana legislature, from time to time, considers proposals to repeal the Pari-Mutuel Act.

The legislation permitting gaming in Iowa authorizes the granting of licenses to “qualified sponsoring organizations.” Such “qualified sponsoring organizations” may operate the gambling structure itself, subject to satisfying necessary licensing requirements, or it may enter into an agreement with an operator to operate gambling on its behalf. An operator must be approved and licensed by the Iowa Racing and Gaming Commission. The Dubuque Racing Association (“DRA”), a not-for-profit corporation organized for the purpose of operating a pari-mutuel greyhound racing facility in Dubuque, Iowa, first received a riverboat gaming license in 1990 and, pursuant to the Amended DRA Operating Agreement, has served as the “qualified sponsoring organization” of the Diamond Jo since March 18, 1993. The term of the Amended DRA Operating Agreement expires on December 31, 2018. The Worth County Development Authority (“WCDA”), pursuant to the WCDA Operating Agreement, serves as the “qualified sponsoring organization” of Diamond Jo Worth. The term of the WCDA Operating Agreement expires on March 31, 2025, and is subject to automatic ten-year renewal periods. If the Amended DRA Operating Agreement or WCDA Operating Agreement were to terminate, or if the DRA or WCDA were to otherwise discontinue acting as our “qualified sponsoring organization” with respect to our operation of the Diamond Jo or Diamond Jo Worth, respectively, and we were unable to obtain approval from the Iowa Racing and Gaming Commission to partner with an alternative “qualified sponsoring organization” as required by our gaming license, we would no longer be able to continue our Diamond Jo or Diamond Jo Worth operations, which would materially and adversely affect our business, results of operations and cash flows.

Regulation of Smoking

Illinois has adopted laws that significantly restrict, or otherwise ban, smoking at our properties in those jurisdictions. The Illinois laws that restrict smoking at casinos, and similar legislation in other jurisdictions in which we operate, could materially impact the results of operations of our properties in those jurisdictions. Kansas has attempted to pass legislation to regulate smoking in casino and racetrack gaming floors during each of the past two years and Indiana imposes a state wide smoking ban in specified businesses, buildings, public places and other articulated locations. Indiana’s statute specifically exempted riverboat casinos, and all other gaming facilities in Indiana, from the smoking ban; however, the statute also allowed local governments to enact more restrictive smoking bans than the state statute and also left in place any more restrictive local legislation that existed as of the effective date of the statute. To date, neither Michigan City nor LaPorte County, where Blue Chip is located, has enacted any ordinance or other law that would impose a smoking ban on Blue Chip.

Regulation of Directors, Officers, Key Employees and Partners

Our directors, officers, key employees, joint venture partners and certain shareholders must meet approval standards of certain state regulatory authorities. If state regulatory authorities were to find a person occupying any such position, a joint venture partner, or shareholder unsuitable, we would be required to sever our relationship with that person, or the joint venture partner or shareholder may be required to dispose of their interest. State regulatory agencies may conduct investigations into the conduct or associations of our directors, officers, key employees or joint venture partners to ensure compliance with applicable standards.

Certain public and private issuances of securities and other transactions that we are party to also require the approval of some state regulatory authorities.

Live Racing Regulations

Louisiana gaming regulations and our gaming license for the Evangeline Downs and Delta Downs require that we, among other things, conduct a minimum of 80 live racing days in a consecutive 20-week period each year of live horse race meetings at the horse racetrack. Live racing days typically vary in number from year to year and are based on a number of factors, many of which are beyond our control, including the number of suitable race horses and the occurrence of severe weather. If we fail to have the minimum number of racing days, our gaming license with respect to the racino may be canceled, and the casino will be required to cease operations. Any cessation of our operation would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

Regulations Affecting Businesses in General

In addition to gaming regulations, we are also subject to various federal, state and local laws and regulations affecting businesses in general. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters, smoking, employees, currency transactions, taxation, zoning and building codes, and marketing and advertising. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. For example, Nevada enacted legislation that eliminated, in most instances, and, for certain pre-existing development projects, reduced, property tax breaks and retroactively eliminated certain sales tax exemptions offered as incentives to companies developing projects that meet certain environmental “green” standards. As a result, we, along with other companies developing projects that meet such standards, have not been able to realize the full tax benefits that were originally anticipated.

We are subject to extensive taxation policies, which may harm our business

The federal government has, from time to time, considered a federal tax on casino revenues and may consider such a tax in the future. If such an increase were to be enacted, it could adversely affect our business, financial conditions, results of operations and cash flow. Our ability to incur additional indebtedness in the future to finance casino development projects could be materially and adversely affected.

In addition, gaming companies are often subject to significant state and local taxes and fees, in addition to normal federal and state corporate income taxes, and such taxes and fees are subject to increase at any time and which increase may be retroactive to prior years. Currently, in Iowa, we are taxed at an effective rate of approximately 21.5% of our adjusted gross receipts by the State of Iowa, we pay the city of Dubuque a fee equal to $500,000 per year and we pay a fee equal to 4.5% and 5.76% of adjusted gross receipts to the DRA and WCDA, respectively. In addition, all Iowa gaming licensees share equally in the costs of the Iowa Racing and Gaming Commission and related entities to administer gaming in Iowa, which is currently approximately $0.8 million per year per facility. Currently, at Evangeline Downs, we are taxed at an effective rate of approximately 36.5% of our adjusted gross slot revenue and pay to the Louisiana State Racing Commission a fee of $0.25 for each patron who enters the racino on live race days from the hours of 6:00 pm to midnight, enters the racino during non-racing season from the hours of noon to midnight Thursday through Monday, or enters any one of our off-track betting parlors. Our Amelia Belle riverboat casino in Louisiana pays an annual state gaming tax rate of 21.5% of adjusted gross receipts. Additionally, Amelia Belle has an agreement with the Parish of St. Mary to permit the berthing of the riverboat casino in Amelia, Louisiana. That agreement provides for percentage fees based on the level of net gaming revenue as follows: the first $60 million, 2.5%; $60 to $96 million, 3.5%; and greater than $96 million, 5.0%. The annual minimum fee due under the agreement is $1.5 million. Kansas Star, pursuant to its Management Contract with the State of Kansas pays total taxes of between 27% and 31% of gross gaming revenue, based on achievement of the following revenue levels: 27% on gross gaming revenue up to $180 million, 29% on amounts from $180 million to $220 million, and 31% on amounts above $220 million in gross gaming revenue. Kansas Star is also contractually obligated to pay its proportionate share of certain expenses incurred by the Kansas Lottery Commission and the Kansas Racing and Gaming Commission, which historically have ranged from $3.0 million to $3.5 million on an annual basis.

If there is any material increase in state and local taxes and fees, our business, financial condition and results of operations could be adversely affected.

Risks Related to our Properties

We own real property and are subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities, and could affect our ability to develop, sell or rent our property or to borrow money where such property is required to be used as collateral

We are subject to various federal, state and local environmental laws, ordinances and regulations, including those governing discharges to air and water, the generation, handling, management and disposal of petroleum products or hazardous substances or wastes, and the health and safety of our employees. Permits may be required for our operations and these permits are subject to renewal, modification and, in some cases, revocation. In addition, under environmental laws, ordinances or regulations, a current or previous owner or operator of property may be liable for the costs of investigation and removal or remediation of some kinds of hazardous substances or petroleum products on, under, or in its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. Additionally, as an owner or operator, we could also be held responsible to a governmental entity or third parties for property damage, personal injury and investigation and cleanup costs incurred by them in connection with any contamination. The liability under those laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of the responsibility. The costs of investigation, remediation or removal of those substances may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use our property.

The presence of, or failure to remediate properly, the substances may adversely affect the ability to sell or rent the property or to borrow funds using the property as collateral. Additionally, the owner of a site may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

As part of our business in Worth County, Iowa, we operate a gas station, which includes a number of underground storage tanks containing petroleum products.

We have reviewed environmental assessments, in some cases including soil and groundwater testing, relating to our currently owned and leased properties in Dubuque, Iowa, and other properties we may lease from the City of Dubuque or other parties. As a result, we have become aware that there is contamination present on some of these properties apparently due to past industrial activities. Furthermore, the location of Kansas Star is the site of several non-operational oil wells, the remediation of which has been addressed in connection with the construction of the development project there. We have also reviewed environmental assessments and are not aware of any environmental liabilities related to any of our other properties.

Future developments regarding environmental matters could lead to material costs of environmental compliance for us and such costs could have a material adverse effect on our business and financial condition, operating results and cash flows.

Additionally, our horse racing operations are subject to oversight by the Environmental Protection Agency (“EPA”), including regulations governing concentrated animal feeding operations and the related processing of animal waste water. In 2015, Delta Downs commenced a remediation project, as a result of an EPA examination, to ensure its future compliance with the Clean Water Act. However, ongoing operations of our horse racing operations could result in future violations of EPA regulations and exposure to associated potential fines.

We own facilities that are located in areas that experience extreme weather conditions

Extreme weather conditions may interrupt our operations, damage our properties and reduce the number of customers who visit our facilities in the affected areas.

For example, certain of the properties we operate have been forced to close for extended periods due to floods and hurricanes, including Treasure Chest and Delta Downs, which have experienced closures for over 40 days on separate occasions in the past.

Blue Chip, Par-A-Dice, Sam’s Town Tunica, Sam’s Town Shreveport and Treasure Chest are each located in an area that has been identified by the director of the Federal Emergency Management Agency (“FEMA”) as a special flood hazard area, which, according to the FEMA statistics, has a 1% chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year. Furthermore, our properties in Iowa, Kansas, Illinois and Indiana are at risk of experiencing snowstorms, tornadoes and flooding.

In addition to the risk of flooding and hurricanes, snowstorms and other adverse weather conditions may interrupt our operations, damage our properties and reduce the number of customers who visit our facilities in an affected area. For example, during the first quarter of 2011, and again in 2014, much of the country was impacted by unusually severe winter weather, particularly in the Midwest. These storms made it very difficult for our customers to visit, and we believe such winter weather had a material and adverse impact on the results of our operations during such times. If there is a prolonged disruption at any of our properties due to natural disasters, terrorist attacks or other catastrophic events, our results of operations and financial condition could be materially adversely affected.

To maintain our gaming license for our Evangeline Downs racino, we must conduct a minimum of 80 live racing days in a consecutive 20-week period each year of live horse race meetings at the racetrack, and poor weather conditions may make it difficult for us to comply with this requirement.

While we maintain insurance coverage that may cover certain of the costs and loss of revenue that we incur as a result of some extreme weather conditions, our coverage is subject to deductibles and limits on maximum benefits. There can be no assurance that we will be able to fully collect, if at all, on any claims resulting from extreme weather conditions. If any of our properties are damaged or if their operations are disrupted as a result of extreme weather in the future, or if extreme weather adversely impacts general economic or other conditions in the areas in which our properties are located or from which they draw their patrons, our business, financial condition and results of operations could be materially adversely affected.

Our insurance coverage may not be adequate to cover all possible losses that our properties could suffer, our insurance costs may increase, and we may not be able to obtain similar insurance coverage in the future

Although we have “all risk” property insurance coverage for our operating properties, which covers damage caused by a casualty loss (such as fire, natural disasters, acts of war, or terrorism), each policy has certain exclusions. In addition, our property insurance coverage is in an amount that may be significantly less than the expected replacement cost of rebuilding the facilities if there was a total loss. Our level of insurance coverage also may not be adequate to cover all losses in the event of a major casualty. In addition, certain casualty events, such as labor strikes, nuclear events, acts of war, loss of income due to cancellation of room reservations or conventions due to fear of terrorism, deterioration or corrosion, insect or animal damage and pollution, may not be covered at all under our policies. Therefore, certain acts could expose us to substantial uninsured losses.

We also have “builder’s risk” insurance coverage for our development and expansion projects. Builder’s risk insurance provides coverage for projects during their construction for damage caused by a casualty loss. In general, our builder’s risk coverage is subject to the same exclusions, risks and deficiencies as those described above for our all-risk property coverage. Our level of builder’s risk insurance coverage may not be adequate to cover all losses in the event of a major casualty.

Blue Chip, Par-A-Dice, Sam’s Town Tunica, Sam’s Town Shreveport and Treasure Chest are each located in an area that has been identified by the director of the FEMA as a special flood hazard area. Our level of flood insurance coverage may not be adequate to cover all losses in the event of a major flood.

We renew our insurance policies (other than our builder’s risk insurance) on an annual basis. The cost of coverage may become so high that we may need to further reduce our policy limits or agree to certain exclusions from our coverage.

Our debt instruments and other material agreements require us to meet certain standards related to insurance coverage. Failure to satisfy these requirements could result in an event of default under these debt instruments or material agreements.

We draw a significant percentage of our customers from certain geographic regions. Events adversely impacting the economy or these regions, including public health outbreaks and man-made or natural disasters, may adversely impact our business

The California, Fremont and Main Street Station draw a substantial portion of their customers from the Hawaiian market, with such customers historically comprising more than half of the room nights sold at each property. Decreases in discretionary consumer spending, as well as an increase in fuel costs or transportation prices, a decrease in airplane seat availability, or a deterioration of relations with tour and travel agents, particularly as they affect travel between the Hawaiian market and our facilities, could adversely affect our business, financial condition and results of operations.

Our Las Vegas properties also draw a substantial number of customers from certain other specific geographic areas, including the Southern California, Arizona and Las Vegas local markets. Native American casinos in California and other parts of the United States have diverted some potential visitors away from Nevada, which has had and could continue to have a negative effect on Nevada gaming markets. In addition, due to our significant concentration of properties in Nevada, any man-made or natural disasters in or around Nevada, or the areas from which we draw customers to our Las Vegas properties, could have a significant adverse effect on our business, financial condition and results of operations. Each of our properties located outside of Nevada depends primarily on visitors from their respective surrounding regions and are subject to comparable risk.

The strength and profitability of our business depends on consumer demand for hotel casino resorts in general and for the type of amenities our properties offer. Changes in consumer preferences or discretionary consumer spending could harm our business. Terrorist activities in the United States and elsewhere, military conflicts in Iraq, Afghanistan and elsewhere, outbreaks of infectious disease and pandemics, adverse weather conditions and natural disasters, among other things, have had negative impacts on travel and leisure expenditures. In addition, other factors affecting travel and discretionary consumer spending, including general economic conditions, disposable consumer income, fears of further economic decline and reduced consumer confidence in the economy, may negatively impact our business. We cannot predict the extent to which similar events and conditions may continue to affect us in the future. An extended period of reduced discretionary spending and/or disruptions or declines in tourism could significantly harm our operations.

Furthermore, our facilities are subject to the risk that operations could be halted for a temporary or extended period of time, as a result of casualty, flooding, forces of nature, adverse weather conditions, mechanical failure, or extended or extraordinary maintenance, among other causes. If there is a prolonged disruption at any of our properties due to natural disasters, terrorist attacks or other catastrophic events, our results of operations and financial condition could be materially adversely affected.

The outbreak of public health threats at any of our properties or in the areas in which they are located, or the perception that such threats exist, including pandemic health threats, could have a significant adverse effect on our business, financial condition and results of operations. Likewise, adverse economic conditions that affect the global, national or regional economies in which we operate, whether resulting from war, terrorist activities or other geopolitical conflict, weather, general or localized economic downturns or related events or other factors, could have a significant adverse effect on our business, financial condition and results of operations.

In addition, to the extent that the airline industry is negatively impacted due to the effects of the economic recession and continued economic downturn, outbreak of war, public health threats, terrorist or similar activity, increased security restrictions or the public’s general reluctance to travel by air, our business, financial condition and results of operations could be adversely affected.

Energy price increases may adversely affect our cost of operations and our revenues

Our casino properties use significant amounts of electricity, natural gas and other forms of energy. In addition, our Hawaiian air charter operation uses a significant amount of jet fuel. While no shortages of energy or fuel have been experienced to date, substantial increases in energy and fuel prices, including jet fuel prices, in the United States have, and may continue to, negatively affect our results of operations. The extent of the impact is subject to the magnitude and duration of the energy and fuel price increases, of which the impact could be material. In addition, energy and gasoline price increases could result in a decline of disposable income of potential customers, an increase in the cost of travel and a corresponding decrease in visitation and spending at our properties, which could have a significant adverse effect on our business, financial condition and results of operations.

Our facilities, including our riverboats and dockside facilities, are subject to risks relating to mechanical failure and regulatory compliance

Generally, all of our facilities are subject to the risk that operations could be halted for a temporary or extended period of time, as the result of casualty, forces of nature, mechanical failure, or extended or extraordinary maintenance, among other causes. In addition, our gaming operations, including those conducted on riverboats or at dockside facilities could be damaged or halted due to extreme weather conditions.

We currently conduct our Treasure Chest, Par-A-Dice, Blue Chip, Sam’s Town Shreveport and Amelia Belle gaming operations on riverboats. Each of our riverboats must comply with USCG requirements as to boat design, on-board facilities, equipment, personnel and safety. Each riverboat must hold a Certificate of Inspection for stabilization and flotation, and may also be subject to local zoning codes. The USCG requirements establish design standards, set limits on the operation of the vessels and require individual licensing of all personnel involved with the operation of the vessels. Loss of a vessel’s Certificate of Inspection would preclude its use as a casino.

USCG regulations require a hull inspection for all riverboats at five-year intervals. Under certain circumstances, alternative hull inspections may be approved. The USCG may require that such hull inspections be conducted at a dry-docking facility, and if so required, the cost of travel to and from such docking facility, as well as the time required for inspections of the affected riverboats, could be significant. To date, the USCG has allowed in-place underwater inspections of our riverboats twice every five years on alternate two and three year schedules. The USCG may not continue to allow these types of inspections in the future. The loss of a dockside casino or riverboat casino from service for any period of time could adversely affect our business, financial condition and results of operations.

Indiana and Louisiana have adopted alternate inspection standards for riverboats in those states. The standards require inspection by ABS Consulting (“ABSC”). ABSC inspection for our riverboats at Blue Chip, Treasure Chest and Sam’s Town Shreveport commenced during 2010. The Amelia Belle is also inspected by the ABSC. The Par-A-Dice riverboat will remain inspected by the USCG for the foreseeable future. ABSC imposes essentially the same design, personnel, safety, and hull inspection standards as the USCG. Therefore, the risks to our business associated with USCG inspection should not change by reason of inspection by ABSC. Failure of a vessel to meet the applicable USCG or ABSC standards would preclude its use as a casino.

USCG regulations also require us to prepare and follow certain security programs. In 2004, we implemented the American Gaming Association’s Alternative Security Program at our riverboat casinos and dockside facilities. The American Gaming Association’s Alternative Security Program is specifically designed to address maritime security requirements at riverboat casinos and their respective dockside facilities. Only portions of those regulations will apply to our riverboats inspected by ABSC. Changes to these regulations could adversely affect our business, financial condition and results of operations.

Some of our hotels and casinos are located on leased property. If we default on one or more leases, the applicable lessors could terminate the affected leases and we could lose possession of the affected hotel and/or casino

We lease certain parcels of land on which The Orleans, Suncoast, Treasure Chest, Sam’s Town Shreveport and IP’s hotels and gaming facilities are located. In addition, we lease other parcels of land on which portions of the California and the Fremont are located. As a ground lessee, we have the right to use the leased land; however, we do not retain fee ownership in the underlying land. Accordingly, with respect to the leased land, we will have no interest in the land or improvements thereon at the expiration of the ground leases. Moreover, since we do not completely control the land underlying the property, a landowner could take certain actions to disrupt our rights in the land leased under the long term leases. While such interruption is unlikely, such events are beyond our control. If the entity owning any leased land chose to disrupt our use either permanently or for a significant period of time, then the value of our assets could be impaired and our business and operations could be adversely affected. If we were to default on any one or more of these leases, the applicable lessors could terminate the affected leases and we could lose possession of the affected land and any improvements on the land, including the hotels and casinos. This would have a significant adverse effect on our business, financial condition and results of operations as we would then be unable to operate all or portions of the affected facilities.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited

As of September 30, 2016, we had net operating losses (“NOLs”) for federal income tax purposes. Under Section 382 of the Internal Revenue Code, if a corporation undergoes an “ownership change” as defined in that section, the corporation’s ability to use its pre-change NOLs and other pre-change tax attributes to offset its post-change income may become subject to significant limitations. We may experience an ownership change in the future as a result of shifts in our stock ownership, which may result from the issuance of our common stock, the exercise of stock options and other equity compensation awards, as well as ordinary sales and purchases of our common stock, among other things. If an ownership change in our stock were to be triggered in the future, our subsequent ability to use any NOLs existing at that time could be significantly limited.

Certain of our stockholders own large interests in our capital stock and may significantly influence our affairs

William S. Boyd, our Executive Chairman of the Board of Directors, together with his immediate family, beneficially owned approximately 27% of the Company’s outstanding shares of common stock as of

September 30, 2016. As such, the Boyd family has the ability to significantly influence our affairs, including the election of members of our Board of Directors and, except as otherwise provided by law, approving or disapproving other matters submitted to a vote of our stockholders, including a merger, consolidation, or sale of assets.

USE OF PROCEEDS

We are making the exchange offer to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the exchange of the exchange notes for the old notes pursuant to the exchange offer. In consideration of issuing the exchange notes in the exchange offer, we will receive an equal principal amount of old notes. We will cancel and retire all old notes surrendered in exchange for exchange notes. As a result, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness.

We received approximately $737.0 million in net proceeds from the offering of old notes, after deducting selling and offering expenses, which we used to repay outstanding indebtedness under the revolving portion of the Boyd Gaming Credit Facility and the remainder of which we invested in short term cash equivalents.

CAPITALIZATION

The following table sets forth our cash position and our consolidated capitalization as of September 30, 2016.

The information presented in the table below should be read in conjunction with “Use of Proceeds” and “Summary Consolidated Historical Financial Data” included elsewhere in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated historical financial statements and notes thereto incorporated into this prospectus by reference.

As of September 30, 2016
(in millions)
Cash and cash equivalents	$159.7

Debt (a) (at face amount):
Boyd Gaming Credit Facility	$1,541.0
6.875% senior notes due 2023	750.0
6.375% senior notes due 2026 (b)	750.0
Other	0.6

Total debt	3,041.6

Total stockholders’ equity	923.0

Total capitalization	$3,964.6

(a)	Please see “Description of Other Indebtedness” for a description of our Boyd Gaming Credit Facility and existing notes.
(b)	We will receive an equal principal amount of old notes in consideration of issuing the exchange notes in the exchange offer. We will cancel and retire all old notes surrendered in exchange for exchange notes. As a result, neither the issuance of the exchange notes nor the exchange of the old notes will result in any increase or decrease in our indebtedness.

SELECTED FINANCIAL INFORMATION

The following tables present our selected consolidated historical financial data and reflects our financial position and the results of our operations at the dates and for the periods indicated. The data as of September 30, 2016, and for each of the nine months ended September 30, 2016 and 2015 were derived from our unaudited condensed consolidated financial statements. The data as of and for each of the years ended December 31, 2015, 2014, 2013, 2012 and 2011 were derived from our annual consolidated historical financial statements. You should read the information set forth below in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q and our Current Report on Form 8-K filed on December 20, 2016 and with our consolidated financial statements and condensed consolidated financial statements, including the related notes, incorporated herein by reference, as well as the other data we have incorporated by reference into this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
(in thousands, except per share and ratio data)	2016 (a)	2015 (b)	2015 (c)	2014 (d)	2013 (e)	2012 (f)	2011 (g)
Statement of Operations Data:
Net revenues	$1,629,153	$1,656,758	$2,199,432	$2,142,255	$2,198,738	$1,796,606	$1,600,570
Operating income (loss)	230,656	224,400	271,202	173,732	231,217	(906,428)	149,920
Income (loss) from continuing operations before income taxes	20,500	19,198	4,061	(56,033)	(55,887)	(1,112,498)	(15,154)
Income (loss) from continuing operations, net of tax	194,731	25,129	10,695	(50,625)	(63,571)	(916,913)	(14,046)
Net income (loss) attributable to Boyd Gaming Corporation	405,783	54,103	47,234	(53,041)	(80,264)	(908,865)	(3,854)
Income (loss) from continuing operations per common share
Basic	1.70	0.22	0.10	(0.46)	(0.65)	(10.44)	(0.09)
Diluted	1.69	0.22	0.10	(0.46)	(0.65)	(10.44)	(0.09)
Other Data:
Ratio of earnings to fixed charges (h)	1.2x	1.2x	1.0x	—	—	—	—

(a)	The nine months ended September 30, 2016 includes a pretax, non-cash impairment charge of $1.4 million to write down the value of certain non-operating assets, $42.4 million in pretax loss on early extinguishments and modifications of debt and an income tax benefit of $190.4 million related to the release of a valuation allowance. On August 1, 2016, we completed the sale of our 50% equity interest in the parent company of Borgata Hotel Casino and Spa (“Borgata”) and recorded an after-tax gain on the sale of $181.7 million. Our share of the results of operations for Borgata and the gain on the sale of our interest are reported as discontinued operations for all periods presented.
(b)	The nine months ended September 30, 2015 includes $32.3 million in pretax loss on early extinguishments and modifications of debt and a $25.7 million reduction in our income tax provision due to settlements of previous years’ income tax appeals.
(c)	2015 includes $18.6 million in pretax, non-cash impairment charges which includes a $17.5 million non-cash impairment charge for a gaming license in our Midwest and South segment; and $40.7 million in pretax loss on early extinguishments and modifications of debt.
(d)	2014 includes $48.7 million in pretax, non-cash impairment charges which includes impairment charges of $39.8 million for gaming licenses and $0.3 million of trademarks in our Midwest and South segment, and a $8.7 million charge to write down the value of certain non-operating assets.
(e)	2013 includes $5.4 million in pretax, non-cash impairment charges, and $28.3 million in pretax loss on early extinguishments and modifications of debt. We completed the sale of certain assets and liabilities of the Dania Jai-Alai business on May 22, 2013, and have presented its results as discontinued operations for all periods presented. As a result of the sale of the Echelon site on March 4, 2013, we ceased consolidation of LVE Energy Partners, LLC, as of that date. 2013 also includes a full year of financial results for Peninsula, which we acquired in November 2012.

(f)	2012 includes $1.05 billion of pretax, non-cash impairment charges, primarily consisting of $993.9 million related to the Echelon development, $39.4 million related to various parcels of undeveloped land and $17.5 million for the write-down of the Sam’s Town Shreveport gaming license; $18.7 million of pretax acquisition costs, primarily related to the acquisition of Peninsula Gaming, and a $7.1 million pretax gain from business interruption proceeds due to the temporary closure of our Tunica property in May 2011 due to flooding. 2012 also includes financial results of Peninsula Gaming from its November 20, 2012, date of acquisition and a full year of the results of the IP, which we acquired in October 2011.
(g)	2011 includes $7.0 million of pretax income related to the forfeited deposits from the buyers on the proposed sale of Dania Jai-Alai, which sale was not completed; $6.4 million of pretax acquisition costs, primarily related to our acquisition of IP; and a $4.6 million pretax bargain purchase gain related to the acquisition of IP. 2011 also includes the financial results of IP from its October 4, 2011, date of acquisition.
(h)	For purposes of computing this ratio, “earnings” consist of income before income taxes and income/(loss) from unconsolidated affiliates, plus fixed charges (excluding capitalized interest) and distributed income of equity investees. “Fixed charges” include interest whether expensed or capitalized, amortization of debt expense, discount, or premium related to indebtedness (included in interest expense), and such portion of rental expense that we deem to be a reasonable representation of the interest factor. Due primarily to certain non-cash charges deducted in the determination of our earnings, the earnings were less than fixed charges by $57.3 million, $57.0 million, $1.11 billion and $15.2 million for 2014, 2013, 2012 and 2011, respectively.

	September 30, 2016	December 31,
(in thousands)		2015	2014	2013	2012	2011
Balance Sheet Data:
Cash and cash equivalents	$159,688	$158,821	$145,341	$140,311	$158,421	$131,867
Total assets	4,456,654	4,350,900	4,422,384	5,657,522	6,246,725	5,850,955
Long-term debt, net of current maturities and debt issuance costs	2,956,998	3,239,799	3,375,098	3,482,610	3,953,359	2,510,669
Total stockholders’ equity	923,026	508,011	438,087	650,437	467,127	1,374,079

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of our indebtedness that is outstanding. To the extent such summary contains descriptions of our specific debt instruments, such descriptions do not purport to be complete and are qualified in their entirety by reference to those and related documents, copies of which have been filed with the SEC and which we will provide you upon request.

Boyd Gaming Credit Facility

Credit Agreement

On September 15, 2016, we entered into Amendment No. 1 and Joinder Agreement (the “Amendment”) among the Company, certain financial institutions, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender. The Amendment modified the Third Amended and Restated Credit Agreement, dated August 14, 2013 (the “Prior Credit Facility,” and, as modified, the “Boyd Gaming Credit Facility” or the “Boyd Gaming Credit Agreement”).

As modified by the Amendment, the Boyd Gaming Credit Facility provides for: (i) increased commitments under the existing senior secured revolving credit facility (the “Boyd Gaming Revolving Credit Facility”) to an amount equal to $775.0 million, (ii) commitments under the existing senior secured term A loan (the “Term A Loan”) in an amount equal to $225.0 million, and (iii) a new $1.0 billion senior secured term B-2 loan (the “Term B-2 Loan”). The maturity dates of the Boyd Gaming Revolving Credit Facility and the Term A Loan have been extended to September 15, 2021 (or earlier upon the occurrence or non-occurrence of certain events); the Term B-2 Loan matures on September 15, 2023 (or earlier upon the occurrence or non-occurrence of certain events); the maturity date of the existing senior secured term B-1 loan (the “Term B-1 Loan”), under which $274.0 million in aggregate principal is outstanding, remains August 14, 2020. The increase to the Term A Loan and the new Term B-2 Loan were fully funded on the effective date of the Amendment. Proceeds from the Boyd Gaming Credit Facility were used to refinance all outstanding obligations under the Prior Credit Facility and to fund transaction costs in connection with the Credit Facility and may be used for working capital and other general corporate purposes.

The Boyd Gaming Credit Facility includes an accordion feature which permits an increase in the Boyd Gaming Revolving Credit Facility and the issuance and increase of senior secured term loans in an amount up to the greater of: (i) $550.0 million, plus (ii) certain voluntary permanent reductions of the Boyd Gaming Revolving Credit Facility and certain voluntary prepayments of the senior secured term loans, plus (iii) certain reductions in the outstanding principal amounts under the term loans or the Boyd Gaming Revolving Credit Facility, plus (iv) any additional amount if, after giving effect thereto, the First Lien Leverage Ratio (as defined in the Boyd Gaming Credit Agreement) would not exceed 4.25 to 1.00 on a pro forma basis, less (v) any Incremental Equivalent Debt (as defined in the Boyd Gaming Credit Agreement), in each case, subject to the satisfaction of certain conditions.

Pursuant to the terms of the Boyd Gaming Credit Facility: (i) the loans under the Term A Loan will amortize in an annual amount equal to 5.00% of the original principal amount thereof, commencing December 31, 2016, payable on a quarterly basis; (ii) the loans under the Term B-2 Loan will amortize in an annual amount equal to 1.00% of the original principal amount thereof, commencing December 31, 2016, payable on a quarterly basis; and (iii) beginning with the fiscal year ending December 31, 2016, the Company is required to use a portion of its annual excess cash flow to prepay loans outstanding under the Boyd Gaming Credit Facility.

Amounts outstanding

At September 30, 2016 approximately $1.5 billion was outstanding under the Boyd Gaming Credit Facility and $12.0 million was allocated to support various letters of credit, leaving remaining contractual availability of $721.0 million.

Interest and fees

The interest rate on the outstanding balance from time to time of the Boyd Gaming Revolving Credit Facility and the Term A Loan is based upon, at the Company’s option, either: (i) the Eurodollar rate or (ii) the base rate, in each case, plus an applicable margin. Such applicable margin is a percentage per annum determined in accordance with a specified pricing grid based on the total leverage ratio and ranges from 1.75% to 2.75% (if using the Eurodollar rate) and from 0.75% to 1.75% (if using the base rate). A fee of a percentage per annum (which ranges from 0.25% to 0.50% determined in accordance with a specified pricing grid based on the total leverage ratio) will be payable on the unused portions of the Boyd Gaming Revolving Credit Facility.

The interest rate on the outstanding balance from time to time of the Term B-1 Loan is based upon, at the Company’s option, either: (i) the Eurodollar rate (subject to a 1.00% minimum) plus 3.00%, or (ii) the base rate plus 2.00%. The interest rate on the outstanding balance from time to time of the Term B-2 Loan is based upon, at the Company’s option, either: (i) the Eurodollar rate (subject to a 0.00% minimum) plus 3.00%, or (ii) the base rate plus 2.00%.

The “base rate” under the Boyd Gaming Credit Facility is the highest of (x) Bank of America’s publicly-announced prime rate, (y) the federal funds rate plus 0.50%, or (z) the Eurodollar rate for a one month period plus 1.00%.

Optional and mandatory prepayments

Amounts outstanding under the Boyd Gaming Credit Agreement may be prepaid without premium or penalty, and the unutilized portion of the commitments may be terminated without penalty, subject to certain exceptions, including a 1.00% prepayment premium for any prepayment of the Term B-2 Loan prior to March 15, 2017 that is accompanied by a repricing of the Term B-2 Loan. Subject to certain exceptions, the Company may be required to repay the amounts outstanding under the Boyd Gaming Credit Agreement in connection with certain asset sales and issuances of certain additional secured indebtedness. In addition, it requires fixed quarterly amortization of principal and requires that the Company use a portion of its annual excess cash flow as defined in the agreement to prepay the loans.

Guarantees and collateral

The Company’s obligations under the Boyd Gaming Credit Facility, subject to certain exceptions, are guaranteed by certain of the Company’s subsidiaries and are secured by the capital stock of certain subsidiaries. In addition, subject to certain exceptions, the Company and each of the guarantors will grant the administrative agent first priority liens and security interests on substantially all of their real and personal property (other than gaming licenses and subject to certain other exceptions) as additional security for the performance of the secured obligations under the Boyd Gaming Credit Facility.

Financial and other covenants

The Boyd Gaming Credit Facility contains certain financial and other covenants, including, without limitation, various covenants: (i) requiring the maintenance of a minimum consolidated interest coverage ratio 1.75 to 1.00; (ii) establishing a maximum permitted consolidated total leverage ratio (the “Total Leverage Ratio” discussed below); (iii) establishing a maximum permitted secured leverage ratio (the “Secured Leverage Ratio” discussed below); (iv) imposing limitations on the incurrence of indebtedness; (v) imposing limitations on transfers, sales and other dispositions; and (vi) imposing restrictions on investments, dividends and certain other payments.

The minimum consolidated interest coverage ratio is calculated as (a) the twelve-month trailing Consolidated EBITDA (as defined in the Boyd Gaming Credit Agreement), to (b) the sum of (i) consolidated interest expense and (ii) interest costs associated with derivative instruments not otherwise included in interest expense, with certain exclusions described in the Boyd Gaming Credit Agreement.

The maximum permitted consolidated Total Leverage Ratio is calculated as Consolidated Net Funded Indebtedness to twelve-month trailing Consolidated EBITDA, each as defined in the Boyd Gaming Credit Facility. The following table provides our maximum permitted Total Leverage Ratio during the remaining term of the Boyd Gaming Credit Facility:

For the trailing four quarters ending	Maximum total leverage ratio
September 30, 2016 through December 31, 2016	7.75 to 1.00
March 31, 2017 through December 31, 2017	7.00 to 1.00
March 31, 2018 through December 31, 2018	6.25 to 1.00
March 31, 2019 through December 31, 2019	6.00 to 1.00
March 31, 2020 through December 31, 2020	5.75 to 1.00
March 31, 2021 and thereafter	5.50 to 1.00

The maximum permitted Secured Leverage Ratio is calculated as Secured Net Indebtedness to twelve-month trailing Consolidated EBITDA, each as defined by the Boyd Gaming Credit Facility. The following table provides our maximum permitted Secured Leverage Ratio during the remaining term of the Boyd Gaming Credit Facility:

For the trailing four quarters ending	Maximum secured leverage ratio
September 30, 2016 through December 31, 2017	4.50 to 1.00
March 31, 2018 through December 31, 2018	4.00 to 1.00
March 31, 2019 through December 31, 2019	3.75 to 1.00
March 31, 2020 and thereafter	3.50 to 1.00

6.875% Senior Notes due May 2023

On May 21, 2015, we issued $750 million aggregate principal amount of 6.875% senior notes due May 2023. The 6.875% senior notes will mature on May 15, 2023 and are fully and unconditionally guaranteed, on a joint and several basis, by certain of our current and future domestic restricted subsidiaries, all of which are 100% owned by us.

The 6.875% senior notes contain certain restrictive covenants that, subject to exceptions and qualifications, among other things, limit our ability and the ability of our restricted subsidiaries (as defined in the indenture governing the 6.875% senior notes (as amended or supplemented, the “6.875% Indenture”)) to incur additional indebtedness or liens, pay dividends or make distributions or repurchase our capital stock, make certain investments, and sell or merge with other companies. In addition, upon the occurrence of a change of control (as defined in the 6.875% Indenture), we will be required, unless certain conditions are met, to offer to repurchase the 6.875% senior notes at a price equal to 101% of the principal amount of the 6.875% senior notes, plus accrued and unpaid interest and Additional Interest (as defined in the 6.875% Indenture), if any, to, but excluding, the applicable date of purchase. If we sell assets or experience an event of loss, we will be required under certain circumstances to offer to purchase the 6.875% senior notes.

At any time prior to May 15, 2018, we may redeem up to 35% of the aggregate principal amount of the 6.875% senior notes at a redemption price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest (as defined in the 6.875% Indenture), if any, up to, but excluding, the applicable redemption date, with the net cash proceeds that we raise in one or more equity offerings. In addition, at any time prior to May 15, 2018, we may redeem the 6.875% senior notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest (as defined in the 6.875% Indenture), if any, up to, but excluding, the applicable redemption date, plus a make whole premium. After May 15, 2018, we may redeem all or a portion of the 6.875% senior notes at redemption prices (expressed as percentages of the principal amount) ranging from 105.156% in 2018 to 100% in 2021 and thereafter, plus accrued and unpaid interest and Additional Interest (as defined in the 6.875% Indenture), if any.

Debt financing costs

In conjunction with the issuance of the 6.875% senior notes, we incurred approximately $14.0 million in debt financing costs that have been deferred and are being amortized over the term of the 6.875% senior notes using the effective interest method.

Covenant Compliance

As of September 30, 2016, we believe that we were in compliance with the financial and other covenants of our debt instruments.

The indentures governing the notes issued by Boyd Gaming Corporation contain provisions that allow for the incurrence of additional indebtedness, if after giving effect to such incurrence, the fixed charge coverage ratio (as defined in the respective indentures, essentially a ratio of consolidated EBITDA to fixed charges, including interest expense and less interest income) for the relevant business’ trailing four quarter period on a pro forma basis would be at least 2.0 to 1.0. Should this provision prohibit the incurrence of additional debt, the relevant business may still borrow under its existing credit facility. At September 30, 2016, the available borrowing capacity under the Boyd Gaming Credit Facility was $721.0 million.

Scheduled Maturities of Long-term Debt

The scheduled maturities of long-term debt, as discussed above, are as follows:

(In thousands) For the year ending December 31,
2016 (October 1–December 31)	$2,250
2017	30,337
2018	72,343
2019	30,348
2020	266,103
Thereafter	2,640,214

Total outstanding principal of long-term debt	$3,041,595

THE EXCHANGE OFFER

The following summarizes the terms of the exchange offer and certain provisions of the registration rights agreement. The summary of the registration rights agreement does not purport to be complete and reference is made to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Purpose of the Exchange Offer

The old notes were issued and sold in a private offering to Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, UBS Securities LLC, BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, and Nomura Securities International, Inc., as the initial purchasers, on March 28, 2016. The initial purchasers subsequently sold the old notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States pursuant to Regulation S under the Securities Act. As a condition to the sale of the old notes, we entered into a registration rights agreement with the initial purchasers on March 28, 2016. Pursuant to the registration rights agreement, we agreed that we would, among other things:

•	cause to be filed an exchange offer registration statement with the SEC under the Securities Act concerning the exchange offer; and;

•	use commercially reasonable efforts to:

•	cause such registration statement to be declared effective by the SEC in accordance with the requirements of the registration rights agreement;

•	keep the registration statement effective until the exchange offer is consummated;

•	hold the exchange offer open for at least 20 business days after the date that notice of the exchange offer is mailed to holders of the old notes;

•	consummate the exchange offer no later than March 28, 2017; and

•

keep the registration statement effective for a period ending on the earlier of (i) 90 days after the registration statement is declared effective by the SEC, and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

We are making the exchange offer to satisfy certain of our obligations under the registration rights agreement. Other than pursuant to the registration rights agreement, we are not required to file any registration statement to register any outstanding old notes. Holders of old notes who do not tender their old notes or whose old notes are tendered but not accepted in the exchange offer must rely on an exemption from the registration requirements under the securities laws, including the Securities Act, if they wish to sell their old notes. See “Risk Factors—Risk Related to this Exchange Offer—If you do not exchange your old notes, there will be restrictions on your ability to resell your old notes.”

Resale of Exchange Notes

We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in several no action letters addressed to third parties in other transactions. However, we have not sought our own no action letter and we can provide no assurance that the staff would make a similar determination with respect to the exchange offer as it has in no action letters to third parties. Based on these interpretations by the staff, we believe that the exchange notes issued in the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by a holder other than any holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided that holders:

•	are acquiring the exchange notes issued in the exchange offer in the ordinary course of their business;

•	are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes issued in the exchange offer; and

•	are not an “affiliate” of ours or any guarantor within the meaning of Rule 144 under the Securities Act.

If you are a broker-dealer, an “affiliate” of ours or any guarantor, or have an arrangement or understanding with any person to participate in, a distribution of the exchange notes issued in the exchange offer, you cannot rely on the position of the staff of the SEC contained in the no action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes, which old notes the broker-dealer acquired as a result of market-making activities or other trading activities, may be deemed an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. Each such broker-dealer that receives exchange notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge, as provided in the letter of transmittal, that it will deliver a prospectus in connection with any resale of such exchange notes. For more detailed information, see “Plan of Distribution.” We have agreed to make available, for a period ending on the earlier of (i) 90 days from the date on which the registration statement of which this prospectus is a part is declared effective by the SEC, and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, a prospectus meeting the requirements of the Securities Act to any broker-dealer and any other persons with similar prospectus delivery requirements for use in connection with any resale of exchange notes. A broker-dealer or any other person that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement (including certain indemnification rights and obligations thereunder).

In addition, to comply with the securities laws of various jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the registration rights agreement and subject to specified limitations therein, to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of the jurisdictions as any holder of the exchange notes reasonably requests.

Terms of the Exchange

We are offering to exchange, subject to the conditions described in this prospectus and in the letter of transmittal accompanying this prospectus, up to $750.0 million aggregate principal amount of our exchange notes for $750.0 million aggregate principal amount of our old notes.

For each old note surrendered to us pursuant to this exchange offer, the holder who surrendered such old note will receive an exchange note having a principal amount equal to that of the surrendered old note. Boyd Gaming will issue exchange notes in denominations of $1,000 and minimum integral multiples of $1,000 in excess of $1,000. To be exchanged, an old note must be properly tendered and accepted. All outstanding old notes that are validly tendered and not validly withdrawn will be exchanged for respective exchange notes issued on or promptly after the expiration date of the exchange offer. Currently, there is $750.0 million aggregate principal amount of old notes outstanding and no exchange notes outstanding.

We will accept for exchange any and all old notes that are validly tendered prior to 5:00 p.m., New York City time, on the expiration date. Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of the old notes being tendered for exchange. However, the exchange offer is subject to the terms and provisions of the registration rights agreement. See “—Conditions to the Exchange Offer.”

The exchange notes will evidence the same indebtedness as the old notes and will be entitled to the benefits of the indenture. The form and terms of the exchange notes will be substantially identical to those of the respective old notes except that the exchange notes will have been registered under the Securities Act. Therefore, the exchange notes will not be subject to certain transfer restrictions, registration rights and certain terms with respect to Applicable Interest applicable to the old notes. See “Description of the Exchange Notes.”

Expiration Date; Extensions; Amendments

The exchange offer will expire at 5:00 p.m. New York City time, on ●, 2017, unless we, in our sole discretion, extend the exchange offer. The time and date, as it may be extended, is referred to herein as the “expiration date.”

In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

We expressly reserve the right at our sole discretion:

•	to delay accepting the old notes, provided that any such delay is done in a manner consistent with Rule 14e-1(c) of the Exchange Act;

•	to extend the exchange offer;

•

to terminate the exchange offer and not accept old notes not previously accepted if any of the conditions listed under “—Conditions to the Exchange Offer” are not satisfied or waived by us, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

Following the commencement of the exchange offer, we anticipate that we would only delay accepting old notes tendered in the exchange offer due to an extension of the expiration date.

We will follow any delay in acceptance, extension or termination as promptly as practicable by written notice to the exchange agent. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders of the old notes. We will also extend the exchange offer for a period of at least five business days, or any longer period of time, that we determine, in accordance with applicable law, depending upon the significance of the amendment, the manner of disclosure and the expiration date of the exchange offer. In the event of a material change in the exchange offer, including the waiver of a material condition to the exchange offer, we will extend the expiration date, if necessary, so that a period of at least five business days remains in the exchange offer following notice of the material change.

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any old notes, and may terminate the exchange offer as provided in this prospectus, if, at any time before the expiration of the exchange offer, in our sole judgment, the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC.

If we determine in our sole discretion that any of these conditions are not satisfied, we may:

•	refuse to accept any old notes and return all tendered old notes to you;

•	extend the exchange offer and retain all old notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the old notes;

•	waive the unsatisfied conditions (to the extent we are legally permitted to do so) with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn; or

•	amend the terms of the exchange offer in any manner.

If the waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose the waiver or amendment by means of a prospectus supplement that we will distribute to the registered holders of the old notes, and will extend the exchange offer for a period of at least five business days, or any longer period of time, that we determine, in accordance with applicable law, depending on the significance of the waiver, the manner of disclosure to the registered holders of the old notes and the expiration date of the exchange offer. In the event of a material change in the exchange offer, including the waiver of a material condition to the exchange offer, we will extend the expiration date, if necessary, so that a period of at least five business days remains in the exchange offer following notice of the material change.

The exchange offer is not conditioned upon any minimal principal amount of old notes being tendered.

Accrued Interest

Interest on the exchange notes will accrue at a rate of 6.375% per annum and will be payable semi-annually in arrears on April 1 and October 1 of each year. The first interest payment date is April 1, 2017.

Interest on the exchange notes will accrue from the date of original issuance of the corresponding old notes or, if interest has already been paid on the corresponding old notes or the exchange notes, as the case may be, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the old notes accepted for exchange will cease to accrue on the day prior to the issuance of the exchange notes.

Procedures for Tendering Old Notes

Our acceptance of old notes tendered by a holder, if not withdrawn prior to the expiration date, will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal accompanying this prospectus.

A holder of old notes may tender the old notes by:

•	properly completing and signing the letter of transmittal;

•	properly completing any required signature guarantees;

•	properly completing any other documents required by the letter of transmittal; and

•

delivering all of the above, together with the certificate or certificates representing the old notes being tendered, to the exchange agent at its address set forth under “—Exchange Agent” prior to the expiration date; or

•	complying with all the procedures for book-entry transfer described below; or

•	complying with the guaranteed delivery procedures described below.

THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF THE DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. HOLDERS SHOULD NOT SEND OLD NOTES OR LETTERS OF TRANSMITTAL TO US.

The signature on the letter of transmittal need not be guaranteed if:

•	tendered old notes are registered in the name of the signer of the letter of transmittal;

•	the exchange notes to be issued in exchange for the respective old notes are to be issued in the name of the holder; and

•	any untendered old notes are to be reissued in the name of the holder.

In any other case:

•

the certificates representing the tendered old notes must be properly endorsed for transfer by the registered holder or be accompanied by a properly completed bond power from the registered holder or appropriate powers of attorney, in form satisfactory to us;

•	the tendered old notes must be duly executed by the holder; and

•

signatures on the endorsement, bond power or powers of attorney must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution, each an “eligible guarantor institution” that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act.

If the exchange notes or old notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note registrar for the old notes, the signature in the letter of transmittal must be guaranteed by an eligible guarantor institution.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, such persons must submit proper evidence satisfactory to us of their authority to so act.

The exchange agent will make a request within at least two (2) business days after the date of receipt of this prospectus to establish accounts with respect to the old notes at The Depository Trust Company for the purpose of facilitating the exchange offer. We refer to The Depository Trust Company in this prospectus as “DTC” and the “book-entry transfer facility.” Subject to establishing the accounts, any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer the old notes into the exchange agent’s account with respect to the old notes in accordance with the book-entry transfer facility’s procedures for the transfer. Although delivery of old notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, an appropriate letter of transmittal with any required signature guarantee and all other required documents, or an agent’s message, must in each case be properly transmitted to and received or confirmed by the exchange agent at its address set forth below prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

The exchange agent and DTC have confirmed that the exchange offer is eligible for DTC’s Automated Tender Offer Program, which we refer to as “ATOP.” Accordingly, DTC participants may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send an agent’s message.

The term “agent’s message” means a message which:

•	is transmitted by DTC;

•	is received by the exchange agent and forms part of the book-entry transfer;

•	states that DTC has received an express acknowledgment from a participant in DTC that is tendering old notes which are the subject of the book-entry transfer;

•	states that the participant has received and agrees to be bound by all of the terms of the letter of transmittal; and

•	states that we may enforce the agreement against the participant.

If you beneficially own the old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your beneficially owned old notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender the old notes on your behalf. The beneficial owner may also obtain and include with the letter of transmittal the old notes properly endorsed for transfer by the registered holder or accompanied by a properly completed bond power from the registered holder, with signatures on the endorsement or bond power guaranteed by an eligible guarantor institution. If the beneficial owner wishes to tender directly, the beneficial owner must, prior to completing and executing the letter of transmittal and tendering the old notes, make appropriate arrangements to register ownership of the old notes in the beneficial owner’s name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

By tendering, each registered holder of old notes will represent to us that, among other things:

•

the exchange notes to be acquired in connection with the exchange offer by the holder and each beneficial owner of the old notes are being acquired by the holder and each beneficial owner in the ordinary course of business of the holder and each beneficial owner;

•

the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes;

•

the holder and each beneficial owner acknowledge and agree that any person participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes acquired by such person and cannot rely on the position of the staff of the SEC set forth in no action letters that are discussed herein under “—Resale of Exchange Notes”;

•

if the holder is a broker-dealer that acquired the old notes as a result of market-making or other trading activities, it will comply with the applicable provisions of the Securities Act and the applicable no action positions of the SEC and it will deliver a prospectus in connection with any resale of exchange notes acquired in the exchange offer;

•	the holder has full corporate (or similar) power and authority to transfer the old notes in exchange for the exchange notes;

•

the holder and each beneficial owner understand that a secondary resale transaction described above should either be exempt under the applicable securities laws or be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the SEC;

•	neither the holder nor any beneficial owner is an “affiliate,” as defined under Rule 144 of the Securities Act, of ours; and

•	in connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tenders of any old notes not properly tendered or not to accept any old notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful.

We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any old notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.

The interpretation of the terms and conditions of the exchange offer including the letter of transmittal and the instructions contained in the letter of transmittal by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any of us incur any liability for failure to give such notification.

Guaranteed Delivery Procedures

If you desire to tender your old notes, but:

•	your old notes are not immediately available;

•	you cannot deliver your old notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date; or

•	the procedures for book-entry transfer of your old notes cannot be completed prior to the expiration date;

then you may effect a tender according to the guaranteed delivery procedures set forth in the letter of transmittal.

Pursuant to such procedures:

•

your tender of old notes must be made by or through an eligible guarantor institution and you must properly complete and duly execute a notice of guaranteed delivery (as defined in the letter of transmittal);

•

prior to the expiration date, the exchange agent must have received from you and the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of the tendered old notes, and the principal amount of tendered old notes, stating that the tender is being made thereby and guaranteeing that, within three (3) business days after the date of delivery of the notice of guaranteed delivery, the tendered old notes, a duly executed letter of transmittal and any other required documents will be deposited by the eligible guarantor institution with the exchange agent; and

•

such properly completed and executed documents required by the letter of transmittal and the tendered old notes in proper form for transfer (or confirmation of a book-entry transfer of such old notes into the exchange agent’s account at DTC) must be received by the exchange agent within three (3) business days after the expiration date.

Any holder who wishes to tender their old notes pursuant to the guaranteed delivery procedures described above must ensure that the exchange agent receives the notice of guaranteed delivery relating to such old notes prior to 5:00 p.m., New York City time, on the expiration date.

Unless old notes being tendered by the above-described method are deposited with the exchange agent, a tender will be deemed to have been received as of the date when the tendering holder’s properly completed and duly signed letter of transmittal, or a properly transmitted agent’s message, accompanied by the old notes or a confirmation of book-entry transfer of the old notes into the exchange agent’s account at the book-entry transfer facility is received by the exchange agent.

Issuances of exchange notes in exchange for old notes tendered pursuant to a notice of guaranteed delivery will be made only against deposit of the letter of transmittal and any other required documents and the tendered old notes or a confirmation of book-entry and an agent’s message.

Withdrawal Rights

Tenders of old notes may be withdrawn at any time prior to the expiration date. For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission, with receipt confirmed by telephone, or letter must be received by the exchange agent at the address set forth in this prospectus prior to the expiration date. Any notice of withdrawal must:

•	specify the name of the person having tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes;

•	specify the principal amount of old notes to be withdrawn;

•	include a statement that the holder is withdrawing its election to have the old notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the old notes into the name of the person withdrawing the tender; and

•	specify the name in which any such old notes are to be registered, if different from that of the person who tendered the old notes.

The exchange agent will return the properly withdrawn old notes promptly following receipt of the notice of withdrawal. If old notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us in our sole discretion and our determination will be final and binding on all parties.

Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account with the book-entry transfer facility specified by the holder. In either case, the old notes will be returned as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time prior to the expiration date.

Acceptance of Old Notes for Exchange and Delivery of Exchange Notes

Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept any and all old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes, when, as, and if we have given oral or written notice thereof to the exchange agent.

In all cases, issuances of exchange notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of such old notes, a properly completed and duly executed letter of transmittal and all other required documents (or of confirmation of a book-entry transfer of such old notes into the exchange agent’s account at DTC); provided, however, that we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If any tendered old notes are not accepted for any reason, such unaccepted old notes will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below:

Delivery to: Wilmington Trust, National Association, as Exchange Agent

By overnight delivery, courier or hand or certified or registered mail:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attention: Workflow Management—5th Floor

By facsimile (for eligible institutions only):

(302) 636-4139

Attention: Workflow Management—5th Floor

For information or confirmation by telephone:

(302) 636-6470

You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and telephone number set forth in the letter of transmittal.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH IN THE LETTER OF TRANSMITTAL, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE SET FORTH IN THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

Pursuant to the registration rights agreement, we are required to pay all reasonable and customary expenses incident to the consummation of the exchange offer, including our compliance with the registration rights agreement, including without limitation:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state blue sky or securities laws;

•	all expenses of printing (including printing certificates for the exchange notes to be issued in the exchange offer and printing of prospectuses), messenger and delivery services and telephone;

•	all fees and disbursements of our counsel;

•

all application and filing fees in connection with listing the exchange notes on a national securities exchange or automated quotation system pursuant to the requirements of the registration rights agreement; and

•	all fees and disbursements of our independent certified public accountants (including the expenses of any special audit and comfort letters required by or incident to such performance).

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize a gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the exchange notes.

Consequences of Failure to Exchange

Holders of old notes who do not exchange their old notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the old notes as described in the legend on the old notes. Old notes not exchanged pursuant to the exchange offer will continue to remain outstanding in accordance with their terms. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act.

Participation in the exchange offer is voluntary, and holders of old notes should carefully consider whether to participate. Holders of old notes are urged to consult their financial and tax advisors in making their own decision on what action to take. As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of old notes who do not tender their old notes in the exchange offer will continue to hold the old notes and will be entitled to all the rights and limitations applicable to the old notes under the indenture, except for any rights under the registration rights agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this exchange offer. All untendered old notes will continue to be subject to the restrictions on transfer described in the indenture governing the old notes. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered old notes could be adversely affected.

Shelf Registration Statement

If, pursuant to the terms of the registration rights agreement:

(1) the exchange offer is not permitted by applicable law or SEC policy;

(2) for any other reason the exchange offer is not consummated within the time period as described above under “The Exchange Offer—Purpose of the Exchange Offer”; or

(3) any holder of the old notes notifies us prior to the 10th business day following consummation of the exchange offer that:

(a) such holder, alone or together with other holders who hold in the aggregate at least $1.0 million in principal amount of old notes, was prohibited by applicable law or SEC policy from participating in the exchange offer;

(b) such holder may not resell the exchange notes to the public without delivery of a prospectus and the prospectus contained in the exchange offer registration statement may not be used for such resales by such holder; or

(c) such holder is a broker-dealer who holds old notes acquired directly from us or any of our affiliates, then, upon such holder’s request prior to the 10th business day following the consummation of the exchange offer, then we shall, subject to our Suspension Rights discussed below, use commercially reasonable efforts to (i) cause to be filed a shelf registration statement covering resales of the old notes pursuant to Rule 415 under the Securities Act and (ii) cause such shelf registration statement to be declared effective by the SEC not later than March 28, 2017.

In addition, pursuant to the registration rights agreement, we are required, to use commercially reasonable efforts to keep the shelf registration statement effective for a period ranging from at least two years from the date of issuance of the old notes to less than one, depending on the circumstances, all as set forth in the registration rights agreement.

We will, in the event of the filing of such shelf registration statement, provide to each holder of old notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes. A holder of old notes that sells its old notes pursuant to the shelf registration statement generally (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder of old notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement to have their old notes included in the shelf registration statement and to benefit from the provisions regarding additional interest described below.

Suspension Rights

Notwithstanding any of the above, we may delay the filing or the effectiveness of the exchange offer registration statement or, if applicable, any shelf registration statement, and the related prospectus, or we may allow any such registration statements or the related prospectus, if then filed or effective, to cease to remain effective and usable, from time to time but in no event for more than 90 days in the aggregate in any six month period if (i) the board of directors of Boyd Gaming (or a committee thereof) determines in good faith that it is in the best interest of Boyd Gaming not to disclose the existence of or facts surrounding any proposed or pending material event involving Boyd Gaming or any of its affiliates, or (ii) the prospectus contained in the exchange offer registration statement or shelf registration statement, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, if Boyd Gaming determines reasonably and in good faith that compliance with the disclosure obligations of the applicable registration statement at such time would reasonably be expected to materially adversely affect Boyd Gaming or any of its affiliates, or a pending financing, acquisition, disposition, merger or other material corporate event involving Boyd Gaming or any of its affiliates (collectively, the “Suspension Rights”).

Upon receipt of notice from Boyd Gaming of the exercise of its Suspension Rights (a “Suspension Notice”), each holder of old notes agrees to discontinue disposition of the old notes pursuant to the applicable registration statement until the date on which it has received a supplemented or amended prospectus for use for such resale, or have been advised by Boyd Gaming in writing that the use of the prospectus may be resumed (such date, the “Recommencement Date”). If Boyd Gaming exercises its Suspension Rights, the time period during which we are required to keep effective the prospectus contained in the exchange offer registration statement for use by a broker-dealer or any shelf registration statement as described above shall be extended by the number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date (which extension shall be the holders’ sole remedy for the exercise by Boyd Gaming of its Suspension Rights).

Additional Interest

Subject to the Suspension Rights, if, pursuant to the terms of the registration rights agreement, one of the following occurs (each such event is referred to as a “Registration Default”):

•	any such shelf registration statement has not been declared effective by the SEC on or prior to the applicable date specified in the registration rights agreement as described above;

•	we fail to consummate the exchange offer on or before March 28, 2017; or

•

any registration statement required by the registration rights agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose for a period in excess of 30 days without being succeeded immediately by a post-effective amendment to such registration statement that cures such failure that is itself declared effective;

then, additional interest shall accrue on the principal amount of the old notes at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default (provided that the additional interest may not accrue under more than one Registration Default at any one time) and shall increase by 0.25% per annum at the end of each subsequent 90-day period during which such Registration Default continues, up to a maximum additional rate of 1.00% per annum thereafter, until such Registration Default is cured.

A Registration Default shall be deemed not to have occurred and be continuing with respect to any registration statement required by the registration rights agreement if such Registration Default has occurred solely as a result of the exercise of a Suspension Right by Boyd Gaming under the registration rights agreement.

DESCRIPTION OF THE EXCHANGE NOTES

In this description, the term “Boyd Gaming” refers only to Boyd Gaming Corporation and not to any of its Subsidiaries or Affiliates, and “we,” “our” and “us” refer to Boyd Gaming.

Boyd Gaming will issue the 6.375% Senior Notes due April 1, 2026 (the “exchange notes”) under an indenture dated as of March 28, 2016 (the “indenture”) among itself, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as Holders of the exchange notes.

You can find the definitions of certain terms used in this description under “—Certain Definitions.” Certain defined terms used in this description but not defined in this “Description of the Exchange Notes” including under “—Certain Definitions,” have the meanings assigned to them in the indenture. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

Except as otherwise indicated below, the following summary applies to both the exchange notes and the old notes. As used in this section of the prospectus, the term “notes” means both the exchange notes and the old notes, unless otherwise indicated.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the respective old notes, except that the exchange notes will be registered under the Securities Act, and therefore the exchange notes will not be subject to certain transfer restrictions, registration rights and certain provisions regarding additional interest applicable to the old notes prior to the consummation of the exchange offer. See “The Exchange Offer.”

The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes

The notes:

•	are general unsecured obligations of Boyd Gaming;

•	are pari passu in right of payment to all existing and future senior Indebtedness of Boyd Gaming, including its obligations under the Credit Facility;

•	are senior in right of payment to all existing and future subordinated Indebtedness of Boyd Gaming;

•

are effectively junior to existing and future secured Indebtedness of Boyd Gaming to the extent of the value of the collateral securing such Indebtedness, including obligations under our existing Credit Facility;

•	are unconditionally guaranteed by the Guarantors;

•	are structurally subordinated to all existing and future Indebtedness of Boyd Gaming’s Subsidiaries that are not Guarantors; and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

See “Risk Factors—Risks Related to the Exchange Notes.” Your right to receive payments on the exchange notes will be effectively subordinated to our secured debt and the secured indebtedness of the Guarantors to the extent of the value of the collateral securing such debt, including obligations under our Credit Facility, and structurally subordinated to the existing and future debt and other liabilities of any Subsidiaries that do not guarantee the exchange notes.

Brief Description of the Note Guarantees

The notes are guaranteed by each of the existing and, subject to compliance with applicable Gaming Laws, future Significant Subsidiaries of Boyd Gaming.

The guarantees of the notes:

•	are general unsecured obligations of each Guarantor;

•	are pari passu in right of payment to all existing and future senior Indebtedness of each Guarantor, including its obligations as a guarantor of the obligations under the Credit Facility;

•	are senior in right of payment to all existing and future subordinated Indebtedness of each Guarantor;

•

are effectively junior to all existing and future secured Indebtedness of each Guarantor to the extent of the value of the assets securing such Indebtedness, including obligations under our existing Credit Facility secured by the Capital Stock of the Guarantors;

•	are structurally subordinated to all existing and future Indebtedness of Boyd Gaming’s Subsidiaries that are not Guarantors; and

•	are subject to release in the circumstances specified in the indenture.

The Note Guarantees are full and unconditional, joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are subject to a net worth limitation to reduce the risk that a Note Guarantee would constitute a fraudulent conveyance under applicable law.

Under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.

Not all of our “Restricted Subsidiaries” will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. For the nine months ended September 30, 2016, our wholly-owned Subsidiaries that will be non-guarantor Subsidiaries under the Indenture accounted for approximately $37.6 million, or 2.3%, of our net revenue, respectively, and, at September 30, 2016, represented approximately $477.6 million, or 10.7%, of our total assets and approximately $41.7 million, or 1.2%, of our total liabilities (excluding intercompany liabilities).

Including debt associated with the old notes, as of September 30, 2016, we and our wholly-owned Subsidiaries had $3.0 billion of long-term debt outstanding (which amounts exclude approximately $12.0 million of outstanding letters of credit). In addition, approximately $721.0 million was available for borrowing under our Credit Facility as of September 30, 2016. All amounts under our Credit Facility would be effectively senior to the notes offered hereby to the extent of the collateral securing our Credit Facility.

Principal, Maturity and Interest

Boyd Gaming will exchange the old notes, which have an aggregate principal amount of $750.0 million, for the exchange notes. Boyd Gaming may issue additional notes under the indenture from time to time after this exchange offer. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Limitation on Indebtedness.” The old notes, the exchange notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. It is possible, however, that any such additional notes will not be treated as part of the same issue for U.S. federal income tax purposes. Boyd Gaming will issue exchange notes in denominations of $1,000 and minimum integral multiples of $1,000 in excess of $1,000. The exchange notes will mature on April 1, 2026.

Interest on the exchange notes will accrue at the rate of 6.375% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on April 1, 2017. Boyd Gaming will make each interest payment to the Holders of record on the immediately preceding March 15 and September 15. Interest on overdue principal and interest and on Additional Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. Additional Interest may accrue on the notes in certain circumstances if we do not consummate the exchange offer or shelf registration, as applicable, as provided in the Registration Rights Agreement and if we fail to comply with certain reporting requirements.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

Methods of Receiving Payments on the Notes

Boyd Gaming will make, or cause to be made, payments in respect of the notes represented by the Global Notes by wire transfer of immediately available funds to the account specified by the Holder of the Global Notes. All other payments on notes will be made at the office or agency of the paying agent and registrar unless Boyd Gaming elects to make payments by check mailed to the Holders at their address set forth in the register of Holders. Principal and interest shall be considered paid on the date due if on such date the Trustee or paying agent holds money sufficient to pay all principal and interest then due.

Paying Agent and Registrar for the Notes

The Trustee will initially act as paying agent and registrar. Boyd Gaming may change the paying agent or registrar without prior notice to the Holders of the notes, and Boyd Gaming or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Boyd Gaming is not required to transfer or exchange any note selected for redemption. Also, Boyd Gaming is not required to transfer or exchange any note for a period of fifteen days before a selection of notes to be redeemed.

Subsidiaries Providing Note Guarantees

The notes are guaranteed by each of the existing and, subject to compliance with applicable Gaming Laws, future Significant Subsidiaries of Boyd Gaming. The Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee contain a net worth limitation to reduce the risk that a Note Guarantee would constitute a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Exchange Offer—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Boyd Gaming or another Guarantor, unless:

(1)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, the indenture and the Registration Rights Agreement pursuant to a supplemental indenture; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the “Asset Sale” provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Boyd Gaming or a Restricted Subsidiary of Boyd Gaming, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Boyd Gaming or a Restricted Subsidiary of Boyd Gaming, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of Boyd Gaming as a result of the sale or other disposition;

(3)	if Boyd Gaming designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales; Event of Loss.”

Optional Redemption

At any time prior to April 1, 2019, Boyd Gaming may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 106.375% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the Net Cash Proceeds of one or more Public Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Boyd Gaming and its Subsidiaries); and

(2) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

At any time prior to April 1, 2021 Boyd Gaming may also redeem all or a part of the notes, upon not less than 15 nor more than 60 days’ prior notice sent to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of notes on any relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date.

Except pursuant to the two preceding paragraphs, the notes will not be redeemable prior to April 1, 2021.

On or after April 1, 2021, Boyd Gaming may redeem all or part of the notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable redemption date (subject to the rights of Holders of notes on any relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date occurring on or prior to the redemption date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2021	103.188%
2022	102.125%
2023	101.063%
2024 and thereafter	100.000%

Notices of redemption may be conditional.

Mandatory Redemption

Boyd Gaming is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Mandatory Disposition or Redemption Pursuant to Gaming Laws

If a Holder or beneficial owner of a note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority, the Holder shall be obligated, at the request of Boyd Gaming, to dispose of such Holder’s notes within a time period prescribed by Boyd Gaming or such other time period prescribed by such Gaming Authority (in which event Boyd Gaming’s obligation to pay any interest after the receipt of such notice shall be limited as provided in such Gaming Laws). Thereafter, Boyd Gaming shall have the right to redeem, on the date fixed by Boyd Gaming for the redemption of such notes, such Holder’s notes at a redemption price equal to the lesser of (1) the lowest closing sale price of the notes on any trading day during the 120-day period ending on the date upon which Boyd Gaming shall have received notice from a Gaming Authority of such Holder’s disqualification or (2) the price at which such Holder or beneficial owner acquired the notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price. Boyd Gaming is not required to pay or reimburse any Holder or beneficial owner of a note for the costs of licensure, qualification or finding of suitability or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a note required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such licensure, qualification, finding of suitability or application therefor.

Repurchase at the Option of Holders

Change of Control

If (i) a Change of Control (if, at the Change of Control Time, the notes do not have Investment Grade Status) or (ii) a Change of Control Triggering Event (if, at the Change of Control Time, the notes have Investment Grade Status) occurs, each Holder of notes will have the right to require Boyd Gaming to repurchase all or any part (equal to $1,000 or a minimum integral multiple of $1,000 in excess of $1,000) of that Holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Boyd Gaming will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased, to the date of purchase. Not later than 30 days following (i) any Change of Control or (ii) in the event the notes have Investment Grade Status at the earlier of the public announcement of (x) a Change of Control or (y) (if applicable) our intention to effect a Change of Control, a Change of Control Triggering Event, Boyd Gaming will send a notice (which notice may be conditional) to each Holder (with a copy to the Trustee) stating, among other things:

(1) that a Change of Control or Change of Control Triggering Event, as the case may be, has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders—Change of Control” and that all notes (or portions thereof) timely tendered will be accepted for payment;

(2) the purchase price and the Change of Control Payment Date, which date will be no earlier than 15 days and, subject to the following sentence, no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice;

(3) that any note (or portion thereof) accepted for payment (and for which payment has been duly provided on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(4) that any notes (or portions thereof) not tendered will continue to accrue interest;

(5) a description of the transaction or transactions constituting the Change of Control or Change of Control Triggering Event, as the case may be; and

(6) the procedures that Holders must follow in order to tender their notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer. In addition, Boyd Gaming will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control made by Boyd Gaming and such third party purchases all notes properly tendered and not withdrawn under such Change of Control Offer.

Boyd Gaming will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control or Change of Control Triggering Event, as the case may be. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Boyd Gaming will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

On the Change of Control Payment Date, Boyd Gaming will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by Boyd Gaming.

The paying agent will promptly send to each Holder of notes properly tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or a minimum integral multiple of $1,000 in excess of $1,000.

The provisions described above that require Boyd Gaming to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Boyd Gaming repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

There can be no assurance that Boyd Gaming will be able to fund any repurchase of the notes pursuant to a Change of Control Offer. Boyd Gaming’s future credit facilities or other agreements relating to Indebtedness of Boyd Gaming may contain prohibitions or restrictions on Boyd Gaming’s ability to effect such a repurchase. In the event a Change of Control Offer is mandated at a time when such prohibitions or restrictions are in effect, Boyd Gaming could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Boyd Gaming does not obtain such a consent or repay such borrowings, Boyd Gaming will be effectively prohibited from purchasing notes. In such case, Boyd Gaming’s failure to purchase tendered notes would constitute an Event of Default under the indenture. See “Risk Factors—Risks Relating to this Offering—We may not have the funds necessary to finance the repurchase of the Notes required by the Indenture upon the occurrence of certain change of control events and asset sales.”

The definition of Change of Control includes a phrase relating to the sale, lease, conveyance or other transfer of “all or substantially all” of the Property of Boyd Gaming, determined on a consolidated basis. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Boyd Gaming to repurchase its notes as a result of a sale, lease, conveyance or other transfer of less than all of the assets of Boyd Gaming, determined on a consolidated basis, to another Person or group may be uncertain.

Prior to the occurrence of a Change of Control, the provisions under the indenture relating to Boyd Gaming’s obligation to make an offer to purchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Asset Sales; Event of Loss

Other than upon an Event of Loss, Boyd Gaming shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Issue Date, unless:

(1) Boyd Gaming or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; and

(2) at least 75% of such consideration consists of cash, Temporary Cash Investments or any stock or assets of the kind referred to in clause (1) or (3) of the definition of “Additional Assets;” provided, however, that for purposes of this clause (2):

(a) the assumption of Indebtedness of Boyd Gaming or a Restricted Subsidiary which is not subordinated to the notes or any Note Guarantee shall be deemed to be Temporary Cash Investments if Boyd Gaming, such Restricted Subsidiary and all other Restricted Subsidiaries of Boyd Gaming, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the holder thereof in connection with such Asset Sale;

(b) any securities or notes received by Boyd Gaming or such Restricted Subsidiary, as the case may be, from such transferee that are converted by Boyd Gaming or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days of the date of such Asset Sale shall be deemed to be Temporary Cash Investments; and

(c) Boyd Gaming and its Restricted Subsidiaries may receive consideration in the form of securities exceeding 25% of the consideration for one or more Asset Sales so long as Boyd Gaming and its Restricted Subsidiaries do not hold such securities having an aggregate Fair Market Value in excess of the greater of $150.0 million and 5% of Consolidated Total Assets of Boyd Gaming at any time outstanding.

The definition of “Asset Sale” and “Event of Loss” each exclude any single transaction or series of related transactions that involve assets having a Fair Market Value of $100.0 million or less and therefore Boyd Gaming and its Restricted Subsidiaries may dispose of assets or suffer an Event of Loss with significant value without restrictions under this covenant.

Upon an Event of Loss incurred by Boyd Gaming or any of its Restricted Subsidiaries, the Net Proceeds received from such Event of Loss shall be applied in the same manner as proceeds from Asset Sales described below and pursuant to the procedures set forth below.

Within 360 days after the receipt of the Net Proceeds of an Asset Sale or Event of Loss, an amount equal to 100% of the Net Proceeds from such Asset Sale or Event of Loss may be applied by Boyd Gaming or a Restricted Subsidiary to do one or both of the following:

(1) repay, redeem or repurchase senior Indebtedness of Boyd Gaming or any Guarantor, including Indebtedness under the Credit Facility or the notes and, in the case of any such repayment under any revolving credit or other facility that permits future borrowings, effect a corresponding reduction in the availability or commitments; or

(2) reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Proceeds received by Boyd Gaming or another Restricted Subsidiary);

provided, however, reinvestments in Additional Assets after the occurrence of an Event of Loss and prior to the receipt of the Net Proceeds of such Event of Loss shall be included as reinvestments pursuant to clause (2); provided, further, however, that if Boyd Gaming or any Restricted Subsidiary contractually commits within such 360-day period to apply such Net Proceeds within 180 days of such contractual commitment in accordance with the above clause (1) and/or (2), and such Net Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Proceeds set forth in this paragraph shall be considered satisfied.

Any Net Proceeds from an Asset Sale or Event of Loss that are not used in accordance with the preceding paragraph shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million, Boyd Gaming shall make an offer to purchase (the “Prepayment Offer”), from all Holders of the notes, and, at the election of Boyd Gaming, the holders of any other outstanding Pari Passu Indebtedness containing comparable repurchase rights, an aggregate principal amount of notes and, if applicable, such other Pari Passu Indebtedness equal to the Excess Proceeds, at a price in cash at least equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, in accordance with the procedures summarized herein and set forth in the indenture. To the extent that any portion of the Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their notes for repurchase in accordance with the indenture, Boyd Gaming or such Restricted Subsidiary may use such remaining amount for general corporate purposes or the repurchase of Indebtedness subordinated in right of payment to the notes or the Note Guarantee if required to be repurchased pursuant to their respective terms and the amount of Excess Proceeds shall be reset to zero. Pending application of Net Proceeds pursuant to clauses (1) and (2) above, such Net Proceeds will be invested in Temporary Cash Investments or used to temporarily repay Pari Passu Indebtedness that is revolving Indebtedness.

Not more than 20 Business Days after the amount of Excess Proceeds exceeds $100.0 million, Boyd Gaming shall send a prepayment offer notice to the Holders (with a copy to the Trustee), accompanied by such information regarding Boyd Gaming and its Subsidiaries as Boyd Gaming in good faith believes will enable such Holders to make an informed decision with respect to the Prepayment Offer. The prepayment offer notice will state, among other things:

(1) that Boyd Gaming is offering to purchase notes pursuant to the provisions of the indenture described herein;

(2) that any note (or any portion thereof) accepted for payment (and for which payment has been duly provided on the purchase date) pursuant to the Prepayment Offer shall cease to accrue interest after the purchase date;

(3) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 15 days nor more than 60 days from the date the prepayment offer notice is mailed;

(4) the aggregate principal amount of notes (or portions thereof) to be purchased;

(5) a description of any conditions to such Prepayment Offer; and

(6) a description of the procedure which Holders must follow in order to tender their notes (or portions thereof) and the procedures that Holders must follow in order to withdraw an election to tender their notes (or portions thereof) for payment.

Boyd Gaming may send such a prepayment offer notice at any time after it receives Net Proceeds from an Asset Sale and/or an Event of Loss in an amount in excess of $100.0 million.

Future credit agreements or other agreements relating to Indebtedness of Boyd Gaming may contain prohibitions or restrictions on Boyd Gaming’s ability to effect a Prepayment Offer. If Boyd Gaming is required to make a Prepayment Offer at a time when any such prohibitions or restrictions are in effect, Boyd Gaming could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. In such case, if Boyd Gaming does not obtain such a consent or repay such borrowings, Boyd Gaming will be effectively prohibited from purchasing notes and Boyd Gaming’s failure to purchase tendered notes would constitute an Event of Default under the indenture.

Boyd Gaming will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of notes as a result of a Prepayment Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, Boyd Gaming will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue of such conflict.

Selection and Notice

If less than all of the notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select notes to be redeemed or purchased among the holders of the notes, as applicable, that are subject to redemption or purchase, by lot unless otherwise required by law or applicable stock exchange requirements; provided that as long as DTC serves as the depository for a Global Note, any redemption shall comply with DTC’s procedural requirements with respect to such note.

No notes of $1,000 or less can be redeemed in part. Notices of redemption will be sent at least 15 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may be conditional. If the redemption conditions specified in the redemption notice are not satisfied by the redemption date set forth therein, Boyd Gaming may, as specified in the redemption notice, extend the redemption period or withdraw the redemption notice or the redemption notice may be deemed to be null and void.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note (so long as such amount is in a denomination of $1,000 or a minimum integral multiple of $1,000 in excess of $1,000) will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless Boyd Gaming defaults in making such redemption payment, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

Changes in Covenants when Notes Rated Investment Grade

Set forth below are certain covenants contained in the Indenture. During any period of time that:

(1) the notes have Investment Grade Status, and

(2) no Default or Event of Default has occurred and is continuing under the indenture with respect to the notes,

Boyd Gaming and its Restricted Subsidiaries will not be subject to the provisions of the indenture with respect to the notes described under “—Repurchase at the Option of Holders—Asset Sales; Event of Loss,” “—Limitation on Indebtedness” and “—Limitation on Restricted Payments” (collectively, the “Suspended Covenants”); provided that with respect to those covenants that will remain in effect (the “Effective Covenants”), references in such Effective Covenants to clauses in the Suspended Covenants will be deemed to continue to exist for purposes of interpretation of the Effective Covenants.

In the event that Boyd Gaming and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the notes for any period of time as a result of the preceding sentence and, subsequently, at least one of the two designated Rating Agencies withdraws its rating or assigns the notes a rating below the required Investment Grade Ratings, then Boyd Gaming and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for the benefit of the notes. Calculations under the reinstated “—Limitation on Restricted Payments” covenant will be made as if such covenant had been in effect since the date of the indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Status.

Limitation on Indebtedness

Boyd Gaming shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that Boyd Gaming or any Guarantor may Incur Indebtedness if Boyd Gaming’s Consolidated Fixed Charge Coverage Ratio would exceed 2.0 to 1.0, after giving effect to:

(1) the Incurrence of such Indebtedness as if such Indebtedness was Incurred at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to repay or defease other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period;

(2) the Incurrence and retirement (including any Indebtedness that has been defeased) of any other Indebtedness since the first day of the Reference Period as if such Indebtedness was Incurred or retired at the beginning of the Reference Period;

(3) the execution or termination of any management agreement pursuant to which Boyd Gaming or any Restricted Subsidiary was or will be paid a management fee since the first day of the Reference Period including any execution or termination which will be effective contemporaneously with the Incurrence of such Indebtedness, as if such execution or termination occurred at the beginning of the Reference Period; and

(4) the acquisition or disposition of any Property or any company or business by Boyd Gaming or any Restricted Subsidiary since the first day of the Reference Period including any acquisition or disposition which will be consummated contemporaneously with the Incurrence of such Indebtedness, as if such acquisition or disposition occurred at the beginning of the Reference Period, including without limitation any net reduction of lease payments in connection with any acquisition of Property and any related income or expense.

For purposes of such computation, with respect to Indebtedness that bears interest at a variable rate, such Indebtedness shall be deemed to bear interest at the applicable interest rate (or weighted average interest rate, if there are multiple applicable interest rates) on the date such Indebtedness is Incurred or repaid.

Notwithstanding the foregoing limitation, Boyd Gaming or any Restricted Subsidiary, as specified below, may Incur the following Indebtedness:

(1) Indebtedness of Boyd Gaming represented by the notes to be issued on the date of the indenture and of the Guarantors under the Note Guarantees and the exchange notes and related Note Guarantees, if any, that may be issued pursuant to the Registration Rights Agreement;

(2) Indebtedness of Boyd Gaming or any Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness under clauses (1) and (3));

(3) Indebtedness of Boyd Gaming or any Restricted Subsidiary under the Credit Facility in an aggregate amount outstanding at any time not to exceed the greater of (i) $2.75 billion, and (ii) 4.5 times Consolidated EBITDA during the Reference Period (after giving pro forma effect to the acquisition or disposition of any company or business by Boyd Gaming or any Restricted Subsidiary since the first day of the Reference Period including any acquisition or disposition which will be consummated contemporaneously with the Incurrence of Indebtedness under this clause (3), as if such acquisition or disposition occurred at the beginning of the Reference Period);

(4) Indebtedness of Boyd Gaming or a Restricted Subsidiary owing to and held by a Restricted Subsidiary or Boyd Gaming; provided, however, that (A) if Boyd Gaming or any Guarantor is the obligor on such Indebtedness and the payee is not Boyd Gaming or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the notes, in the case of Boyd Gaming, or the Note Guarantees, in the case of a Guarantor; (B) any subsequent issuance or transfer of any Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness except to Boyd Gaming or a Restricted Subsidiary shall be deemed in each case to constitute the Incurrence of such Indebtedness by the issuer thereof;

(5) Indebtedness of Boyd Gaming or a Restricted Subsidiary under Interest Rate Agreements; provided that the obligations under such agreements were entered into in connection with payment obligations on Indebtedness otherwise permitted by the terms of this covenant;

(6) Indebtedness of Boyd Gaming or a Restricted Subsidiary under Currency Exchange Protection Agreements; provided that such Currency Exchange Protection Agreements were entered into for the purpose of limiting exchange rate risks and not as speculative investments;

(7) Indebtedness of Boyd Gaming or any Restricted Subsidiary in connection with one or more letters of credit, bankers’ acceptances, worker’s compensation claims, surety bonds, appeal bonds, performance bonds or completion guarantees issued in the ordinary course of business or pursuant to self-insurance and similar obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(8) Indebtedness of Boyd Gaming or any Restricted Subsidiary outstanding under Permitted FF&E Financings which are either:

(a) Non-Recourse Indebtedness of Boyd Gaming and its Restricted Subsidiaries; or

(b) limited in amount (including all Permitted Refinancing Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (8)(b)) for each Gaming Facility owned or leased by Boyd Gaming or any of its Restricted Subsidiaries to the lesser of:

(1) the amount of FF&E used in such Gaming Facility and financed by such Permitted FF&E Financing; or

(2) $25.0 million;

(9) Indebtedness (including Capital Lease Obligations) Incurred by Boyd Gaming or any of its Restricted Subsidiaries to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate amount not to exceed the greater of (i) $150.0 million and (ii) 5% of Boyd Gaming’s Consolidated Total Assets;

(10) Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements;

(11) Indebtedness arising from agreements of Boyd Gaming or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Person otherwise permitted by the indenture;

(12) guarantees incurred in the ordinary course of business supporting obligations of suppliers, lessees and vendors;

(13) Acquired Debt and any other Indebtedness incurred to finance a merger, consolidation or other acquisition; provided that immediately after giving effect to the incurrence of such Acquired Debt and such other Indebtedness, as the case may be, on a pro forma basis as if such incurrence (and the related merger, consolidation or other acquisition) had occurred at the beginning of the applicable Reference Period, Boyd Gaming’s Consolidated Fixed Charge Coverage Ratio would be equal or greater than Boyd Gaming’s Consolidated Fixed Charge Coverage Ratio immediately prior to such merger, consolidation or other acquisition;

(14) Indebtedness of Boyd Gaming to the extent the net proceeds thereof are promptly deposited to defease the notes as described below under the heading “—Legal Defeasance and Covenant Defeasance;”

(15) Indebtedness (including under the Credit Facility) of Boyd Gaming or any Restricted Subsidiary not otherwise permitted to be Incurred pursuant to the provisions of the first paragraph of this covenant or this paragraph in an aggregate amount outstanding as of the date of any Incurrence of such Indebtedness not to exceed 7.5% of Boyd Gaming’s Consolidated Total Assets; or

(16) Permitted Refinancing Indebtedness Incurred by Boyd Gaming or any Restricted Subsidiary in respect of Indebtedness of Boyd Gaming or any Restricted Subsidiary outstanding pursuant to the provisions of the first paragraph of this covenant or clauses (1), (2), (8), (9), (13) and this clause (16) of this paragraph; provided, however, any such Permitted Refinancing Indebtedness may be Incurred up to 90 days prior to the repayment, repurchase or redemption of the Indebtedness being refinanced, redeemed or repaid with such Permitted Refinancing Indebtedness; provided, further, that prior to any repayment, repurchase or redemption of the Indebtedness being refinanced with such Permitted Refinancing Indebtedness, Boyd Gaming or the applicable Restricted Subsidiary may temporarily invest the proceeds of such Permitted Refinancing Indebtedness in Temporary Cash Investments or use the proceeds of such Permitted Refinancing Indebtedness to pay down Indebtedness under the revolving credit portion of the Credit Facility.

For purposes of determining compliance with the “Limitation on Indebtedness” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (16) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, Boyd Gaming will be permitted to (a) classify such item of Indebtedness on the date of its Incurrence in any manner that complies with this covenant and (b) divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in clauses (1) through (16) above or as Incurred pursuant to the first paragraph of this covenant. Boyd Gaming may reclassify such Indebtedness from time to time in its sole discretion and may classify any item of Indebtedness in part under one or more of the categories described in clauses (1) through (16) above and/or in part as Indebtedness entitled to be Incurred pursuant to the first paragraph of this section. Notwithstanding the foregoing, Indebtedness outstanding under the Credit Facility on the Issue Date, after giving effect to the application of the proceeds from the issuance of the old notes that were applied on the Issue Date, initially was be deemed to have been Incurred on such date under clause (3) of the preceding paragraph, and may later be reclassified.

Accrual of interest, the accretion of principal amount, the payment of interest on any Indebtedness in the form of additional Indebtedness, fair value adjustments to the amount of Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, in each case will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. In addition, a guarantee of Indebtedness of Boyd Gaming or of a Restricted Subsidiary will not constitute a separate Incurrence, or amount outstanding, of Indebtedness so long as the Indebtedness so guaranteed was Incurred in accordance with the terms of the indenture. Boyd Gaming may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For the avoidance of doubt, any Incurrence of Indebtedness which is based upon or made in reliance on a computation based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

Limitation on Layered Indebtedness

Boyd Gaming will not Incur, and will not permit any Guarantor to Incur, any Indebtedness (including any Indebtedness described in clauses (1) through (16) of the second paragraph of the covenant described under the caption “—Limitation on Indebtedness”) that is contractually subordinated in right of payment to any other Indebtedness of Boyd Gaming or such Guarantor, as applicable, unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Boyd Gaming or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Limitation on Restricted Payments

Boyd Gaming shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

(1) a Default or an Event of Default shall have occurred and be continuing;

(2) Boyd Gaming could not Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “—Limitation on Indebtedness;” or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments made from and after July 22, 1997 (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal, without duplication, to the sum of:

(a) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 1997 to the end of the most recent fiscal quarter ended immediately prior to the date of such Restricted Payment (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

(b) the aggregate proceeds received by Boyd Gaming from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to March 31, 1997 (other than an issuance or sale (i) to a Subsidiary of Boyd Gaming or an employee stock ownership plan or other trust established by Boyd Gaming or any of its Subsidiaries, (ii) pursuant to clauses (3) or (4) in the following paragraph or (iii) in connection with the acquisition of Coast Casinos, Inc.);

(c) the amount by which Indebtedness of Boyd Gaming or any Restricted Subsidiary is reduced on Boyd Gaming’s balance sheet upon the conversion or exchange (other than an issuance or sale to a Subsidiary of Boyd Gaming or an employee stock ownership plan or other trust established by Boyd Gaming or any of its Subsidiaries) subsequent to March 31, 1997, of any Indebtedness of Boyd Gaming or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Boyd Gaming (less the amount of any cash or other property distributed by Boyd Gaming or any Restricted Subsidiary upon such conversion or exchange);

(d) the amount equal to the net reduction in Investments that were treated as Restricted Payments subsequent to March 31, 1997 resulting from:

(1) payments of dividends, repayments of loans or advances or other transfers of assets to Boyd Gaming or any Restricted Subsidiary or the satisfaction or reduction (other than by means of payments by Boyd Gaming or any Restricted Subsidiary) of obligations of other Persons which have been Guaranteed by Boyd Gaming or any Restricted Subsidiary; or

(2) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, in each case such net reduction in Investments being:

(x) valued as provided in the definition of “Investment;”

(y) an amount not to exceed the aggregate amount of Investments previously made by Boyd Gaming or any Restricted Subsidiary which were treated as a Restricted Payment when made; and

(z) included in this clause (d) only to the extent not included in Consolidated Net Income;

(e) payments of dividends, repayments of loans or advances or other transfers of assets to Boyd Gaming or any Restricted Subsidiary from the Borgata Joint Venture to the extent such dividends, repayments, advances or other transfers exceed $100.0 million, but only to the extent that any such payments are excluded from the computation of Consolidated Net Income and in an aggregate amount not in excess of the amount of Investments in the Borgata Joint Venture that were treated as Restricted Payments when made; and

(f) $50.0 million.

The provisions of the preceding paragraph shall not prohibit:

(1) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with the provisions of the indenture;

(2) the redemption or repurchase of any Capital Stock or Indebtedness of Boyd Gaming

(a) if the holder or beneficial owner of such Capital Stock or Indebtedness is required to qualify under the Gaming Laws and does not so qualify; or

(b) if necessary in the reasonable, good faith judgment of the Board of Directors, as evidenced by a Board Resolution, to prevent the loss or secure the reinstatement of any Gaming License which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of Boyd Gaming and its Subsidiaries, taken as a whole, or would restrict the ability of Boyd Gaming or any of its Subsidiaries to conduct business in any gaming jurisdiction;

(3) any purchase, redemption or other acquisition or retirement of Capital Stock of Boyd Gaming made by exchange for, or with proceeds of the sale of, Capital Stock (other than Disqualified Stock) of Boyd Gaming received not more than 90 days before or after such purchase, redemption or other acquisition or retirement of Capital Stock;

(4) any purchase, redemption or other acquisition or retirement of the Indebtedness of any Person made by exchange for, or with proceeds of the sale of, Capital Stock (other than Disqualified Stock) of Boyd Gaming received not more than 90 days before or after such purchase, redemption or other acquisition or retirement of Indebtedness;

(5) any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Boyd Gaming or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee from the proceeds of Permitted Refinancing Indebtedness Incurred not more than 90 days before or after such repurchase, redemption, defeasance or other acquisition or retirement of such Indebtedness;

(6) cash payments in lieu of fractional shares issuable as dividends on Capital Stock of Boyd Gaming or any of its Restricted Subsidiaries;

(7) the redemption or repurchase of any (i) Indebtedness subordinated in right of payment to the Notes or any Note Guarantee, or (ii) Capital Stock of Boyd Gaming, in each case to the extent required by a final non-appealable order or judgment entered by a court or courts of competent jurisdiction;

(8) the purchase, redemption or other acquisition or retirement of Indebtedness subordinated in right of payment to the notes or any Note Guarantee (i) with any Excess Proceeds remaining after all Holders have been given the opportunity to tender their notes for repurchase in accordance with the indenture if any such subordinated Indebtedness is required to be repurchased pursuant to its respective terms, and (ii) other purchases, redemptions or other acquisition or retirement of Indebtedness subordinated in right of payment to the notes or any Note Guarantee in an aggregate amount not to exceed $250.0 million in the aggregate;

(9) so long as no Default or Event of Default has occurred and is continuing, repurchases by Boyd Gaming of its common stock or options, warrants or other securities exercisable or convertible into such common stock (excluding any debt security that is convertible into, or exercisable for, common stock) held by employees, officers, consultants or directors of Boyd Gaming or any of its direct or indirect Subsidiaries upon death, disability or termination of employment or directorship of such employees, officers, consultants or directors not to exceed $10.0 million in the aggregate in any fiscal year, with unused amounts in any fiscal year permitted to be carried over for the next two succeeding fiscal years;

(10) the repurchase of Capital Stock deemed to occur upon the exercise of stock options to the extent such Capital Stock represents a portion of the exercise price of those stock options;

(11) the repurchase of Capital Stock upon the vesting of restricted stock, restricted stock units or performance share units to the extent necessary to satisfy tax withholding obligations attributable to such vesting;

(12) other Investments in an aggregate amount at any time not to exceed 10% of Boyd Gaming’s Consolidated Total Assets (in each case with Investments calculated at the time of such Investment);

(13) so long as no Default or Event of Default has occurred and is continuing, the repurchase of Indebtedness subordinated in right of payment to the notes or any Note Guarantee with any Excess Proceeds as provided under “—Repurchase at the Option of Holders—Asset Sales; Event of Loss” or pursuant to provisions requiring such repurchase similar to those described under the caption “—Repurchase at the Option of Holders—Change of Control;” provided that all notes tendered by Holders in connection with a Change of Control Offer or Prepayment Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(14) Restricted Payments made on or after the Issue Date pursuant to this clause (14) not to exceed (i) $100.0 million in the aggregate prior to a Peninsula Restricted Subsidiary Designation and (ii) $200.0 million in the aggregate after a Peninsula Restricted Subsidiary Designation.

The full amount of any Restricted Payments made subsequent to March 31, 1997 pursuant to clauses (1) and (2) of the preceding paragraph (but not pursuant to any other clause of the immediately preceding paragraph) shall be included in the calculation of the aggregate amount of Restricted Payments referred to under clause (3) in the first paragraph of this covenant. For the avoidance of doubt, only Restricted Payments made from and after July 22, 1997 pursuant to clauses corresponding to clauses (1) and (2) of the preceding paragraph (but not pursuant to any other clause of any indenture that is or was excluded from the calculation of the aggregate amount of Restricted Payments corresponding to the calculation in clause (3) in the first paragraph of this covenant) shall be included in the calculation of the aggregate amount of Restricted Payments made from and after July 22, 1997 pursuant to clause (3) in the first paragraph of this covenant.

Limitation on Liens

Boyd Gaming shall not, and shall not permit any Guarantor to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property, whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, which secures Indebtedness that ranks pari passu with or is subordinated to the notes unless:

(1) if such Lien secures Indebtedness that ranks pari passu in right of payment with the notes or any Note Guarantee, the notes or such Note Guarantee are secured on an equal and ratable basis with the obligations so secured; or

(2) if such Lien secures Indebtedness that is subordinate in right of payment to the notes or any Note Guarantee, the notes or such Note Guarantee are secured on a senior basis to the obligations so secured.

Any Lien created for the benefit of the Holders pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing such Indebtedness that gave rise to the obligations to secure the notes or such Note Guarantee under this covenant.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Boyd Gaming shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions to Boyd Gaming or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

(2) pay any Indebtedness owed to Boyd Gaming or any other Restricted Subsidiary;

(3) make loans or advances to Boyd Gaming or any other Restricted Subsidiary;

(4) transfer any of its Property to Boyd Gaming or any other Restricted Subsidiary.

Notwithstanding the above, Boyd Gaming may, and may permit any Restricted Subsidiary to, directly or indirectly, create or otherwise suffer to exist or become effective such encumbrances or restrictions existing under or by reason of:

(A) agreements in effect on the Issue Date;

(B) applicable law, including rules, regulations or orders issued by any Gaming Authority;

(C) customary nonassignment provisions in contracts, leases or licenses entered into in the ordinary course of business;

(D) agreements in existence with respect to a Restricted Subsidiary at the time it is acquired or so designated; provided, however, that such agreements are not entered into in anticipation or contemplation of such designation;

(E) any agreement or other instrument of a Person whose property, assets or Capital Stock is acquired by Boyd Gaming or any Restricted Subsidiary which agreement or other instrument was in existence at the time of such acquisition (but not created in contemplation thereof); provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than such acquired Person and its Subsidiaries or such property or assets, including directly-related assets, such as accessions and proceeds so acquired or leased;

(F) provisions limiting the disposition or distribution of assets or Property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements; which limitation is applicable only to the assets that are the subject of such agreements;

(G) any restrictions or transfer of property with respect to the transfer of assets secured by a Lien permitted to be Incurred under the provisions of the covenant described above under the caption “—Limitation on Liens;”

(H) purchase money obligations for Property or equipment acquired for use in the business of Boyd Gaming or any of its Restricted Subsidiaries and Capital Lease Obligations that impose restrictions on the Property or equipment purchased or leased in the ordinary course of business;

(I) any instrument governing Indebtedness represented by industrial revenue or development bonds issued by a municipality and guaranteed by Boyd Gaming or any of its Restricted Subsidiaries;

(J) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(K) any restriction on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business; or

(L) any encumbrances or restrictions of the type referred to in clauses (1), (2), (3) and (4) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (K) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Boyd Gaming, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to pay dividends or make other distributions on Capital Stock and (ii) the subordination of loans or advances made to Boyd Gaming or a Restricted Subsidiary to other Indebtedness Incurred by Boyd Gaming or any such Restricted Subsidiary shall not be deemed a restriction on the ability to pay indebtedness owed or to make loans or advances.

Nothing contained in this covenant shall prevent Boyd Gaming or any Restricted Subsidiary from granting any Lien permitted by the covenant described above under the caption “—Limitation on Liens.”

Limitation on Transactions with Affiliates

Boyd Gaming shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property, the making of any Investment, the giving of any Guarantee or the rendering or receiving of any service) with, from or for the benefit of any Affiliate, any Related Person or any officer or director of any Affiliate or a Related Person involving aggregate consideration in excess of $25.0 million (an “Affiliate Transaction”) unless:

(1) the terms of such Affiliate Transaction are in writing, in the best interest of Boyd Gaming or such Restricted Subsidiary, as the case may be, and at least as favorable to Boyd Gaming or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such Affiliate Transaction in a similar transaction in arm’s-length dealings with a Person who is not such an Affiliate, Related Person or officer or director of an Affiliate or Related Person;

(2) with respect to each Affiliate Transaction involving aggregate payments to either party in excess of $50.0 million, such Affiliate Transaction was approved by a majority of the disinterested members of the Board of Directors and that such Affiliate Transaction complies with clause (1); and

(3) with respect to each Affiliate Transaction involving aggregate payments in excess of $100.0 million, Boyd Gaming delivers to the Trustee an opinion letter from an Independent Advisor to the effect that such Affiliate Transaction is fair, from a financial point of view;

provided, however, that the foregoing limitation shall not apply for so long as Boyd Gaming’s common stock is listed for trading on the New York Stock Exchange or NYSE Amex Equities or is quoted on the National Association of Securities Dealers Automated Quotation System and designated as a “national market system security.”

Notwithstanding the foregoing limitations, Boyd Gaming or any of its Restricted Subsidiaries may enter into or suffer to exist the following:

(1) any transaction pursuant to any contract in existence on the Issue Date;

(2) any Restricted Payment permitted to be made pursuant to the covenant described above under the caption “—Limitation on Restricted Payments;”

(3) any transaction or series of transactions between Boyd Gaming and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries;

(4) the pledge of the Capital Stock of any Unrestricted Subsidiary or joint venture to secure the Indebtedness of any such Person;

(5) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of, indemnity provided on behalf of, and reimbursement of expense to, officers, directors, employees or consultants of Boyd Gaming or any of its Restricted Subsidiaries;

(6) any Permitted Investment and any other Investment made by Boyd Gaming or any of its Restricted Subsidiaries other than an Investment in a holder of 10% or more of the Capital Stock of Boyd Gaming or an Investment in an entity controlled by a holder of 10% or more of the Capital Stock of Boyd Gaming (other than indirect control by reason of such holder’s ownership of Capital Stock of Boyd Gaming); and

(7) transactions pursuant to agreements existing on the Issue Date and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not more disadvantageous to Boyd Gaming or any of its Restricted Subsidiaries in any material respect than the respective agreement existing on the Issue Date.

Limitation on Status as an Investment Company

Boyd Gaming shall not, and shall not permit any of its Restricted Subsidiaries to, become an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended), to the extent such status would subject Boyd Gaming or any such Subsidiary to regulation under the Investment Company Act, except for Subsidiaries established for the purpose of financing the operating businesses of Boyd Gaming and its Subsidiaries.

Merger, Consolidation and Sale of Assets

Boyd Gaming shall not merge or consolidate with or into any other entity (other than a merger or consolidation of a Restricted Subsidiary with or into Boyd Gaming) or in one transaction or a series of related transactions sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its Property unless:

(1) the entity formed by or surviving any such consolidation or merger (if Boyd Gaming is not the surviving entity) or the Person to which such sale, assignment, transfer, lease or conveyance is made (the “Successor”):

(a) shall be a Person (other than an individual) organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such Person expressly assumes, by supplemental indenture, executed and delivered to the Trustee by such Person, the due and punctual payment of the principal, premium, if any, interest and Additional Interest, if any, on all the notes and the due and punctual performance and observance of all the covenants, conditions and obligations under the notes, the indenture and the Registration Rights Agreement to be performed by Boyd Gaming; provided, that if any Successor is not a corporation, there shall be a co-issuer that is a corporation; and

(b) the Successor shall have all Gaming Licenses required to operate all Gaming Facilities to be owned by such Successor;

(2) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of Boyd Gaming’s Property, such Property shall have been transferred as an entirety or virtually as an entirety to any Person;

(3) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(4) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), Boyd Gaming or the Successor, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “—Limitation on Indebtedness.”

In connection with any such supplemental indenture, Boyd Gaming shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, transfer, lease or conveyance and such supplemental indenture, if any, complies with the Indenture, and such Opinion of Counsel shall also state that such supplemental indenture constitutes the legal, valid and binding obligation of such Successor.

Business activities

Boyd Gaming will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Core Business, except to such extent as would not be material to Boyd Gaming and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If Boyd Gaming or any of its Restricted Subsidiaries acquires or creates a Significant Subsidiary, or any non-Guarantor Restricted Subsidiary becomes a Significant Subsidiary after the date of the indenture, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfying the requirements of Section 12.04 and 12.05 of the indenture and stating that such supplemental indenture constitutes the legal, valid and binding obligations of such Guarantor within 30 days following the date on which it was acquired, created or otherwise became a Significant Subsidiary (or such longer period as may be required to obtain any necessary approvals under applicable Gaming Laws or other regulatory requirements). Any Subsidiary that does not constitute a Significant Subsidiary need not become a Guarantor unless and until such time as it becomes a Significant Subsidiary. Notwithstanding the foregoing, to the extent any Significant Subsidiary is subject to the terms of any instrument governing Acquired Debt, as in effect at the time of acquisition which instrument or restriction prohibits such Significant Subsidiary from issuing a Guarantee, such Significant Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt. Boyd Gaming shall use reasonable commercial efforts to obtain all approvals of any Gaming Authority necessary to permit any Significant Subsidiary to become a Guarantor as promptly as practicable.

Designation of restricted and unrestricted subsidiaries

The Board of Directors may designate any Restricted Subsidiary and any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary; provided that:

(1) such designation would not cause a Default;

(2) such Subsidiary has no Indebtedness other than Qualified Non-Recourse Debt;

(3) such Subsidiary does not own any Capital Stock or Indebtedness of or own or hold any lien on any Property of Boyd Gaming or any other Subsidiary of Boyd Gaming that is not a Subsidiary of the Subsidiary to be so designated; and

(4) such Subsidiary is not a Significant Subsidiary.

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Boyd Gaming and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investment, as determined by Boyd Gaming. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of Boyd Gaming as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that (i) such designation complied with the preceding conditions and (ii) was permitted by the covenant described above under the caption “—Limitation on Restricted Payments” and giving the effective date of such designation, such filing with the Trustee to occur within 75 days after the end of the fiscal quarter of Boyd Gaming in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the fiscal year, within 120 days after the end of such fiscal year). If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of Boyd Gaming as of such date.

The Board of Directors may at any time designate, or redesignate, any Unrestricted Subsidiary to be a Restricted Subsidiary of Boyd Gaming (with notice to the Trustee); provided that such designation, or redesignation, will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of Boyd Gaming of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation, or redesignation, will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Limitation on Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable Reference Period and (2) no Default or Event of Default would be in existence following such designation or redesignation.

As of the Issue Date, each of: OED Acquisition, LLC, a Delaware limited liability company, BYDSSE Gaming, LLC, a Florida limited liability company, Boyd Interactive Gaming, a Nevada corporation, and each Subsidiary of each such Person is an Unrestricted Subsidiary.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, Boyd Gaming will furnish to the Trustee and the Holders of notes, within 15 days after the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports, including financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Boyd Gaming were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Boyd Gaming’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Boyd Gaming were required to file such reports.

Whether or not required by the SEC, Boyd Gaming will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. If, at any time Boyd Gaming is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Boyd Gaming will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Boyd Gaming will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Boyd Gaming’s filings for any reason, Boyd Gaming will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Boyd Gaming were required to file those reports with the SEC.

Notwithstanding the foregoing, Boyd Gaming will be deemed to have furnished such reports referred to above to the Trustee and the Holders of the notes if (i) Boyd Gaming has filed (or, in the case of a Form 8-K, furnished) such reports with the SEC via the EDGAR filing system and such reports are publicly available, or (ii) the reports are posted and publicly available on the Boyd Gaming website. The Trustee shall have no responsibility to verify that such reports have been filed. Delivery of such reports, information and documents to the Trustee pursuant to this covenant is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Boyd Gaming’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to certificates).

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default with respect to payment of interest (including Additional Interest, if any) on any of the notes when it becomes due and payable, and the continuance of such default for a period of 30 days;

(2) default with respect to payment of principal or premium, if any, on any of the notes when due at maturity, upon acceleration, required purchase or otherwise;

(3) failure by Boyd Gaming to observe, perform or comply with the covenants and agreements in the covenant described above under the caption “—Merger, Consolidation and Sale of Assets;”

(4) failure by Boyd Gaming or any Guarantor to observe, perform or comply with any of the other covenants and agreements in the indenture, the notes or the Note Guarantees and such failure to observe, perform or comply continues for a period of 60 days after receipt by Boyd Gaming of a written notice from the Trustee or Holders of not less than 30% in aggregate principal amount of the notes (including any additional notes, if any) then outstanding;

(5) Indebtedness of Boyd Gaming or any Restricted Subsidiary is not paid when due or within any applicable grace period or is accelerated by the holders thereof and, in either case, the total amount of such unpaid or accelerated Indebtedness exceeds $75.0 million;

(6) the entry by a court of competent jurisdiction of one or more judgments or orders against Boyd Gaming or any Restricted Subsidiary in an uninsured aggregate amount in excess of $75.0 million and such judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days after such judgment or judgments become final and non-appealable;

(7) certain events of bankruptcy, insolvency or reorganization described in the indenture affecting Boyd Gaming or any Guarantor that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

(8) except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person controlling such Guarantor, denies or disaffirms its obligations under its Note Guarantee, and such default continues for a period of 30 days; and

(9) any revocation, suspension or loss of any Gaming License which results in the cessation of business for a period of more than 90 consecutive days of the business of any Gaming Facility or Gaming Facilities owned, leased or operated directly by Boyd Gaming or any of its Restricted Subsidiaries, which, taken together, collectively contribute more than 10% of Boyd Gaming’s Consolidated EBITDA (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonably good faith judgment of the Board of Directors and evidenced by a Board Resolution, desirable in the conduct of the business of Boyd Gaming and its Subsidiaries, taken as a whole).

A Default under clauses (5), (6) or (9) above is not an Event of Default until the Trustee or Holders of not less than 30% in aggregate principal amount of the notes notify Boyd Gaming of the Default; provided that any Default under clause (5) above resulting from a default or acceleration with respect to Indebtedness will not be considered an Event of Default if such default or acceleration is cured or annulled, respectively, within 30 days of the receipt by Boyd Gaming of the abovementioned notice of Default from the Trustee or Holders of not less than 30% in aggregate principal amount of the notes.

Boyd Gaming shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default, its status and what action Boyd Gaming and/or any Guarantor is taking or proposes to take with respect thereto.

The indenture provides that the Trustee, within 90 days after the occurrence of any continuing Default or Event of Default that is known to the Trustee, will give notice to the Holders; provided, however, that, except in the case of a default in payment of principal of or interest on the notes, the Trustee may withhold such notice as long as it in good faith determines that such withholding is in the interest of the Holders.

Subject to the last paragraph of “Events of Default and Remedies,” the indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization described in clause (7) above) shall have occurred and be continuing, the Trustee or the Holders of not less than 30% in aggregate principal amount of the notes then outstanding may accelerate the maturity of all the notes by a notice in writing to Boyd Gaming (and to the Trustee, if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration” and on the fifth business day after delivery of such notice, the principal amount, together with any accrued and unpaid interest and premium and Additional Interest, if any, on all of the notes then outstanding will become immediately due and payable. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization described in clause (7) above shall occur, the notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

The Holders of a majority in aggregate principal amount of the notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the indenture.

The Holders of a majority in aggregate principal amount of the then outstanding notes (including any additional notes, if any) voting in a single class by written notice to the Trustee may, on behalf of the Holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium or Additional Interest, if any, or interest on the Notes.

No Holder will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless:

(1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 30% in aggregate principal amount of the notes then outstanding shall have made written request and offered indemnity satisfactory to the Trustee to institute such proceeding as a trustee; and

(3) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of and premium and Additional Interest, if any, or interest on such Holder’s note on or after the respective due dates expressed in such note (including in connection with an offer to purchase).

Notwithstanding any other provision of the indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described above under the heading “—Reports,” and for any failure to comply with the requirements of Section 314(a) of the Trust Indenture Act, will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the notes at a rate equal to 0.50% per annum. The Additional Interest will be payable in the same manner and subject to the same terms as other interest payable under the indenture. The Additional Interest will accrue on all outstanding notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations described above under the heading “—Reports” or Section 314(a) of the Trust Indenture Act first occurs to but excluding the 365th day thereafter (or such earlier date on which the Event of Default relating to such reporting obligations is cured or waived). If the Event of Default resulting from such failure to comply with the reporting obligations is continuing on such 365th day, such Additional Interest will cease to accrue and the notes will be subject to the other remedies provided under the heading “—Events of Default and Remedies.”

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Boyd Gaming or any Guarantor, as such, will have any liability for any obligations of Boyd Gaming or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Boyd Gaming may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest, Additional Interest or premium, if any, on such notes when such payments are due from the trust referred to below;

(2) Boyd Gaming’s obligations with respect to the notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and Boyd Gaming’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, Boyd Gaming may, at its option and at any time, elect to have the obligations of Boyd Gaming and the Guarantors released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events with respect to Boyd Gaming) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Boyd Gaming must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S.

dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest, Additional Interest and premium, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Boyd Gaming must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Boyd Gaming has delivered to the Trustee an Opinion of Counsel confirming that:

(a) Boyd Gaming has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Boyd Gaming has delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from (a) the borrowing of funds to be applied to such deposit or (b) the repayment of other Indebtedness being repaid concurrently);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Boyd Gaming or any of the Guarantors is a party or by which Boyd Gaming or any of the Guarantors is bound;

(6) Boyd Gaming must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by Boyd Gaming with the intent of preferring the Holders of notes over the other creditors of Boyd Gaming with the intent of defeating, hindering, delaying or defrauding creditors of Boyd Gaming or others; and

(7) Boyd Gaming must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes (including additional notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture, the notes or the Note Guarantees, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a tender offer, exchange offer for, or purchase of, the notes).

Without the consent of each Holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or extend the time for payment of interest on any note;

(3) reduce the principal of or extend the stated maturity of any note;

(4) reduce the premium payable upon the redemption of any note, waive a redemption payment with respect to any note or change the time at which a note may be redeemed;

(5) impair the right of any Holder to receive payment of principal of, or interest, premium or Additional Interest, if any, on the notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes, except (i) a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the then outstanding notes, (ii) a waiver of the payment default that resulted from such acceleration, and (iii) any waiver or modification of the obligation to make an offer to purchase as a result of a Change of Control prior to the occurrence of such Change of Control;

(6) make any note payable in money other than that stated in the notes;

(7) make any change in the provisions of the indenture relating to waivers of past Defaults; or

(8) make any change in the preceding amendment and waiver provisions.

In addition, any amendment which releases any Guarantor from its obligations under any Note Guarantee (except as specified in the Guaranty release provisions contained in the indenture prior to any such amendment) will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the notes then outstanding.

Notwithstanding the preceding, without the consent of any Holder of notes, Boyd Gaming, the Guarantors and the Trustee may amend or supplement the indenture, the notes or the Note Guarantees to, among other things:

(1) to cure any ambiguity, defect, mistake, omission or inconsistency as evidenced in an Officer’s Certificate;

(2) to provide for the assumption of Boyd Gaming’s or a Guarantor’s obligations to Holders of notes and Note Guarantees, as applicable, in the case of a merger or consolidation or sale of all or substantially all of Boyd Gaming’s or such Guarantor’s assets, as applicable;

(3) to provide for uncertificated notes in addition to or in place of certificated notes;

(4) to add any Note Guarantees with respect to the notes and to release such Note Guarantees when required or permitted by the terms of the indenture;

(5) to secure the notes;

(6) to add to the covenants of Boyd Gaming or any Guarantor for the benefit of the Holders of the notes or the Note Guarantees or to surrender any right or power conferred upon Boyd Gaming or any Guarantor;

(7) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder of notes in the good faith opinion of Boyd Gaming;

(8) to comply with the requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities;

(9) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(10) to conform the text of the indenture, the notes or the Note Guarantees to any provision of the description of notes contained in the original offering memorandum for the old notes, to the extent that such provision in the description of notes contained therein was intended to be a verbatim recitation of a provision of the indenture or such notes (as evidenced by an Officers’ Certificate of Boyd Gaming);

(11) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture on the Issue Date; and

(12) remove redemption provisions included in any additional notes that are no longer in effect.

The consent of the Holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment, supplement, or waiver of the indenture becomes effective, Boyd Gaming is required to mail to the Holders of notes affected thereby a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all Holders of notes, or any defect therein, will not impair or affect the validity of any such amended or supplemented indenture or waiver.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Boyd Gaming, have been delivered to the Trustee for cancellation; or

(b) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and Boyd Gaming or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Additional Interest, if any, to the date of maturity or redemption;

(2) other than with respect to a discharge when the notes have become due and payable, no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from (i) the borrowing of funds to be applied to such deposit or (ii) the repayment of other Indebtedness being repaid concurrently) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Boyd Gaming or any Guarantor is a party or by which Boyd Gaming or any Guarantor is bound;

(3) Boyd Gaming or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

(4) Boyd Gaming has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, Boyd Gaming must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the Trustee shall execute such instrument(s) as reasonably requested by Boyd Gaming acknowledging the satisfaction and discharge of all of Boyd Gaming’s and the Guarantors’ obligations under the notes and the indenture.

Concerning the Trustee

If the Trustee becomes a creditor of Boyd Gaming or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, that if the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) the Trustee must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Boyd Gaming Corporation, 3883 Howard Hughes Parkway, 9th Floor, Las Vegas, NV 89169, Attention: General Counsel.

Book-entry, Delivery and Form

The exchange notes will be initially issued in the form of one or more notes in global form without interest coupons (the “Global Notes”) registered in the name of The Depository Trust Company (“DTC”) or its nominee.

Upon the issuance of a Global Note, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the notes represented by such Global Note. Ownership of beneficial interests in a Global Note will be limited to Persons that have accounts with DTC (“Participants”) or Persons that may hold interests through Participants. The Notes will be issued in registered, global form in minimum denominations of $1,000 and minimum integral multiples of $1,000 in excess thereof.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interest in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interest in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

So long as the Holder of a Global Note is the registered owner of any notes, the Holder of such Global Note will be considered the sole Holder under the indenture of any notes evidenced by the Global Notes. Beneficial owners of notes evidenced by the Global Notes will not be considered the owners or Holders of the notes under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither Boyd Gaming nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Boyd Gaming takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters. However, Boyd Gaming will remain responsible for any actions DTC, Euroclear and Clearstream and their respective participants take in accordance with instructions provided by Boyd Gaming.

DTC has advised Boyd Gaming that DTC is a limited-purpose trust company created to hold securities for the Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Boyd Gaming that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments in respect of the principal of, and interest, Additional Interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, Boyd Gaming and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Boyd Gaming, the Trustee nor any agent of Boyd Gaming or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Boyd Gaming that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or Boyd Gaming. Neither Boyd Gaming nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Boyd Gaming and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Boyd Gaming that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC, Euroclear and Clearstream each reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Boyd Gaming nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) Boyd Gaming delivers to the Trustee notice from DTC that (a) it is unwilling or unable to continue as depositary for the Global Notes or (b) it has ceased to be a clearing agency registered under the Exchange Act and, in either case, Boyd Gaming fails to appoint a successor depositary; or

(2) there has occurred and is continuing an Event of Default with respect to the notes;

then, upon surrender by a Holder of its Global Note, notes in such form will be issued to each Person that the Holder of the Global Note and DTC identify as being the beneficial owner of the related notes. In addition, beneficial interests in Global Notes may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interest in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Neither Boyd Gaming nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of notes and Boyd Gaming and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Holder of the Global Note or DTC for all purposes.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor complies with the applicable provisions in the indenture.

Same-day Settlement and Payment

Boyd Gaming will make, or cause to be made, payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Note. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the United States unless Boyd Gaming elects to make payments by check mailed to the Holders at their address set forth in the register of Holders. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Boyd Gaming that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Governing Law

The indenture provides that it and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person, (1) Indebtedness of another Person and any of such other Person’s Subsidiaries existing at the time such other Person becomes a Subsidiary of the specified

Person or at the time it merges or consolidates with the specified Person or any of the specified Person’s Subsidiaries or is assumed by the specified Person or any Subsidiary of the specified Person in connection with the acquisition of assets from such other Person and (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person, in each case, to the extent that such Indebtedness is not Incurred by the specified Person or any Subsidiary of the specified Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of the specified Person or such acquisition, merger or consolidation.

“Additional Assets” means:

(1) any Property (other than cash, cash equivalents or securities) to be owned by Boyd Gaming or a Restricted Subsidiary and used in a Related Business;

(2) the costs of improving, restoring, replacing or developing any Property owned by Boyd Gaming or a Restricted Subsidiary which is used or usable in a Related Business; or

(3) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary and satisfies the requirements for a Restricted Subsidiary set forth below in the definition of “Restricted Subsidiary.”

“Additional Interest” means all amounts, if any, payable (1) pursuant to the provisions relating to additional interest described above under the heading “—Events of Default and Remedies” as the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described above under the heading “—Reports,” and for any failure to comply with the requirements of Section 314(a) of the Trust Indenture Act and/or (2) pursuant to the provisions relating to additional interest described under the heading “The Exchange Offer—Additional Interest” and provided for in the Registration Rights Agreement.

“Affiliate” means, with respect to any Person, a Person:

(1) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person;

(2) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of any class of the Voting Stock of such Person (or a 10% or greater equity interest in a Person which is not a corporation); or

(3) of which 10% or more of any class of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held directly or indirectly through one or more intermediaries by such Person.

The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at April 1, 2021 (such redemption price being set forth in the table appearing under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through April 1, 2021 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note, if greater.

Applicable Premium shall be determined by Boyd Gaming, and the Trustee shall have no obligation to confirm or verify such determination.

“Asset Sale” means the sale, conveyance, transfer, lease or other disposition, whether in a single transaction or a series of related transactions (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions or pursuant to the merger of Boyd Gaming or any of its Restricted Subsidiaries with or into any person other than Boyd Gaming or one of its Restricted Subsidiaries), by Boyd Gaming or one of its Restricted Subsidiaries to any Person other than Boyd Gaming or one of its Restricted Subsidiaries of:

(1) any of the Capital Stock or other ownership interests of any Restricted Subsidiary of Boyd Gaming (other than directors’ qualifying shares or shares required by law to be held by a Person other than Boyd Gaming or a Restricted Subsidiary); or

(2) any other Property of Boyd Gaming or any Property of its Restricted Subsidiaries, in each case not in the ordinary course of business of Boyd Gaming or such Restricted Subsidiary.

Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales:

(A) any single transaction or series of related transactions that involves assets having a Fair Market Value of $100.0 million or less;

(B) any issuance or other such disposition of Capital Stock or other ownership interests of any Restricted Subsidiary to Boyd Gaming or another Restricted Subsidiary;

(C) any such disposition of property between or among Boyd Gaming and its Restricted Subsidiaries;

(D) the sale or other disposition of cash or Temporary Cash Investments;

(E) any exchange of like Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business;

(F) a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(G) the disposition of all or substantially all of the assets of Boyd Gaming in a manner permitted pursuant to the provisions described under “—Certain Covenants—Merger, Consolidation and Sale of Assets” or any disposition that constitutes a Change of Control;

(H) the sale or discount, in each case without recourse (direct or indirect), of accounts receivable arising in the ordinary course of business of Boyd Gaming or such Restricted Subsidiary, as the case may be, but only in connection with the compromise or collection thereof;

(I) sales or grants of licenses or sublicenses to use trademarks, know-how, patents and any other intellectual property or intellectual property rights to the extent not materially interfering with the business of Boyd Gaming and its Restricted Subsidiaries;

(J) dispositions that occur in the ordinary course of Boyd Gaming’s or a Restricted Subsidiary’s business in connection with Permitted Liens;

(K) any sale of inventory or other assets or any disposition of any obsolete, damaged or worn out property, equipment or assets (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Board of Directors, no longer economically practicable to maintain or useful in the conduct of the business of Boyd Gaming and its Restricted Subsidiaries);

(L) the disposition of receivables in connection with the compromise, settlement or collection thereof;

(M) foreclosures, condemnation or any similar action on assets or the granting of Liens permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Liens;” or

(N) any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind that occur in the ordinary course of Boyd Gaming’s or any Restricted Subsidiary’s business.

“Attributable Indebtedness” means Indebtedness deemed to be Incurred in respect of a Sale/Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Board of Directors” means the Board of Directors of Boyd Gaming or any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Boyd Gaming to have been duly adopted by the Board of Directors, to be in full force and effect on the date of such certification and delivered to the Trustee.

“Borgata Joint Venture” means Marina District Development Holding Co., LLC and its successors and assigns.

“Boyd Gaming Family” means William S. Boyd, any direct descendant or spouse of such person, or any direct descendant of such spouse, and any trust or other estate in which each person who has a beneficial interest, directly or indirectly through one or more intermediaries, in Capital Stock of Boyd Gaming is one of the foregoing persons.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP. For purposes of “—Certain Covenants—Limitation on Liens,” Capital Lease Obligations shall be deemed secured by a Lien on the Property being leased. For the avoidance of doubt, any lease obligation that would not be required to be classified and accounted for as a capital lease obligation under GAAP as in effect as of the Issue Date shall not be treated as a Capital Lease Obligation even if such lease obligation would be required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles in the United States as in effect at any time after the Issue Date, whether such lease obligation was entered into before or after the Issue Date.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrants, options or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

A “Change of Control” shall be deemed to occur if:

(1) any “person” or “group” (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders and other than a Restricted Subsidiary, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting power of all classes of the Voting Stock of Boyd Gaming and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis; provided that for purposes of this clause (1), the members of the Boyd Gaming Family shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as the members of the Boyd Gaming Family beneficially own (as so defined), directly or indirectly through one or more intermediaries, in the aggregate 50% or more of the total voting power of the Voting Stock of the parent corporation;

(2) the sale, lease, conveyance or other transfer of all or substantially all of the Property of Boyd Gaming (other than to any Restricted Subsidiary), determined on a consolidated basis, shall have occurred;

(3) the stockholders of Boyd Gaming shall have approved any plan of liquidation or dissolution of Boyd Gaming; or

(4) Boyd Gaming consolidates with or merges into another Person or any Person consolidates with or merges into Boyd Gaming in any such event pursuant to a transaction in which the outstanding Voting Stock of Boyd Gaming is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

(a) the outstanding Voting Stock of Boyd Gaming is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock; and

(b) the holders of the Voting Stock of Boyd Gaming immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction.

“Change of Control Time” means the earlier of the public announcement of (1) a Change of Control or (2) (if applicable) our intention to effect a Change of Control.

“Change of Control Triggering Event” means both a Change of Control and a Rating Decline; provided, however, that a Change of Control Triggering Event shall not be deemed to have occurred if (i) at the Change of Control Time the notes have Investment Grade Status and (ii) Boyd Gaming effects defeasance of the notes pursuant to the provisions of the indenture prior to a Rating Decline.

“Consolidated EBITDA” means, for any period, without duplication, the sum of:

(1) Consolidated Net Income;

(2) to the extent Consolidated Net Income has been reduced thereby: (A) Consolidated Fixed Charges; (B) provisions for taxes based on income; (C) consolidated depreciation expense; (D) consolidated amortization expense; (E) all preopening expenses paid or accrued; and (F) other noncash items reducing Consolidated Net Income, and minus other noncash items increasing Consolidated Net Income; and

(3) an estimate of the amount (determined in good faith by Boyd Gaming) of business interruption insurance expected to be collected with respect to such period, whether or not (A) any applicable insurance carrier has designated all or any portion of any expected recovery as attributable to business interruption coverage as opposed to other types of coverage, and (B) the affected operations are classified as discontinued operations or any such operations have been or are being disposed of, minus any business interruption insurance received or expected to be received and included in the calculation of Consolidated Net Income for such period;

all as determined on a consolidated basis for Boyd Gaming and its Restricted Subsidiaries in conformity with GAAP; provided that, (i) from and after the date Boyd Gaming and any of its Restricted Subsidiaries enters into any management agreement pursuant to which such Person is paid management fees, such management fees shall be annualized, and (ii) with respect to each Project, from and after the date of any Project Opening, that portion of the Consolidated EBITDA which is attributable to the applicable Project owned and operated by Boyd Gaming or any of its Restricted Subsidiaries shall be annualized. In computing such annualization, for the period from and after entering into any management agreement or from and after any Project Opening, as applicable, until the end of the fourth full fiscal quarter thereafter shall be treated as one accounting period and annualized.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA during the Reference Period to the aggregate amount of Consolidated Fixed Charges during the Reference Period.

“Consolidated Fixed Charges” means, for any period, the total interest expense of Boyd Gaming and its Restricted Subsidiaries including:

(1) the interest component of Capital Lease Obligations, which shall be deemed to accrue at any interest rate reasonably determined by Boyd Gaming to be the rate of interest implicit in such Capital Lease Obligations,

(2) one-third of the rental expense attributable to operating leases,

(3) amortization of Indebtedness discount and commissions, discounts and other similar fees and charges owed with respect to Indebtedness,

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(5) net costs pursuant to Interest Rate Agreements,

(6) dividends on all Preferred Stock of Restricted Subsidiaries held by Persons other than Boyd Gaming or a Restricted Subsidiary,

(7) interest attributable to the Indebtedness of any other Person for which Boyd Gaming or any Restricted Subsidiary is responsible or liable as obligor, guarantor or otherwise; plus

(8) the product of:

(a) dividends on all Preferred Stock of Restricted Subsidiaries held by Persons other than Boyd Gaming or a Restricted Subsidiary and any dividend or distribution, whether in cash, Property or securities, on Disqualified Stock of Boyd Gaming (other than dividends paid in Capital Stock that is not Disqualified Stock); times

(b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

minus interest income. In addition, Consolidated Fixed Charges shall not include (w) non-cash interest expense, (x) deferred financing costs amortized or written off, and premiums and prepayment penalties and other fees, premiums or reserves paid in connection with any refinancing or repayment of Indebtedness, any amendment, supplement, consent or waiver in connection with any Indebtedness, or any acquisition, disposition or financing; (y) any expensing of commitment and other financing fees or (z) write-offs relating to termination of Interest Rate Agreements. For the avoidance of doubt and consistent with GAAP, Consolidated Fixed Charges shall not include any capitalized interest.

“Consolidated Net Income” means for any period, the net income (loss) of Boyd Gaming and its Subsidiaries determined in accordance with GAAP; provided, however, that the following items shall be excluded from the computation of Consolidated Net Income:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that, subject to the limitations contained in (3) below:

(a) the net income (or, if applicable, Boyd Gaming’s equity in the net income) of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Boyd Gaming or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) Boyd Gaming’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

(2) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Boyd Gaming, except that:

(a) subject to the limitations contained in (3) below, Boyd Gaming’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Boyd Gaming or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) Boyd Gaming’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3) any gain or loss realized upon the sale or other disposition of any Property of Boyd Gaming or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(4) accruals and reserves that are established or adjusted, in each case within 12 months of the subject transaction, as a result of any acquisition, Investment, asset disposition, write down or write off (including the related tax benefit) in accordance with GAAP (including any adjustments of estimated payouts on earn-outs);

(5) items classified as extraordinary or any non-cash item classified as nonrecurring;

(6) any non-cash charges related to fair value adjustments;

(7) expenses or charges relating to the amortization of intangibles;

(8) deferred financing costs amortized or written off, and premiums and prepayment penalties and any gain or loss realized in connection with any refinancing or repayment of Indebtedness, any amendment, supplement, consent or waiver in connection with any Indebtedness, or any acquisition, disposition or financing; and

(9) the cumulative effect of a change in accounting principles.

For purposes of calculating Consolidated Net Income, any non-recurring charges or expenses of such Person or of a company or business acquired by such Person (in each case, including but not limited to those relating to severance, relocation costs and one time compensation charges and any charges or expenses in connection with conforming accounting policies or reaudited, combining or restating financial information), in each case, incurred in connection with or as a result of the purchase or acquisition of such acquired company or business by such Person shall be added to the Consolidated Net Income of such Person, to the extent any such charges or expenses were deducted in computing such Consolidated Net Income of such Person.

“Consolidated Total Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Restricted Subsidiaries is available, calculated on a consolidated basis in accordance with GAAP.

“Core Business” means (1) the gaming, card club, racing, sports, entertainment, leisure, amusement, lodging, restaurant, retail operations, service station operations, riverboat operations, real estate development and all other businesses and activities necessary for or reasonably related or incident thereto, including, without limitation, related acquisition, construction, development or operation of related truck stop, transportation, retail and other facilities designed to enhance any of the foregoing and online or internet gaming, and (2) any of the types of preexisting businesses being operated on land acquired (whether by purchase, lease or otherwise) by Boyd Gaming or any Restricted Subsidiary, or similar types of businesses conducted by Boyd Gaming or such Restricted Subsidiary after such acquisition of land, and all other businesses and activities necessary for or reasonably related or incident thereto; provided that such land was acquired by Boyd Gaming or such Restricted Subsidiary for the purpose, determined in good faith by Boyd Gaming, of ultimately conducting a business or activity described in clause (1) above at some time in the future.

“Credit Facility” means (1) the Third Amended and Restated Credit Agreement, dated as of August 14, 2013, among Boyd Gaming, the financial institutions named therein, Bank of America, National Association, as administrative agent and letter of credit issuer, and Wells Fargo Bank, N.A., as swing line lender, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing or decreasing the amount loaned or issued thereunder or altering the maturity thereof and (2) whether or not the Credit Agreement referred to in clause (1) remains outstanding, if designated by Boyd Gaming to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness (including without limitation any Sale/Leaseback Transaction), in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Development Services” means, with respect to any Qualified Facility, the provision (through retained professionals or otherwise) of development, design or construction services with respect to such Qualified Facility.

“Disqualified Stock” of a Person means any Capital Stock of such Person:

(1) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

(c) is convertible or exchangeable or exercisable for Indebtedness; and

(2) as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur,

in the case of each of clauses (1) or (2) on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that such Capital Stock of Boyd Gaming or any of its Subsidiaries shall not constitute Disqualified Stock if it is redeemable prior to the first anniversary of the Stated Maturity of the notes only if:

(A) the holder or a beneficial owner of such Capital Stock is required to qualify under the Gaming Laws and does not so qualify; or

(B) the Board of Directors determines in its reasonable, good faith judgment, as evidenced by a Board Resolution, that as a result of a holder or beneficial owner owning such Capital Stock, Boyd Gaming or any of its Subsidiaries has lost or may lose any Gaming License, which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of Boyd Gaming and its Subsidiaries, taken as a whole, or would restrict the ability of Boyd Gaming or any of its Subsidiaries to conduct business in any gaming jurisdiction.

“Domestic Subsidiary” means any Restricted Subsidiary of Boyd Gaming that was formed under the laws of the United States of America or any state of the United States of America or the District of Columbia.

“Event of Loss” means, with respect to any Property with a Fair Market Value of more than $100.0 million, any loss, destruction or damage of such Property, or any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation or requisition of the use of such Property.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indentures” means collectively, (1) the Indenture dated as of June 8, 2012 among Boyd Gaming, the Guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 9.00% senior notes due 2020; (2) the Indenture dated as of May 21, 2015 among Boyd Gaming, the Guarantors party thereto and Wilmington Trust, National Association as trustee and (3) the First Supplemental Indenture dated as of May 21, 2015 among Boyd Gaming, the Guarantors party thereto and Wilmington Trust, National Association as trustee, related to the 6.875% senior notes due 2023, each as in effect on the Issue Date and each as amended, modified or supplemented.

“Fair Market Value” means with respect to any Property, the price which could be negotiated in an arm’s- length free market transaction, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided:

(1) if such Property has a Fair Market Value of $25.0 million or less, by any Officer of Boyd Gaming; or

(2) if such Property has a Fair Market Value in excess of $25.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction (or the date of the written agreement with respect to such transaction).

“GAAP” means accounting principles generally accepted in the United States of America in effect on the date of the indenture.

“Gaming Authority” means any of the Nevada Gaming Commission, the Nevada Gaming Control Board, the Louisiana Gaming Control Board, Louisiana State Racing Commission, the Mississippi Gaming Commission, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Illinois Gaming Board, the Indiana Gaming Commission and any other agency (including, without limitation, any agency established by a federally-recognized Indian tribe to regulate gaming on such tribe’s reservation), authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever which has, or may at any time after the date of the indenture have, jurisdiction over the gaming activities of Boyd Gaming or any of its Subsidiaries or any successor to such authority.

“Gaming Facility” means any gaming or pari-mutuel wagering establishment and other Property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, gas stations, retail shops, convenience stores, spa, land, golf courses, hunting facilities, sporting clay courses and other recreation and entertainment facilities, vessel, barge, ship and equipment or 100% of the equity interest of a Person the primary business of which is ownership and operation of any of the foregoing.

“Gaming Laws” means the gaming laws of a jurisdiction or jurisdictions to which Boyd Gaming or any of its Subsidiaries is, or may at any time after the date of the indenture be, subject.

“Gaming License” means any license, permit, franchise or other authorization from any governmental authority required on the date of the indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of Boyd Gaming and its Subsidiaries, including all licenses granted under Gaming Laws and other Legal Requirements.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such first Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business; or (ii) any obligation in the nature of a completion guaranty which is limited solely to an obligation to complete the development, construction or opening of any new Gaming Facility entered into on behalf of any Person in which a Qualified Investment has been made by Boyd Gaming or any Restricted Subsidiary. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means any Subsidiary of Boyd Gaming that gives a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness or other obligation of any Person to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable, in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the consolidated balance sheet of such Person including by merger or operation of law (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing).

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the Property of such Person or only to a portion thereof), or the principal amount of such indebtedness evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

(1) any Capital Lease Obligations;

(2) Indebtedness of other Persons secured by a Lien to which the Property owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such Property or the amount of the Indebtedness so secured);

(3) Guarantees of Indebtedness of other Persons;

(4) any Disqualified Stock;

(5) any Attributable Indebtedness;

(6) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments or credit transactions issued for the account of such Person (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(7) in the case of Boyd Gaming, Preferred Stock of its Restricted Subsidiaries; and

(8) obligations pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement.

Notwithstanding the foregoing, Indebtedness shall not include (i) any pay-in-kind interest or any interest, accrued interest or earn-out obligations or other contingent consideration until due and payable or (ii) any indebtedness of (x) Diamond Jo, LLC under that certain Minimum Assessment Agreement, dated as of October 1, 2007, by and among the City of Dubuque, Iowa, Diamond Jo, LLC and the City Assessor of the City of Dubuque, Iowa, or (y) Kansas Star Casino, LLC under that certain Developer’s Agreement, dated as of March 7, 2011, by and between Kansas Star Casino, LLC and the City of Mulvane, Kansas, in each case as amended, renewed, repurchased, extended, substituted, refinanced or replaced from time to time so long as the principal amount (or accreted value, if applicable) of such indebtedness does not exceed the principal amount (or accreted value, if applicable) of the indebtedness amended, renewed, repurchased, extended, substituted, refinanced or replaced (plus all accrued interest on the indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith). For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture; provided, however, that if such Disqualified Stock or Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock or Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any other obligations described in clauses (1) through (8) above in respect thereof at such date.

“Independent Advisor” means, an investment banking firm of national standing with non-investment grade debt underwriting experience or any accounting firm or third party appraiser of national standing; provided, however, that any such firm or appraiser is not an Affiliate of Boyd Gaming.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others), in connection with the performance of obligations under any completion guaranty or otherwise, to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including the designation by the Board of Directors of a Person to be an Unrestricted Subsidiary. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to the Person making such Investment in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment in respect of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment. Notwithstanding the foregoing, the purchase or acquisition of any securities, Indebtedness or Additional Assets of any other Person solely with Capital Stock (other than Disqualified Stock) shall not be deemed to be an Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (or any successor to the rating agency business thereof) and BBB- (or the equivalent) by S&P (or any successor to the rating agency business thereof).

“Investment Grade Status” means any time at which the ratings of the notes by each of Moody’s (or any successor to the rating agency business thereof) and S&P (or any successor to the rating agency business thereof) are Investment Grade Ratings.

“Issue Date” means the date on which the notes are initially issued.

“Legal Requirements” means all laws, statutes and ordinances and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all governmental authorities, that are now or may hereafter be in existence, and that may be applicable to Boyd Gaming or any Subsidiary or Affiliate thereof or the Trustee (including building codes, zoning and environmental laws, regulations and ordinances and Gaming Laws), as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable.

“Lien” means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). Any Sale/Leaseback Transaction shall be deemed to constitute a Lien on the Property which is the subject of such Sale/Leaseback Transaction securing the Attributable Indebtedness represented thereby.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Proceeds” from any Asset Sale or Event of Loss by any Person or its Restricted Subsidiaries means cash and cash equivalents received in respect of the Property sold or with respect to which an Event of Loss occurred, excluding business interruption or delay in completion insurance proceeds, and net of:

(1) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with an Asset Sale or Event of Loss, including, without limitation, all legal, title and recording tax expenses, commissions and fees and expenses incurred (but excluding any finder’s fee or broker’s fee payable to any Affiliate of such Person) and all Federal, state, provincial, foreign and local taxes arising in connection with such Asset Sale or Event of Loss that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries;

(2) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale or Event of Loss;

(3) appropriate amounts to be provided by such Person or its Restricted Subsidiaries, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale or Event of Loss and retained by such Person or its Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Event of Loss; and

(4) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Asset Sale or Event of Loss;

provided, however, that, in the event that any consideration for an Asset Sale or Event of Loss (which would otherwise constitute Net Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any noncash consideration received in connection with an Asset Sale or Event of Loss which is subsequently converted to cash shall be deemed to be Net Proceeds at and from the time of such conversion.

“Non-Recourse Indebtedness” means Indebtedness of a Person to the extent that under the terms thereof or pursuant to applicable law:

(1) no personal recourse shall be had against such Person for the payment of the principal of or interest or premium, if any, on such Indebtedness; and

(2) enforcement of obligations on such Indebtedness is limited only to recourse against interests in Property purchased with the proceeds of the Incurrence of such Indebtedness and as to which neither Boyd Gaming nor any of its Restricted Subsidiaries provides any credit support or is liable.

“Note Guarantee” means the Guarantee by each Guarantor of Boyd Gaming’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Officer” means the Chief Executive Officer, President, Treasurer, any Executive Vice President, Senior Vice President or any Vice President of Boyd Gaming.

“Officers’ Certificate” means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of Boyd Gaming.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Boyd Gaming, any Guarantor or the Trustee.

“Pari Passu Indebtedness” means:

(1) with respect to Boyd Gaming, any Indebtedness which ranks pari passu in right of payment with the notes; and

(2) with respect to any Guarantor, any Indebtedness which ranks pari passu in right of payment with such Guarantor’s Note Guarantee.

The determination of whether any Indebtedness ranks pari passu in right of payment shall not take into account whether or not such Indebtedness is secured by any collateral.

“Peninsula Restricted Subsidiary Designation” means the designation of Peninsula Gaming, LLC, a Delaware limited liability company, as a Restricted Subsidiary under the Indenture; provided that the portion of Consolidated EBITDA for the Reference Period ending immediately prior to such designation which is attributable to Peninsula Gaming, LLC and its Restricted Subsidiaries exceeds $130 million (calculated on a pro forma basis as if such designation occurred on the first day of such Reference Period).

“Permitted FF&E Financing” means Indebtedness of Boyd Gaming or any of its Restricted Subsidiaries that is Incurred to finance furniture, fixtures or equipment (“FF&E”) used directly in the operation of a Gaming Facility owned or leased by Boyd Gaming or its Restricted Subsidiaries and secured by a Lien on such FF&E in an amount not to exceed 100% of the cost of the FF&E so purchased or leased.

“Permitted Holders” means the Boyd Gaming Family and any group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) comprised solely of members of the Boyd Gaming Family.

“Permitted Investment” means an Investment by Boyd Gaming or any Restricted Subsidiary in:

(1) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Core Business or a Related Business;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Boyd Gaming or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Core Business or a Related Business;

(3) Temporary Cash Investments;

(4) receivables owing to Boyd Gaming or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including without limitation credit extended to customers; provided, however, that such trade terms may include such concessionary trade terms as Boyd Gaming or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business consistent with past practices of Boyd Gaming or such Restricted Subsidiary, as the case may be;

(7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Boyd Gaming or any Restricted Subsidiary or in satisfaction of judgments;

(8) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date so long as such extension, modification or renewal does not increase the Investment as in effect at the Issue Date or is not materially adverse to the interests of the noteholders;

(9) securities received pursuant to clause (2) of the first paragraph under the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales; Event of Loss;”

(10) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(11) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property in the ordinary course of business;

(12) Qualified Investments provided that at the time such Qualified Investment is made and giving pro forma effect thereto (A) the Consolidated Fixed Charge Coverage Ratio of Boyd Gaming on the date of the Investment would have been greater than 2.5 to 1 and (B) no Default or Event of Default would exist; provided, however, that, if an Investment in any Person made pursuant to this clause (12) would, at any time after the date such Investment is made, cease to qualify as a Qualified Investment due to a failure to satisfy the requirements of clause (2) of the definition of “Qualified Investment,” then Boyd Gaming will be deemed to have made an Investment equal to the value of its Investment in such Person at such time (valued in each case as provided in the definition of “Investment”) and the value of such Investment at such time will, for the period such Investment does not so qualify, be included in the calculation of the aggregate amount of Restricted Payments referenced under clause (3) of the first paragraph of the covenant captioned “—Limitation on Restricted Payments;”

(13) payments with respect to a Guarantee or other extension of credit that qualified as a Qualified Investment at the time the Guarantee was given or extension of credit was made, unless such Guarantee or extension of credit no longer qualifies as a Qualified Investment due to a failure to satisfy the requirements of clause (2) of the definition of “Qualified Investment;”

(14) any guarantee of Indebtedness permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness;”

(15) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(16) any Investment required by a Gaming Authority or made in lieu of payment of a tax or in consideration of a reduction in tax;

(17) Investments of a Person existing at the time such Person is acquired, becomes a Restricted Subsidiary or is merged or consolidated with Boyd Gaming or any Restricted Subsidiary in accordance with “Certain Covenants—Merger, Consolidation and Sale of Assets” after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, designation, redesignation, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18) Investments in an aggregate principal amount not to exceed $23.1 million of Urban Renewal Tax Increment Revenue Bonds, Taxable Series 2007 of the City of Dubuque, Iowa issued as of October 16, 2007 pursuant to that certain Official Statement, dated October 1, 2007, as such bonds may be renewed, extended, substituted, refinanced or replaced, so long as the principal amount of the aggregate Investment does not exceed the amount of the aggregate Investment outstanding on the Issue Date (plus an amount equal to all accrued interest of such bonds and the amount of all fees and expenses, including premiums, incurred in connection with any renewal, extension, substitution, refinancing or replacement of such bonds); and

(19) transfers by Boyd Gaming or a Restricted Subsidiary to an Unrestricted Subsidiary of operational agreements (including, without limitation, slot machine leases, technical assistance services agreements, trademark and trade names licenses, management services agreements and royalty agreements) or other agreements (or rights under agreements) entered into in the ordinary course of business between Boyd Gaming or a Restricted Subsidiary, on the one hand, and an Unrestricted Subsidiary, on the other hand.

“Permitted Liens” means:

(1) Liens securing Indebtedness and other obligations under the Credit Facility in an amount not to exceed the amount of Indebtedness permitted to be Incurred pursuant to clause (3) of the second paragraph of the covenant captioned “—Limitation on Indebtedness;”

(2) Liens to secure Indebtedness permitted by clause (8) of the second paragraph of the covenant captioned “—Limitation on Indebtedness” covering only the assets acquired with or financed by such Indebtedness;

(3) Liens in favor of Boyd Gaming or any Guarantor;

(4) Liens for taxes, assessments or governmental charges or levies on the Property of Boyd Gaming or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

(5) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens which secure payment of obligations arising in the ordinary course of business;

(6) Liens in favor of issuers of performance bonds and surety bonds obtained in the ordinary course of business;

(7) other Liens incidental to the conduct of its business or the ownership of its Properties which were not created in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof in the operation of its business, including without limitation leases, subleases, licenses and sublicenses;

(8) Liens arising from Uniform Commercial Code financing statements regarding operating leases;

(9) pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Boyd Gaming or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Boyd Gaming or any Restricted Subsidiary, or deposits for the payment of rent, or deposits to secure liability to insurance carriers, in each case Incurred in the ordinary course of business;

(10) minor survey exceptions;

(11) utility easements, building or zoning restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and do not materially detract from the value of such Property;

(12) Liens existing on the Issue Date (other than Liens securing Indebtedness);

(13) Liens securing obligations to a trustee pursuant to the compensation and indemnity provisions of any indenture and Liens created for the benefit of (or to secure) the notes or the Note Guarantees;

(14) Liens on cash, cash equivalents, and other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(15) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired by that Person after the date of the indenture; provided that

(a) any such Lien is created solely for the purpose of securing Indebtedness representing, or Incurred to finance, refinance or refund, all costs (including the cost of construction, installation or improvement) of the item of Property subject thereto;

(b) the principal amount of the Indebtedness secured by that Lien does not exceed 100% of that cost;

(c) any such Lien does not extend to or cover any other Property other than that item of Property and any improvements on that item or is otherwise a Permitted Lien under clause (35) of this definition; and

(d) the Incurrence of that Indebtedness is permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness;”

(16) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness incurred to provide funds for that purpose in a principal amount not exceeding the cost of those improvements or construction;

(17) Liens upon specific items of inventory or other goods and proceeds of that Person securing that Person’s obligations in respect of bankers’ acceptances issued or created for the account of that Person to facilitate the purchase, shipment or storage of that inventory or other goods;

(18) Liens securing reimbursement obligations with respect to commercial letters of credit issued for the account of that Person which encumber documents and other Property relating to those commercial letters of credit and the products and proceeds thereof;

(19) Liens securing obligations under Currency Exchange Protection Agreements that are not in violation of the Indenture; provided that with respect to such obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(20) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods by that Person;

(21) licenses, leases or subleases granted to others not interfering in any material adverse respect with the business of that Person or any of its Subsidiaries;

(22) Liens encumbering Property or assets of that Person under construction arising from progress or partial payments by a customer of that Person or one of its Subsidiaries relating to that Property or assets;

(23) Liens encumbering customary initial deposits and margin accounts, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the gaming industry;

(24) Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of that Person or its Subsidiaries;

(25) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, in favor of a banking institution, financial institution, or securities intermediary arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry or otherwise relate to depositary relations with such institution or intermediary, and securing customary cash management obligations not otherwise prohibited by the Indenture;

(26) Liens on cash collateral required to be deposited pursuant to the terms of the Credit Facility to secure the funding obligations of any defaulting lender, including cash collateral deposited with respect to any unreimbursed drawing under a letter of credit;

(27) any interest or title of a lessor in the Property subject to any Capitalized Lease Obligation or operating lease which, in each case, is permitted under the indenture or purchase money Indebtedness which is permitted to be incurred under the indenture pursuant to the covenant captioned “—Limitation on Indebtedness;”

(28) Liens arising out of conditional sale, title retention consignment or similar arrangements for the sale of goods entered into by that Person or any of its Subsidiaries in the ordinary course of business;

(29) Liens for judgments or orders not giving rise to an Event of Default and deposits to secure surety or appeal bonds;

(30) Liens on Property of a Person existing at the time such Person is acquired, becomes a Restricted Subsidiary or is merged or consolidated with Boyd Gaming or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation, and were not created in connection therewith or in anticipation thereof, to the extent that such Liens do not extend to any additional Property or assets of Boyd Gaming or any Restricted Subsidiary;

(31) pledges or deposits made by such Person in connection with any letter of intent or purchase agreement;

(32) Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(33) Any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(34) Liens securing Permitted Refinancing Indebtedness permitted to be Incurred under the indenture; provided that such Liens extend only to the Property or assets of Boyd Gaming or any Restricted Subsidiary encumbered by the refinanced Indebtedness unless the Incurrence of such Liens is otherwise permitted under the indenture; and

(35) Liens not specified in the foregoing; provided that the aggregate Indebtedness secured by the Liens under this clause (35) does not exceed 7.5% of Boyd Gaming’s Consolidated Total Assets at any one time outstanding as of the date any such Lien is granted or otherwise becomes effective in reliance on this clause (35). For the avoidance of doubt, Liens Incurred in reliance on clause (35) may secure Indebtedness in an amount in addition to Indebtedness that is also secured by Liens Incurred in reliance on one or more other clauses of this definition.

“Permitted Refinancing Indebtedness” means any renewals, repurchases, redemptions, extensions, substitutions, refinancings or replacements of any Indebtedness of Boyd Gaming or any of its Restricted Subsidiaries, including any successive extensions, renewals, substitutions, refinancings or replacements (and including refinancings by Boyd Gaming of Indebtedness of a Restricted Subsidiary):

(1) to the extent that the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, repurchased, redeemed, extended, substituted, refinanced or replaced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) so long as the Weighted Average Life to Maturity and Stated Maturity is not shortened; and

(3) so long as the new Indebtedness is not be senior in right of payment to the Indebtedness that is being renewed, repurchased, redeemed, extended, substituted, refinanced or replaced;

provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness of Boyd Gaming or any Guarantor that refinances Indebtedness of a Subsidiary that is not a Guarantor.

“Person” means any individual, corporation, company (including limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

“Project” means any new facility developed or being developed by Boyd Gaming or any of its Restricted Subsidiaries or any expansion, renovation or refurbishment of a facility owned by Boyd Gaming or any of its Restricted Subsidiaries which expansion, renovation or refurbishment cost or is reasonably expected to cost $100,000,000 or more.

“Project Opening” means, with respect to (1) any Project which is a new facility, when all of the following have occurred: (A) a certificate of occupancy (which may be a temporary certificate of occupancy) has been issued in respect of such Project and, if such Project includes gaming facilities, then such certificate of occupancy need only relate to such gaming facilities and not the remainder of such Project; (B) such Project (or the gaming facility portion thereof in the case of a Project that includes gaming facilities and not the remainder of such Project) is in a condition (including installment of furnishings, fixtures and equipment) to receive customers in the ordinary course of business; (C) if such Project includes gaming facilities, such gaming facilities (but not necessarily the hotel facilities if a hotel is contemplated to accompany such Project’s gaming facilities) are legally open for business and to the general public and operating in accordance with applicable law; and (D) all Gaming Licenses, if applicable, with respect to such Project have been granted and not revoked or suspended, and (2) any Project which is an expansion, renovation or refurbishment, when clauses (B), (C) and (D) have occurred, to the extent applicable.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such first Person).

“Public Equity Offering” means an underwritten public offering of Capital Stock of Boyd Gaming pursuant to an effective registration statement under the Securities Act.

“Qualified Investment” means an Investment by Boyd Gaming or any of its Restricted Subsidiaries in any Person primarily engaged or preparing to engage in a Core Business or a Related Business; provided that:

(1) the primary purpose for which such Investment was made was to finance or otherwise facilitate the development, construction or acquisition of a facility (a “Qualified Facility”) that (A) is located in a jurisdiction in which the conduct of gaming using electronic gaming devices is permitted pursuant to applicable law and (B) conducts or, following such development, construction or acquisition, will conduct gaming utilizing electronic gaming devices or is related to, ancillary or supportive of, connected with or arising out of such gaming business;

(2) Boyd Gaming and any of its Restricted Subsidiaries at the time of the Investment (A) own in the aggregate at least 35.0% of the outstanding Voting Stock of such Person or (B) (i) control the day-to-day gaming operation of such Person pursuant to a written agreement and (ii) provide or have provided Development Services with respect to the applicable Qualified Facility; and

(3) none of the Permitted Holders or any Affiliate of such Persons, other than Boyd Gaming or any of its Subsidiaries, is a direct or indirect obligor, contingently or otherwise, of any Indebtedness of such Person or a direct or indirect holder of any Capital Stock of such Person, other than through their respective ownership interests in Boyd Gaming.

“Qualified Non-Recourse Debt” means Indebtedness:

(1) as to which neither Boyd Gaming nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (B) is directly or indirectly liable as a guarantor or otherwise; provided, however, that the provision by Boyd Gaming of a completion guaranty or the making of payments with respect thereto, in each case, to the extent permitted under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments,” shall not prevent any Indebtedness from constituting Qualified Non-Recourse Debt;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Indebtedness of Boyd Gaming or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Boyd Gaming or any of its Restricted Subsidiaries.

“Rating Agencies” means S&P and Moody’s or any successor to the respective rating agency businesses thereof.

“Rating Decline” shall have occurred if at any date within 90 calendar days after the date of public disclosure of the occurrence of a Change of Control (which period will be extended for so long as Boyd

Gaming’s debt ratings are under publicly announced review for possible downgrading (or without an indication of the direction of a possible ratings change) by either Moody’s or S&P or their respective successors) the Notes no longer have Investment Grade Status.

“Reference Period” means the period of four consecutive fiscal quarters ending with the last full fiscal quarter immediately preceding the date of a proposed Incurrence, Restricted Payment or other transaction for which financial statements are available.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 28, 2016, by and among Boyd Gaming and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between Boyd Gaming and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by Boyd Gaming to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Related Business” means the business conducted (or proposed to be conducted) by Boyd Gaming and its Subsidiaries in connection with any Gaming Facility and any and all reasonably related businesses necessary for, in support, furtherance or anticipation of and/or ancillary to or in preparation for, such business including, without limitation, the development, expansion or operation of any Gaming Facility (including any land-based, dockside, riverboat or other type of casino), owned, or to be owned, leased or managed by Boyd Gaming or one of its Subsidiaries.

“Related Person” means any legal or beneficial owner of 5% or more of any class of Capital Stock of Boyd Gaming or any of its Subsidiaries.

“Restricted Payment” means:

(1) any dividend or distribution (whether made in cash, Property or securities) declared or paid on or with respect to any shares of Capital Stock of Boyd Gaming or to Boyd Gaming’s stockholders with respect to any shares of Capital Stock of Boyd Gaming except for such dividends or distributions payable solely in Capital Stock of Boyd Gaming (other than Disqualified Stock of Boyd Gaming);

(2) a payment made by Boyd Gaming or any Restricted Subsidiary (other than to Boyd Gaming or a Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of Boyd Gaming or Capital Stock of any Affiliate of Boyd Gaming or any warrants, rights or options, to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock;

(3) a payment made by Boyd Gaming or any Restricted Subsidiary after the Issue Date to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the redemption, purchase, repurchase, defeasance or other acquisition of any Indebtedness subordinate in right of payment to the notes or any Note Guarantee made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within twelve months of the date of such payment), Indebtedness of Boyd Gaming or any Guarantor which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the notes or any Note Guarantee;

(4) any Investment (other than a Permitted Investment) in any Person; or

(5) any “Restricted Payment” as defined in any of the Existing Indentures that was made after March 31, 1997 and prior to the Issue Date, including Investments in excess of $100.0 million in the Borgata Joint Venture.

“Restricted Subsidiary” means any Subsidiary of Boyd Gaming that:

(1) has not been designated by the Board of Directors as an Unrestricted Subsidiary; or

(2) was an Unrestricted Subsidiary but has been redesignated by the Board of Directors as a Restricted Subsidiary,

in each case as provided under the definition of Unrestricted Subsidiary; provided, however, that no Subsidiary shall be redesignated from an Unrestricted Subsidiary to a Restricted Subsidiary unless, immediately after giving pro forma effect to such designation, Boyd Gaming would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness.”

“Sale/Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

“Significant Subsidiary” means any Subsidiary of Boyd Gaming that:

(1) guarantees or otherwise provides direct credit support for any Indebtedness of Boyd Gaming; or

(2) is a Domestic Subsidiary and a “Significant Subsidiary” as defined in the Credit Facility.

“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which a payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“Temporary Cash Investments” means any of the following:

(1) Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof;

(2) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated “A-3” or higher, “A-” or higher or “A-” or higher according to Moody’s, S&P or Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), respectively;

(3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than Boyd Gaming or an Affiliate of Boyd Gaming) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s, “A-1” (or higher) according to S&P or “A-1” (or higher) according to Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); and

(5) Investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2021; provided, however, that if the period from the redemption date to April 1, 2021, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means (1) any Subsidiary of Boyd Gaming which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors) and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” means securities of any class or classes of a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences to a holder who exchanges old notes for exchange notes pursuant to the exchange offer. This summary is based on existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as investors subject to special tax rules (e.g., financial institutions; insurance companies; broker-dealers; tax-exempt organizations; entities treated as partnerships and their partners or members; persons who hold the old notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction; and persons who have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any state, local, foreign or non-income tax considerations. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local, foreign and non-income tax consequences of the ownership and disposition of the exchange notes.

An exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. Consequently, a holder of old notes will not recognize gain or loss, for U.S. federal income tax purposes, as a result of exchanging old notes for exchange notes pursuant to the exchange offer. The holding period of the exchange notes will be the same as the holding period of the old notes and the tax basis in the exchange notes will be the same as the adjusted tax basis in the old notes as determined immediately before the exchange.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE EXCHANGE OF THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER. YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF EXCHANGING THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE, GIFT OR ALTERNATIVE MINIMUM TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for old notes where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 90 days from the date on which the registration statement of which this prospectus is a part is declared effective, and (ii) the date on which any broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange notes; or

•	through a combination of the above methods of resale;

at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay certain expenses incident to the exchange offer. We also will provide indemnification against specified liabilities, including liabilities that may arise under the Securities Act, to holders of old notes in the exchange offer for exchange notes.

We have agreed to notify any broker-dealer that has requested or received copies of the prospectus in accordance with the terms of the registration rights agreement upon the happening of the following:

•	the registration statement for the exchange offer is filed or becomes effective;

•	receipt of any comments received by the SEC;

•	issuance of any stop order suspending the effectiveness of the registration statement;

•	receipt of any notice of the suspension of qualification of the exchange notes in any jurisdiction; or

•	any event which makes any statement in the prospectus untrue in any material respect.

We have also agreed, among other things, to furnish any such broker-dealer with a reasonable number of prospectus supplements which correct any material nonconformity with applicable requirements, use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement and use commercially reasonable efforts to register or qualify the exchange notes under applicable securities or blue sky laws.

LEGAL MATTERS

The validity of the exchange notes and the related guarantees in connection with this offering will be passed upon for us by Morrison & Foerster LLP, San Francisco, California.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K filed on December 20, 2016, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the exchange offer covered by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the company. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the dates as of which information is given in this prospectus. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer, or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Until ●, 2017 (90 days after the expiration date of this exchange offer, or, if the expiration date is extended, such date that is 90 days after such extended expiration date), all dealers effecting transactions in the exchange notes, whether or not participating in this exchange offer, may be required to deliver a prospectus.

All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

Delivery to: Wilmington Trust, National Association, Exchange Agent

By overnight delivery, courier or hand or certified or registered mail:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attention: Workflow Management—5th Floor

By facsimile (for eligible institutions only):

(302) 636-4139

Attention: Workflow Management—5th Floor

For information or confirmation by telephone:

(302) 636-6470

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail. Fax cover sheets should provide a call back phone number and request a call back, upon receipt).

Boyd Gaming Corporation

$750,000,000

Offer to Exchange

$750,000,000 of 6.375% Senior Notes due 2026, Which Have Been Registered Under the Securities Act, for

any and all Outstanding 6.375% Senior Notes due 2026

Prospectus

Dated ●, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under Sections 78.7502, 78.751 and 78.752 of the Nevada Revised Statutes, Boyd Gaming Corporation has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such.

Article IX of Boyd Gaming Corporation’s amended and restated articles of incorporation and Article 10 of Boyd Gaming Corporation’s amended and restated bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law. Boyd Gaming Corporation also has entered into indemnification agreements with its executive officers and directors and provides indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability, or related loss under the Securities Act and the Exchange Act.

The law of the state of incorporation or formation, as applicable, and/or the provisions of the certificates of incorporation or formation, as applicable, the bylaws or the limited liability company agreements, as applicable, of all of the subsidiaries listed in the “Table of Additional Registrants” included in the Registration Statement, provide for the limitation of liability and/or indemnification of officers, directors, managers and persons performing similar functions, as applicable, of the subsidiaries similar to those described above.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Method of Filing
2.1	Purchase Agreement, entered into as of June 5, 2006, by and among the Registrant, FGB Development, Inc., Boyd Florida, LLC, The Aragon Group, Inc., Summersport Enterprises, LLLP, the Shareholders of The Aragon Group, Inc., The Limited Partners of Summersport Enterprises, LLLP, and Stephen F. Snyder, as Shareholder Representative With Respect to Dania Jai-alai	Incorporated by reference to Exhibit 2.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

2.2	Unit Purchase Agreement, dated as of July 25, 2006, as amended, by and among the Registrant, Coast Hotels and Casinos, Inc., Silverado South Strip, LLC, and Michael J. Gaughan	Incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 31, 2006.

2.3	Agreement for Exchange of Assets and Joint Escrow Instructions, dated as of September 29, 2006, entered into by and between Coast Hotels and Casinos, Inc. and Harrah’s Operating Company, Inc.	Incorporated by reference to Exhibit 2.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

2.4	Letter Agreement entered into as of February 26, 2007, by and between Coast Hotels and Casinos, Inc. and Harrah’s Operating Company, Inc. amending that certain Agreement for Exchange of Assets and Joint Escrow Instructions previously entered into by and between the parties as of September 29, 2006	Incorporated by reference to Exhibit 2.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

2.5	Letter Agreement entered into as of August 11, 2006, by and among the Registrant, FGB Development, Inc., Boyd Florida, LLC, The Aragon Group, Inc., Summersport Enterprises, LLLP, and Stephen F. Snyder, individually and as Shareholder Representative, amending certain provisions of that certain Purchase Agreement previously entered into among the parties as of June 5, 2006	Incorporated by reference to Exhibit 2.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

2.6**	Second Amendment to the Purchase Agreement entered into as of February 16, 2007, by and among the Registrant, the Aragon Group and the other parties thereto	Incorporated by reference to Exhibit 2.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

2.7	Third Amendment to the Purchase Agreement and Promissory Note related thereto entered into as of January 15, 2009, by and among Boyd Gaming Corporation, the Aragon Group and the other parties thereto	Incorporated by reference to Exhibit 2.7 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008.

2.8	Agreement and Plan of Merger, dated as of May 16, 2012, entered into by and among, Boyd Gaming Corporation, Boyd Acquisition II, LLC, Boyd Acquisition Sub, LLC, Peninsula Gaming Partners, LLC and Peninsula Gaming, LLC.	Incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 16, 2012.

2.9	Membership Interest Purchase and Sale Agreement and Joint Escrow Instructions, dated as of March 1, 2013, by and between Echelon Resorts, LLC, Coast Hotels and Casinos, Inc., Genting Assets, Inc, and Genting Berhad dated March 1, 2013.	Incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2013

2.10	Asset Purchase Agreement among LVE Energy Partners, LLC, Echelon Resorts LLC, and Boyd Gaming Corporation, dated March 1, 2013.	Incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2013

2.11	Membership Interest Purchase and Sale Agreement and Joint Escrow Instructions, dated as of March 1, 2013, by and between Echelon Resorts, LLC, Coast Hotels and Casinos, Inc., Genting Assets, Inc. and Genting Berhad	Incorporated by reference from of the Registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2013

2.12	Asset Purchase Agreement, dated as of February 22, 2013, by and among Dania Entertainment Center, LLC, The Aragon Group and Summersport Enterprises, LLC.	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2013.

2.13†	Agreement and Plan of Merger entered into as of April 21, 2016, by and among Boyd Gaming Corporation, Boyd TCII Acquisition, LLC, and ALST Casino Holdco, LLC.	Incorporated by reference to Exhibit 2.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

2.14†	Membership Interest Purchase Agreement entered into as of April 25, 2016, by and among Boyd Gaming Corporation, The Cannery Hotel and Casino, LLC, Nevada Palace, LLC, and Cannery Casino Resorts, LLC.	Incorporated by reference to Exhibit 2.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

2.15†	Equity Purchase Agreement entered into as of May 31, 2016, by and among MGM Resorts International, Boyd Atlantic City, Inc., and Boyd Gaming Corporation.	Incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 2, 2016.

2.16	First amendment to Equity Purchase Agreement entered into as of July 19, 2016, by and among MGM Resorts International, Boyd Atlantic City, Inc., and Boyd Gaming Corporation.	Incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on August 5, 2016.

2.17	First Amendment to Agreement and Plan of Merger, dated as of September 26, 2016, by and among Boyd Gaming Corporation, Boyd TCII Acquisition, LLC, and ALST Casino Holdco, LLC.	Incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on September 27, 2016.

3.1	Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 26, 2016.

3.2	Amended and Restated Articles of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 24, 2006.

4.1	Form of Indenture relating to senior debt securities	Incorporated by reference to Exhibit 4.1 of the Registrant’s Automatic Shelf Registration Statement on Form S-3ASR dated May 1, 2015.

4.2	Form of Indenture relating to subordinated debt securities	Incorporated by reference to Exhibit 4.2 of the Registrant’s Automatic Shelf Registration Statement on Form S-3ASR dated May 1, 2015.

4.3	Indenture (including form of Subordinated Debt Securities) with respect to Subordinated Debt Securities, dated as of January 25, 2006, by and between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee.	Incorporated by reference to Exhibit 4.9 of the Registrant’s Current Report on Form 8-K filed with the SEC on January 26, 2006.

4.4	Lender Joinder Agreement, dated November 2, 2011, among The Company, Bank of America, N.A., as the Administrative Agent, and Bank of America, N.A., as the Increasing Lender	Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on November 3, 2011.

4.5	Indenture governing the Company’s 9.125% senior notes, dated November 10, 2010, by and between the Company and U.S. Bank National Association, as trustee.	Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on November 12, 2010.

4.6	Indenture governing the Company’s 9% Senior Notes due 2020, dated June 8, 2012, by and between the Company and U.S. Bank National Association, as trustee.	Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 13, 2012.

4.7	First Supplemental Indenture, relating to the 9.0% Senior Notes due 2020, dated as of August 14, 2013 among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee, to that certain Indenture dates as of June 8, 2012, among the Company, the Guarantors party thereto, and U.S. Bank National.	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on August 19, 2013.

4.8	Second Supplemental Indenture, related to the 9.125% Senior Notes due 2018, dated as of August 14, 2013, among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee, to that certain Indenture dated as of November 10, 2010 among the Company, the Guarantors party thereto, and U.S. Bank National Association, as Trustee.	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on August 19, 2013.

4.9	Indenture governing Boyd Acquisition Sub, LLC’s and Boyd Acquisition Finance Corp.‘s 8.375% Senior Notes due 2018, dated August 16, 2012, by and among the Issuers and U.S. Bank National Association, as trustee.	Incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed August 21, 2012.

4.10	Form of Indenture relating to senior debt securities between the Company, Guarantors party thereto and Wilmington Trust, National Association, as Trustee.	Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed May 8, 2015.

4.11	First Supplemental Indenture, the Company’s 6.875% Senior Notes due 2023, dated May 21, 2015, by and among the Company, Guarantors party thereto and Wilmington Trust, National Association, as Trustee, to that certain Indenture dated May 21, 2015, by and among the Company, Guarantors party thereto and Wilmington Trust, National Association, as Trustee.	Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed May 21, 2015.

4.12	Indenture governing the Company’s 6.375% Senior Notes due 2026, dated March 28, 2016, by and among the Company, Guarantors party thereto and Wilmington Trust, National Association, as Trustee.	Filed electronically herewith.

4.13	Form of 6.375% Senior Notes (included in Exhibit 4.12).	Filed electronically herewith.

4.14	Registration Rights Agreement, dated March 28, 2016, by and between the Company, the Guarantors party thereto, and Deutsche Bank Securities Inc., on behalf of itself and as representative of the several initial purchasers.	Incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 29, 2016.

4.15	First Supplemental Indenture, the Company’s 6.375% Senior Notes due 2026, by and among the Company, Guarantors party thereto and Wilmington Trust, National Association, as Trustee, to that certain Indenture dated March 28, 2016, by and among the Company, Guarantors party thereto and Wilmington Trust, National Association, as Trustee.	Filed electronically herewith.

4.16	Second Supplemental Indenture, the Company’s 6.875% Senior Notes due 2023, by and among the Company, Guarantors party thereto and Wilmington Trust, National Association, as Trustee, to that certain Indenture dated May 21, 2015, by and among the Company, Guarantors party thereto and Wilmington Trust, National Association, as Trustee.	Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on December 20, 2016.

5.1	Opinion of Morrison & Foerster LLP	Filed electronically herewith.

10.1	Ninety-Nine Year Lease dated June 30, 1954, by and among Fremont Hotel, Inc., and Charles L. Ronnow and J.L. Ronnow, and Alice Elizabeth Ronnow	Incorporated by reference to the Registration Statement on Form S-1, File No. 33-51672, of California Hotel and Casino and California Hotel Finance Corporation, which was declared effective on November 18, 1992.

10.2	Lease Agreement dated October 31, 1963, by and between Fremont Hotel, Inc. and Cora Edit Garehime	Incorporated by reference to the Registration Statement on Form S-1, File No. 33-51672, of California Hotel and Casino and California Hotel Finance Corporation, which was declared effective on November 18, 1992.

10.3	Lease Agreement dated December 31, 1963, by and among Fremont Hotel, Inc., Bank of Nevada and Leon H. Rockwell, Jr.	Incorporated by reference to the Registration Statement on Form S-1, File No. 33-51672, of California Hotel and Casino and California Hotel Finance Corporation, which was declared effective on November 18, 1992.

10.4	Lease Agreement dated June 7, 1971, by and among Anthony Antonacci, Margaret Fay Simon and Bank of Nevada, as Co-Trustees under Peter Albert Simon’s Last Will and Testament, and related Assignment of Lease dated February 25, 1985 to Sam-Will, Inc. and Fremont Hotel, Inc.	Incorporated by reference to the Registration Statement on Form S-1, File No. 33-51672, of California Hotel and Casino and California Hotel Finance Corporation, which was declared effective on November 18, 1992.

10.5	Lease Agreement dated July 25, 1973, by and between CH&C and William Peccole, as Trustee of the Peter Peccole 1970 Trust	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1995.

10.6	Lease Agreement dated July 1, 1974, by and among Fremont Hotel, Inc. and Bank of Nevada, Leon H. Rockwell, Jr. and Margorie Rockwell Riley	Incorporated by reference to the Registration Statement on Form S-1, File No. 33-51672, of California Hotel and Casino and California Hotel Finance Corporation, which was declared effective on November 18, 1992.

10.7	Ninety-Nine Year Lease, dated December 1, 1978, by and between Matthew Paratore, and George W. Morgan and LaRue Morgan, and related Lease Assignment dated November 10, 1987, to Sam-Will, Inc., d.b.a. Fremont Hotel and Casino	Incorporated by reference to the Registration Statement on Form S-1, File No. 33-51672, of California Hotel and Casino and California Hotel Finance Corporation, which was declared effective on November 18, 1992.

10.8	Form of Indemnification Agreement	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 33-64006, which was declared effective on October 15, 1993.

10.9	401(k) Profit Sharing Plan and Trust	Incorporated by reference to the Registration Statement on Form S-1, File No. 33-51672, of California Hotel and Casino and California Hotel Finance Corporation, which was declared effective on November 18, 1992.

10.10*	2000 Executive Management Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement filed with the SEC on April 21, 2000).	Incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement filed with the SEC on April 21, 2000.

10.11*	1996 Stock Incentive Plan (as amended on May 25, 2000)	Incorporated by reference to Exhibit 10.35 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

10.12	Second Amended and Restated Joint Venture Agreement of Marina District Development Company, dated as of August 31, 2000	Incorporated by reference to Exhibit 10.36 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.13	Contribution and Adoption Agreement by and among Marina District Development Holding Co., LLC, MAC, Corp. and Boyd Atlantic City, Inc., effective as of December 13, 2000	Incorporated by reference to Exhibit 10.30 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000.

10.14*	Annual Incentive Plan	Incorporated by reference to Exhibit 10.29 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002.

10.15*	Form of Stock Option Award Agreement under the 1996 Stock Incentive Plan	Incorporated by reference to Exhibit 10.37 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

10.16*	Form of Stock Option Award Agreement pursuant to the 2002 Stock Incentive Plan	Incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

10.17*	Form of Restricted Stock Unit Agreement and Notice of Award pursuant to the 2002 Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

10.18*	The Boyd Gaming Corporation Amended and Restated Deferred Compensation Plan for the Board of Directors and Key Employees	Incorporated by reference to Exhibit 10.39 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

10.19*	Amendment Number 1 to the Amended and Restated Deferred Compensation Plan	Incorporated by reference to Exhibit 10.40 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

10.20*	Amendment Number 2 to the Amended and Restated Deferred Compensation Plan	Incorporated by reference to Exhibit 10.41 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

10.21*	Amendment Number 3 to the Amended and Restated Deferred Compensation Plan	Incorporated by reference to Exhibit 10.42 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

10.22*	Amendment Number 4 to the Amended and Restated Deferred Compensation Plan	Incorporated by reference to Exhibit 10.43 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

10.23	Ground Lease dated as of October 1, 1995, between the Tiberti Company and Coast Hotels and Casinos, Inc. (as successor to Gold Coast Hotel and Casino)	Incorporated by reference to an exhibit to Coast Resorts, Inc.‘s Amendment No. 2 to General Form for Registration of Securities on Form 10 (Commission File No. 000-26922) filed with the Commission on January 12, 1996.

10.24*	Form of Stock Option Award Agreement Under the Registrant’s Directors’ Non-Qualified Stock Option Plan	Incorporated by reference to Exhibit 10.48 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

10.25*	Boyd Gaming Corporation’s 2002 Stock Incentive Plan (as amended and restated on May 15, 2008)	Incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement filed with the SEC on April 2, 2008.

10.26*	Amendment Number 5 to the Amended and Restated Deferred Compensation Plan	Incorporated by reference to Exhibit 10.35 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.

10.27*	Amended and Restated 2000 Executive Management Incentive Plan	Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 24, 2006.

10.28*	Amended and Restated 2002 Stock Incentive Plan	Incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 24, 2006.

10.29*	Form of Award Agreement for Restricted Stock Units under 2002 Stock Incentive Plan for Non-Employee Directors	Incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

10.30*	Form of Award Agreement for Restricted Stock Units under the 2002 Stock Incentive Plans	Incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 24, 2006.

10.31*	Form of Career Restricted Stock Unit Award Unit Agreement under the 2002 Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2006.

10.32*	Form of Restricted Stock Unit Agreement and Notice of Award Pursuant to the 2002 Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

10.33*	Change in Control Severance Plan for Tier I, II and III Executives	Incorporated by reference to Exhibit 10.46 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006.

10.34	Form of Performance Share Unit Agreement and Notice of Award Pursuant to the 2002 Stock Incentive Plan	Incorporated by reference to Exhibit 10.49 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011.

10.35	Iowa Racing and Gaming Commission Gaming License, dated July 15, 1999	Incorporated by reference to Exhibit 10.l6 of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.36	Offer to Purchase Real Estate, Acceptance and Lease, dated September 27, 2006, between Diamond Jo, LLC and Dubuque County Historical Society	Incorporated by reference to Exhibit 10.1 of Peninsula Gaming, LLC’s Quarterly Report on Form 10-Q filed November 14, 2006.

10.37	Closing Agreement, dated September 27, 2006, between Diamond Jo, LLC and Dubuque County Historical Society	Incorporated by reference to Exhibit 10.1 of Peninsula Gaming, LLC’s Quarterly Report on Form 10-Q filed November 14, 2006.

10.38	Real Estate Ground Lease, dated September 27, 2006, between Diamond Jo, LLC and Dubuque County Historical Society	Incorporated by reference to Exhibit 10.1 of Peninsula Gaming, LLC’s Quarterly Report on Form 10-Q filed November 14, 2006.

10.39	Minimum Assessment Agreement, dated October 1, 2007, among Diamond Jo, LLC, the City of Dubuque, Iowa and the City Assessor of the City of Dubuque, Iowa	Incorporated by reference to Exhibit 10.63 of Peninsula Gaming, LLC’s Annual Report on Form 10-K filed March 28, 2008.

10.40	Amended and Restated Port of Dubuque Public Parking Facility Development Agreement, dated October 1, 2007, between the City of Dubuque, Iowa and Diamond Jo, LLC	Incorporated by reference to Exhibit 10.65 of Peninsula Gaming, LLC’s Annual Report on Form 10-K filed March 28, 2008.

10.41	Lottery Gaming Facility Management Contract, dated October 19, 2010	Incorporated by reference to Exhibit 10.2 of Peninsula Gaming, LLC’s Current Report on Form 8-K filed February 4, 2011.

10.42	Credit Agreement, dated as of November 14, 2012, among Boyd Acquisition Sub, LLC, as the Initial Borrower, Bank of America, N.A., as Administration Agent, Collateral Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., and UBS Securities LLC as Joint Lead Arrangers and Joint Book Managers.	Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed November 20, 2012.

10.43	Seller Merger Consideration Note, dated November 20, 2012 made by Boyd Acquisition II, LLC in favor of Peninsula Gaming Partners, LLC.	Incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed November 20, 2012.

10.44	First Amendment to Credit Agreement, dated May 1, 2013, among PGL, certain financial institutions and Bank of America, N.A., as administrative agent for the Lenders.	Incorporated by reference from the Registrant’s Current Report on Form 8-K dated May 6, 2013.

10.45	Third Amended and Restated Credit Agreement dated as of August 14, 2013 among the Company certain financial institutions, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender.	Incorporated by reference from the Registrant’s Current Report on Form 8-K dated August 14, 2013.

10.46	Separation Agreement and Release, Dated September 19, 2014, by and between Paul J. Chakmak and the Registrant.	Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 10-Q for the quarter ended September 30, 2014.

10.47	Amendment No. 1 and Joinder Agreement, dated as of September 15, 2016, among the Company, certain financial institutions, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender.	Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on September 19, 2016.

10.48	First Amendment to Membership Interest Purchase Agreement, dated October 28, 2016, by and among Boyd Gaming Corporation, Cannery Casino Resorts, LLC, the Cannery Hotel and Casino, LLC, and Nevada Palace, LLC.	Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on November 3, 2016.

12.1	Ratio of Earnings to Fixed Charges.	Filed electronically herewith.

21.1	Subsidiaries of the Registrant.	Filed electronically herewith.

23.1	Consent of Deloitte & Touche LLP.	Filed electronically herewith.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).	Filed electronically herewith.

24.1	Power of Attorney (included on applicable signature pages to this registration statement).	Filed electronically herewith.

25.1	Statement of Eligibility of Wilmington Trust, National Association, as trustee, on Form T-1.	Filed electronically herewith.

99.1	Form of Letter of Transmittal.	Filed electronically herewith.

99.2	Form of Notice of Guaranteed Delivery.	Filed electronically herewith.

*	Management contracts or compensatory plans or arrangements.
**	Certain portions of this exhibit have been granted confidential treatment by the Securities and Exchange Commission.
†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementary copies of any of the omitted schedules upon request by the SEC.

(b) Financial Statement Schedules

Schedule I (incorporated by reference to our Current Report on Form 8-K filed on December 20, 2016).

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

BOYD GAMING CORPORATION

By:	/s/ Josh Hirsberg
Name:	Josh Hirsberg
Title:	Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Executive Chairman of the Board of Directors	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Vice Chairman of the Board of Directors, Executive Vice President and Director	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 20, 2016

/s/ William R. Boyd William R. Boyd	Vice President and Director	December 20, 2016

/s/ Robert L. Boughner Robert L. Boughner	Director	December 20, 2016

Signature	Title	Date

/s/ John Bailey John Bailey	Director	December 20, 2016

/s/ Richard Flaherty Richard Flaherty	Director	December 20, 2016

/s/ Christine J. Spadafor Christine J. Spadafor	Director	December 10, 2016

/s/ Peter M. Thomas Peter M. Thomas	Director	December 12, 2016

/s/ Paul Whetsell Paul Whetsell	Director	December 20, 2016

/s/ Veronica J. Wilson Veronica J. Wilson	Director	December 20, 2016

/s/ Anthony D. McDuffie Anthony D. McDuffie	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

CALIFORNIA HOTEL AND CASINO

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Director	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Senior Vice President and Director	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Director (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

SAM-WILL, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Director	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Senior Vice President and Director	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Director (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

M.S.W., INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Director	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Senior Vice President and Director	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Director (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

CALIFORNIA HOTEL FINANCE CORPORATION

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Director	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Vice President and Director	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Director (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

BOYD ATLANTIC CITY, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Director	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Vice President and Director	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Director (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

PAR-A-DICE GAMING CORPORATION

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Director	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Vice President and Director	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President, Secretary and Director (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

BOYD TUNICA, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Director	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Senior Vice President and Director	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Director (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

BLUE CHIP CASINO, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Executive Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

TREASURE CHEST CASINO, L.L.C.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President, Chief Executive Officer and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

BOYD LOUISIANA RACING, L.L.C.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Senior Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

BOYD RACING, L.L.C.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

RED RIVER ENTERTAINMENT OF SHREVEPORT, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

COAST CASINOS, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Director	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Senior Vice President and Director	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Director (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

COAST HOTELS AND CASINOS, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Director	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Senior Vice President and Director	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Director (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

BOYD BILOXI, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Senior Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

BOYD ACQUISITION, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Senior Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

BOYD ACQUISITION I, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Senior Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

BOYD ACQUISITION II, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Senior Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	President and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

DIAMOND JO, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	President and Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Executive Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	Chief Executive Officer and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

DIAMOND JO WORTH, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	President and Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Executive Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	Chief Executive Officer and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

KANSAS STAR CASINO, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	President and Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Executive Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	Chief Executive Officer and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

PENINSULA GAMING, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	President and Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Executive Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	Chief Executive Officer and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

THE OLD EVANGELINE DOWNS, L.L.C.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	President and Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Executive Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	Chief Executive Officer and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of December, 2016.

BELLE OF ORLEANS, L.L.C.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Anthony D. McDuffie, and each of them, as true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	President and Manager	December 20, 2016

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Executive Vice President and Manager	December 20, 2016

/s/ Keith E. Smith Keith E. Smith	Chief Executive Officer and Manager (Principal Executive Officer)	December 20, 2016

/s/ Josh Hirsberg Josh Hirsberg	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2016

EXHIBIT INDEX

Exhibit No.

4.12	Indenture governing the Company’s 6.375% Senior Notes due 2026, dated March 28, 2016, by and among the Company, Guarantors party thereto and Wilmington Trust, National Association, as Trustee.

4.13	Form of 6.375% Senior Notes (included in Exhibit 4.12).

4.15	First Supplemental Indenture, the Company’s 6.375% Senior Notes due 2026, by and among the Company, Guarantors party thereto and Wilmington Trust, National Association, as Trustee, to that certain Indenture date March 28, 2016, by and among the Company, Guarantors party thereto and Wilmington Trust, National Association, as Trustee.

5.1	Opinion of Morrison & Foerster LLP

12.1	Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of the Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on applicable signature pages to this registration statement).

25.1	Statement of Eligibility of Wilmington Trust, National Association, as trustee, on Form T-1.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.